================================================================================




                                CREDIT AGREEMENT



                                     among

                           PENN VIRGINIA CORPORATION

                                      AND

               TEXAS COMMERCE BANK NATIONAL ASSOCIATION, AS AGENT

                                      AND

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                         FIRST NATIONAL BANK OF CHICAGO
                                    AS BANKS

                           Dated as of August 2, 1996





                               CLOSING DOCUMENTS





================================================================================

                              Table of Contents

                              CLOSING BINDER INDEX
                           PENN VIRGINIA CORPORATION
                                CREDIT AGREEMENT
                           DATED AS OF AUGUST 2, 1996



DOCUMENT                                                                                     TAB NO.
--------                                                                                     -------
Credit Agreement dated as of August 2, 1996 [Conformed Copy]  . . . . . . . . . . . . . .       1

Promissory Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
        Texas Commerce Bank National Association  . . . . . . . . . . . . . . . . . . . .       2(a)
        First Union National Bank of North Carolina   . . . . . . . . . . . . . . . . . .       2(b)
        First National Bank of Chicago  . . . . . . . . . . . . . . . . . . . . . . . . .       2(c)

Subsidiary Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3

Officer's Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4

Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5

Regulation U - Purpose Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6

Borrowing Request . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7

Intercreditor Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8

Termination of Credit Agreement and Guaranties  . . . . . . . . . . . . . . . . . . . . .       9

Termination of Line of Credit Agreement . . . . . . . . . . . . . . . . . . . . . . . . .      10

Secretary's Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
        Penn Virginia Corporation   . . . . . . . . . . . . . . . . . . . . . . . . . . .      11(a)
        Penn Virginia Oil & Gas Corporation   . . . . . . . . . . . . . . . . . . . . . .      11(b)
        Penn Virginia Coal Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .      11(c)
        Penn Virginia Resources Corporation   . . . . . . . . . . . . . . . . . . . . . .      11(d)
        Penn Virginia Equities Corporation  . . . . . . . . . . . . . . . . . . . . . . .      11(e)


DOCUMENT                                                                                     TAB NO.
--------                                                                                     -------
Certificates of Existence and Good Standing . . . . . . . . . . . . . . . . . . . . . . .      12
        Penn Virginia Corporation   . . . . . . . . . . . . . . . . . . . . . . . . . . .      12(a)
        Penn Virginia Oil & Gas Corporation   . . . . . . . . . . . . . . . . . . . . . .      12(b)
        Penn Virginia Coal Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .      12(c)

================================================================================





                                CREDIT AGREEMENT


                                     Among


                           PENN VIRGINIA CORPORATION
                                  AS BORROWER


                      PENN VIRGINIA OIL & GAS CORPORATION
                           PENN VIRGINIA COAL COMPANY
                      PENN VIRGINIA RESOURCES CORPORATION
                       PENN VIRGINIA EQUITIES CORPORATION
                            AS SUBSIDIARY GUARANTORS


                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                       THE FIRST NATIONAL BANK OF CHICAGO
                                    AS BANKS


                                      And


                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                    AS AGENT


                           DATED AS OF AUGUST 2, 1996





================================================================================

                               TABLE OF CONTENTS



                                        ARTICLE I

                           DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . . .        1
SECTION 1.1.  Certain Defined Terms   . . . . . . . . . . . . . . . . . . . . . .        1
              ---------------------
SECTION 1.2.  Accounting Terms.   . . . . . . . . . . . . . . . . . . . . . . . .       22
              ----------------
SECTION 1.3.  Interpretation.   . . . . . . . . . . . . . . . . . . . . . . . . .       23
              --------------

                                        ARTICLE II

                                  REVOLVING CREDIT LOANS. . . . . . . . . . . . .       24
SECTION 2.1.  Revolving Credit Loans  . . . . . . . . . . . . . . . . . . . . . .       24
              ----------------------
SECTION 2.2.  Borrowing Procedure for Revolving Credits   . . . . . . . . . . . .       24
              -----------------------------------------
SECTION 2.3.  Issuing the Letters of Credit.  . . . . . . . . . . . . . . . . . .       25
              -----------------------------
SECTION 2.4.  Conversions or Continuation of Borrowings   . . . . . . . . . . . .       28
              -----------------------------------------
SECTION 2.5.  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       29
              ----
SECTION 2.6.  Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30
              -----
SECTION 2.7.  Interest on Revolving Credit Loans and Payment Dates  . . . . . . .       31
              ----------------------------------------------------
SECTION 2.8.  Interest on Overdue Amounts   . . . . . . . . . . . . . . . . . . .       32
              ---------------------------
SECTION 2.9.  Voluntary Termination and Reduction of the Total
              ------------------------------------------------
               Commitment   . . . . . . . . . . . . . . . . . . . . . . . . . . .       32
               ----------
SECTION 2.10. Voluntary Prepayment of Revolving Credit Loans  . . . . . . . . . .       32
              ----------------------------------------------
SECTION 2.11. Mandatory Payments on Revolving Credit Loans  . . . . . . . . . . .       33
              --------------------------------------------
SECTION 2.12. Alternate Rate of Interest  . . . . . . . . . . . . . . . . . . . .       34
              --------------------------
SECTION 2.13. Change in Circumstances   . . . . . . . . . . . . . . . . . . . . .       34
              -----------------------
SECTION 2.14. Change in Legality  . . . . . . . . . . . . . . . . . . . . . . . .       36
              ------------------
SECTION 2.15. Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . .       36
              --------------
SECTION 2.16. Method of Payments Pro Rata Treatment   . . . . . . . . . . . . . .       37
              -------------------------------------
SECTION 2.17. Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       38
              -----
SECTION 2.18. Sharing of Payments and Setoffs   . . . . . . . . . . . . . . . . .       40
              -------------------------------
SECTION 2.19. Limitation on Reimbursement; Mitigation   . . . . . . . . . . . . .       40
              ---------------------------------------
SECTION 2.20. Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . .       41
              ---------------
SECTION 2.21. Mandatory Termination of Total Commitment; Extension
              ----------------------------------------------------
               of Maturity Date   . . . . . . . . . . . . . . . . . . . . . . . .       41
               ----------------
SECTION 2.22. Replacement of Banks  . . . . . . . . . . . . . . . . . . . . . . .       41
              --------------------

                                       ARTICLE III

                                      BORROWING BASE  . . . . . . . . . . . . . .       42
SECTION 3.1.  Borrowing Base Asset Reports  . . . . . . . . . . . . . . . . . . .       42
              ----------------------------
SECTION 3.2.  Determination of Total Borrowing Base.  . . . . . . . . . . . . . .       42
              -------------------------------------
SECTION 3.3.  The Designated Borrowing Base.  . . . . . . . . . . . . . . . . . .       44
              -----------------------------
SECTION 3.4.  Special Determination of Total Borrowing Base.  . . . . . . . . . .       44
              ---------------------------------------------
SECTION 3.5.  Initial Total Borrowing Base; Initial Available Borrowing
              ---------------------------------------------------------
               Base.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       45
               ----

                                        ARTICLE IV

                                   CONDITIONS PRECEDENT . . . . . . . . . . . . .       45
SECTION 4.1.  Conditions Precedent to the Revolving Credit Loans  . . . . . . . .       45
              --------------------------------------------------
SECTION 4.2.  Additional Conditions Precedent   . . . . . . . . . . . . . . . . .       47
              -------------------------------
SECTION 4.3.  General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       48
              -------

                                        ARTICLE V

                              REPRESENTATIONS AND WARRANTIES. . . . . . . . . . .       48
SECTION 5.1.  Organization; Corporate Powers  . . . . . . . . . . . . . . . . . .       48
              ------------------------------
SECTION 5.2.  Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       49
              ---------
SECTION 5.3.  Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . .       49
              ---------------
SECTION 5.4.  No Conflict   . . . . . . . . . . . . . . . . . . . . . . . . . . .       49
              -----------
SECTION 5.5.  Gas Balancing Agreements and Advance Payment
              --------------------------------------------
               Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       50
               ---------
SECTION 5.6.  Borrowing Base Assets   . . . . . . . . . . . . . . . . . . . . . .       50
              ---------------------
SECTION 5.7.  Ownership of Properties Generally   . . . . . . . . . . . . . . . .       51
              ---------------------------------
SECTION 5.8.  No Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . .       51
              -----------
SECTION 5.9.  Financial Position; No Material Adverse Change  . . . . . . . . . .       51
              ----------------------------------------------
SECTION 5.10. Litigation; Adverse Effects   . . . . . . . . . . . . . . . . . . .       52
              ---------------------------
SECTION 5.11. ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       52
              -----
SECTION 5.12. Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . .       52
              ----------------
SECTION 5.13. Environmental Matters   . . . . . . . . . . . . . . . . . . . . . .       52
              ---------------------
SECTION 5.14. Governmental Regulation   . . . . . . . . . . . . . . . . . . . . .       54
              -----------------------
SECTION 5.15. Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       54
              ----------
SECTION 5.16. Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . .       54
              ------------
SECTION 5.17. Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       55
              --------
SECTION 5.18. Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       55
              --------
SECTION 5.19. Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . .       55
              ------------------
SECTION 5.20. Licenses, Permits, Etc  . . . . . . . . . . . . . . . . . . . . . .       55
              ----------------------
SECTION 5.21. Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . .       55
              -----------

                                        ARTICLE VI

                                  AFFIRMATIVE COVENANTS . . . . . . . . . . . . .       55
SECTION 6.1.  Information   . . . . . . . . . . . . . . . . . . . . . . . . . . .       56
              -----------
SECTION 6.2.  Business of the Borrower  . . . . . . . . . . . . . . . . . . . . .       59
              ------------------------
SECTION 6.3.  Corporate Existence   . . . . . . . . . . . . . . . . . . . . . . .       59
              -------------------
SECTION 6.4.  Right of Inspection   . . . . . . . . . . . . . . . . . . . . . . .       59
              -------------------
SECTION 6.5.  Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . .       59
              ------------------------
SECTION 6.6.  Payment of Taxes and Claims   . . . . . . . . . . . . . . . . . . .       59
              ---------------------------
SECTION 6.7.  Compliance with Laws and Documents  . . . . . . . . . . . . . . . .       59
              ----------------------------------
SECTION 6.8.  Operation of Properties and Equipment   . . . . . . . . . . . . . .       60
              -------------------------------------
SECTION 6.9.  Environmental Law Compliance and Indemnity  . . . . . . . . . . . .       60
              ------------------------------------------
SECTION 6.10. ERISA Reporting Requirements  . . . . . . . . . . . . . . . . . . .       61
              ----------------------------
SECTION 6.11. Subsidiary Guaranty   . . . . . . . . . . . . . . . . . . . . . . .       62
              -------------------
SECTION 6.12. Permits, Licenses.  . . . . . . . . . . . . . . . . . . . . . . . .       62
              -----------------

SECTION 6.13. Additional Documents  . . . . . . . . . . . . . . . . . . . . . . .       62
              --------------------
SECTION 6.14. Title Assurances  . . . . . . . . . . . . . . . . . . . . . . . . .       62
              ----------------

                                       ARTICLE VII

                                    NEGATIVE COVENANTS. . . . . . . . . . . . . .       63
SECTION 7.1.  Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       64
              ----
SECTION 7.2.  Restrictions on Distributions   . . . . . . . . . . . . . . . . . .       64
              -----------------------------
SECTION 7.3.  Negative Pledge   . . . . . . . . . . . . . . . . . . . . . . . . .       64
              ---------------
SECTION 7.4.  Consolidation, Mergers and Acquisitions; Fundamental
              ----------------------------------------------------
               Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       65
               -------
SECTION 7.5.  Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . .       65
              -----------
SECTION 7.6.  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . .       66
              ----------------------------
SECTION 7.7.  Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       66
              ----------
SECTION 7.8.  Sales of Assets   . . . . . . . . . . . . . . . . . . . . . . . . .       66
              ---------------
SECTION 7.9.  ERISA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . .       67
              ----------------
SECTION 7.10. Sales and Leasebacks  . . . . . . . . . . . . . . . . . . . . . . .       67
              --------------------
SECTION 7.11. Margin Regulation   . . . . . . . . . . . . . . . . . . . . . . . .       68
              -----------------
SECTION 7.12. Amendment to Organizational Documents   . . . . . . . . . . . . . .       68
              -------------------------------------
SECTION 7.13. Fiscal Year; Fiscal Quarter   . . . . . . . . . . . . . . . . . . .       68
              ---------------------------
SECTION 7.14. Hedge Transactions  . . . . . . . . . . . . . . . . . . . . . . . .       68
              ------------------
SECTION 7.15. Financial Covenants   . . . . . . . . . . . . . . . . . . . . . . .       68
              -------------------

                                       ARTICLE VIII

                                    EVENTS OF DEFAULT . . . . . . . . . . . . . .       69
SECTION 8.1.  Events of Default   . . . . . . . . . . . . . . . . . . . . . . . .       69
              -----------------
SECTION 8.2.  Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       71
              --------
SECTION 8.3.  Right of Setoff   . . . . . . . . . . . . . . . . . . . . . . . . .       72
              ---------------
SECTION 8.4.  Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       72
              ---------

                                        ARTICLE IX

                                        THE AGENT. . . . . . . . . . . . . . . .        73
SECTION 9.1.  Authorization and Action  . . . . . . . . . . . . . . . . . . . . .       73
              ------------------------
SECTION 9.2.  Agent's Reliance; Exculpatory Provisions, Etc   . . . . . . . . . .       73
              ---------------------------------------------
SECTION 9.3.  The Agent in its Individual Capacity and Affiliates   . . . . . . .       74
              ---------------------------------------------------
SECTION 9.4.  Bank Credit Decision  . . . . . . . . . . . . . . . . . . . . . . .       75
              --------------------
SECTION 9.5.  Indemnification and Reimbursement   . . . . . . . . . . . . . . . .       75
              ---------------------------------
SECTION 9.6.  Successor Agent   . . . . . . . . . . . . . . . . . . . . . . . . .       76
              ---------------
SECTION 9.7.  Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . .       76
              -----------------
SECTION 9.8.  Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . .       76
              --------------------

                                        ARTICLE X

                                      MISCELLANEOUS . . . . . . . . . . . . . . .       76
SECTION 10.1.  Amendments and Waivers   . . . . . . . . . . . . . . . . . . . . .       76
               ----------------------
SECTION 10.2.  Notices, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . .       78
               ------------

    SECTION 10.3.  No Waiver; Remedies Cumulative   . . . . . . . . . . . . . . . . .       79
                   ------------------------------
    SECTION 10.4.  Costs, Expenses and Taxes  . . . . . . . . . . . . . . . . . . . .       79
                   -------------------------
    SECTION 10.5.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . .       80
                   -------------
    SECTION 10.6.  Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       80
                   --------
    SECTION 10.7.  Survival of Representations and Warranties   . . . . . . . . . . .       81
                   ------------------------------------------
    SECTION 10.8.  Binding Effect   . . . . . . . . . . . . . . . . . . . . . . . . .       81
                   --------------
    SECTION 10.9.  Successors and Assigns; Participation; Eligible
                   -----------------------------------------------
                     Assignees  . . . . . . . . . . . . . . . . . . . . . . . . . . .       81
                     ---------
    SECTION 10.10. Separability   . . . . . . . . . . . . . . . . . . . . . . . . . .       84
                   ------------
    SECTION 10.11. Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . .       84
                   ---------------
    SECTION 10.12. Marshalling; Recapture   . . . . . . . . . . . . . . . . . . . . .       85
                   ----------------------
    SECTION 10.13. Representation by the Banks  . . . . . . . . . . . . . . . . . . .       85
                   ---------------------------
    SECTION 10.14. No Third Party Beneficiaries   . . . . . . . . . . . . . . . . . .       86
                   ----------------------------
    SECTION 10.15. Execution in Counterparts  . . . . . . . . . . . . . . . . . . . .       86
                   -------------------------
    SECTION 10.16. Jurisdiction; Consent to Service of Process  . . . . . . . . . . .       86
                   -------------------------------------------
    SECTION 10.17. Credit Agreement Governs Conflicts   . . . . . . . . . . . . . . .       86
                   ----------------------------------
    SECTION 10.18. FINAL AGREEMENT OF THE PARTIES   . . . . . . . . . . . . . . . . .       87
                   ------------------------------


SCHEDULES

Schedule 1.1    -      Name and Address of the Banks and Commitment Amounts
Schedule 5.6    -      Description of Coal Assets and Coal Leases
Schedule 5.10   -      Description of Existing Litigation
Schedule 5.11   -      Summary of Existing Benefit Plans
Schedule 5.13   -      Environmental Matters
Schedule 5.16   -      Subsidiaries
Schedule 5.19   -      Description of Material Contracts
Schedule 7.1    -      Description of Existing Debt as of the Effective Date
Schedule 7.5    -      Description of Existing Investments
Schedule 7.6    -      Description of Transactions with Affiliates

EXHIBITS

Exhibit A       -      Form of Borrowing Request
Exhibit B       -      Form of Commitment Transfer Supplement
Exhibit C       -      Form of Letter of Credit Application
Exhibit D       -      Form of Note
Exhibit E       -      Form of Notice of Conversion or Continuation
Exhibit F       -      Form of Subsidiary Guaranty

                                CREDIT AGREEMENT

        CREDIT AGREEMENT dated as of August 2, 1996, among PENN VIRGINIA CORPORATION, a Virginia corporation (the "Borrower"), the Banks (as hereinafter defined), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association ("TCB") acting in its capacity as agent for the Banks (in such capacity, the "Agent").

                             PRELIMINARY STATEMENTS

        WHEREAS, the Borrower and its Subsidiaries (as herein defined) have requested that the Banks make available to the Borrower, on the terms and subject to the conditions stated herein, a revolving credit facility, the proceeds of which will be used (i) to refinance existing indebtedness of the Borrower and its Subsidiaries, (ii) to provide working capital to the Borrower and its Subsidiaries, (iii) to finance capital expenditures and acquisitions of the Borrower and its Subsidiaries and (iv) to provide letters of credit for the account of the Borrower and its Subsidiaries;

        WHEREAS, the Borrower owns, either directly or indirectly, one hundred percent (100%) of the issued and outstanding capital stock of each of Penn Virginia Resources Corporation, a Virginia corporation ("Resources"), Penn Virginia Equities Corporation, a Delaware corporation ("Equities"), Penn Virginia Oil & Gas Corporation, a Virginia corporation ("PVOG") and Penn Virginia Coal Company, a Virginia corporation ("PVCC"); and

        WHEREAS, the Banks are willing, upon and subject to the terms and conditions stated herein, to make such revolving credit facility available to the Borrower and its Subsidiaries.

        NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.1. Certain Defined Terms. As used in this Credit Agreement, the following terms shall have the following meanings:

        "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

        "ABR Loan" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

        "Accommodation Obligation," as applied to the Borrower or any of its Subsidiaries, shall mean any Contractual Obligation, contingent or otherwise, of the Borrower or such Subsidiary of the Borrower with respect to any Indebtedness or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability directly or indirectly guarantied, endorsed (other than endorsements of negotiable instruments for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by the Borrower or such Subsidiary of the Borrower, or in respect of which the Borrower or such Subsidiary of the Borrower is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or any "keep well," "take-or-pay," "throughput" or other similar arrangement or to make payment other than for value received.

        "Advance Payment Contract" shall mean any contract whereby the Borrower or any of its Subsidiaries either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an "Advance Payment") to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Oil and Gas Interests owned by the Borrower or any of its Subsidiaries and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard provisions in any gas sales or purchase contract or any similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

        "Affiliate" shall mean, when used with respect to any Person, each other Person that directly or indirectly controls or is controlled by or is under common control with such Person. As used in this definition, "control" means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and shall include, without limitation, any Person who beneficially owns more than fifty percent (50%) of the equity of the other Person and, as to any general or limited partnership, any general partner thereof.

        "Agent" shall have the meaning assigned to that term in the introduction to this Credit Agreement and shall include any successor agent appointed in accordance with Section 9.6 of this Credit Agreement.

        "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean, as of a particular date, the prime rate of interest per annum most recently announced by the Agent, automatically fluctuating upward or downward with and at the time specified in each such announcement without notice to the Borrower or any other Person; each change in the Prime Rate shall be effective on the date such change is announced; which Prime Rate may not necessarily represent the Agent's lowest or best rate actually charged to a customer; "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York for such day on the next succeeding Business Day or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

        "Applicable Eurodollar Margin" shall mean, with respect to each Eurodollar Borrowing:

        (a) on each day on which the Utilized Percentage of Borrowing Base is less than twenty-five percent (25%), five-eighths of one percent (0.625%) per annum;

        (b) on each day on which the Utilized Percentage of Borrowing Base is equal to or greater than twenty-five percent (25%) but less than fifty percent (50%), three-fourths of one percent (0.75%) per annum;

        (c) on each day of which the Utilized Percentage of Borrowing Base is equal to or greater than fifty percent (50%) but less than seventy-five percent (75%), one percent (1.00%) per annum;

        (d) on each day of which the Utilized Percentage of Borrowing Base is equal to or greater than seventy-five percent (75%), one and one-fourth of one percent (1.25%) per annum.

        "Approved Petroleum Engineer" shall mean Williamson Petroleum Consultants, Inc. or such other reputable firm(s) of independent petroleum engineers as shall be approved by the Majority Banks.

        "Available Borrowing Base" shall mean the Total Borrowing Base minus the Existing Debt.

        "Available Commitment" shall mean at any time, an amount equal to the Available Borrowing Base in effect at that time, or, if the Borrower has notified the Agent of its Designated Borrowing Base pursuant to the provisions of Section 3.3, the Designated Borrowing Base in effect at that time.

        "Bank" shall mean each of the financial institutions whose name appears on the signature pages to this Credit Agreement and the Persons which from time to time become a party hereto in accordance with Section 10.9.

        "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978 as codified under 11 U.S.C. Section 101, et seq.

        "Benefit Plan" shall mean any employee benefit plan subject to Title IV of ERISA maintained by the Borrower or any ERISA Affiliate with respect to which the Borrower or such ERISA Affiliate has a fixed or contingent liability.

        "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

        "Borrower" shall mean Penn Virginia Corporation, a Virginia corporation.

        "Borrowing" shall mean a borrowing comprised of simultaneous Revolving Credit Loans of the same Type made to the Borrower on the same date by the Banks, (or resulting from conversions or continuations on a given date pursuant to Section 2.4), and, in the case of Eurodollar Loans, having the same Eurodollar Interest Period, distributed ratably among the Banks in the manner described in Article II. A Borrowing is an "ABR Borrowing" if the Revolving Credit Loans comprising such Borrowing are ABR Loans, and a "Eurodollar Borrowing" if the Revolving Credit Loans comprising such Borrowing are Eurodollar Loans.

        "Borrowing Base Assets" shall mean, collectively, the (i) Oil and Gas Interests, (ii) Coal Interests, (iii) dividends with respect to the Norfolk Common Stock and (iv) any other property owned by the Borrower or Subsidiary Guarantor (x) which the Borrower has requested that the Banks consider in their determination of the Total Borrowing Base and (y) which the Banks, in their sole discretion, have considered for purposes of determining the Total Borrowing Base (as evidenced by a notice to such effect delivered by the Agent to the Borrower).

        "Borrowing Base Deficiency" shall mean, as of any date, the amount, if any, by which the Utilized Credit on such date exceeds the Available Commitment in effect on such date.

        "Borrowing Base Asset Reports" shall mean the reports required to be delivered to the Banks pursuant to Section 3.1 which shall include the Reserve Report, the Coal Reserve Report and a report setting forth the aggregate amount of all outstanding Consolidated Debt.

        "Borrowing Base Notice" shall mean a written notice sent to the Borrower by the Agent pursuant to Section 3.2 notifying the Borrower of the Total Borrowing Base and the Available Borrowing Base.

        "Borrowing Base Period" shall mean (a) initially, the period from the Effective Date through December 1, 1996; and (b) thereafter, each six month period beginning on June 1 or December 1 of each year.

        "Borrowing Date" shall mean, with respect to each Borrowing, the Business Day upon which the proceeds of such Borrowing are made available to the Borrower by the Banks.

        "Borrowing Request" shall mean, with respect to each Borrowing, a request made pursuant to Section 2.2 which request shall be in the form of Exhibit A.

        "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Texas on which banks are open for business in Houston, Texas and; provided, however, that, when used in connection with a Eurodollar Loan or Eurodollar Borrowing, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the interbank eurodollar market.

        "Capital Lease" shall mean, when used with respect to any Person, any lease in respect of which the obligations of such Person constitute Capitalized Lease Obligations.

        "Capitalized Lease Obligations" shall mean, when used with respect to any Person, without duplication, all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations shall have been or should be, in accordance with GAAP, capitalized on the books of such Person.

        "Cash Equivalents" shall mean, when used in connection with the Borrower or any Subsidiary of the Borrower, such Borrower's or such Subsidiary's Investments in:

             (a) Government Securities due within one year from the date of acquisition thereof;

             (b) Readily marketable direct obligations of any State of the United States or any political subdivision of any such State given on the date of such investment a credit rating of at least A2 by Moody's Investors Service, Inc. or A by S&P, in each case due within one year from the date of acquisition thereof;

             (c) Certificates of deposit issued by, money market deposit accounts with, eurodollar deposits through, bankers' acceptances of, and repurchase and reverse repurchase agreements covering Government Securities executed by a Bank or any other bank doing business in and incorporated under the laws of the United States or any state thereof whose deposits are insured through the FDIC, or any successor thereto, and having (either itself or its holding company) on the date of such Investment combined capital, surplus and undivided profits of at least $400,000,000, or any offshore branch of such bank, in each case maturing within one year from the date of acquisition thereof;

             (d) Certificates of deposit issued by, money market deposit accounts with, eurodollar deposits through, bankers' acceptances of, and repurchase and reverse repurchase agreements covering Government Securities executed by First American Bank, N.A. having an aggregate market value at any one time not in excess of $3,000,000, in each case maturing within one year from the date of acquisition thereof;

             (e) Commercial paper of a Bank or such Bank's holding company or of any other bank or bank holding company given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. and A-1 by S&P, or of corporations doing business in and incorporated under the laws of the United States or any state thereof given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. and A-1 by S&P, in each case, maturing within one year from the date of acquisition thereof; and

             (f) "Money-market mutual funds" investing at least 95% of the mutual fund assets in instruments of the types described in subparagraphs (a) through (e) above.

        "Closing Date" shall mean August 2, 1996.

        "Coal Interests" shall mean any and all rights, estates, titles and interests in the Coal Leases, all royalty interests, net profits interests, carried interests and any and all other interests in coal, whether any of the same be real or personal, now owned or hereafter acquired by the Borrower or its Subsidiaries, directly or indirectly, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of laws, which now or hereafter include all or any part of the foregoing.

        "Coal Leases" shall mean those coal mining leases described on Schedule
5.6 hereto.

        "Coal Reserve Report" shall mean a report in form and substance satisfactory to each Bank, which Coal Reserve Report shall be dated as of the next preceding December 31, and shall (i) review the material coal reserves attributable to the Coal Leases of the Borrower and its Subsidiaries (and showing any material additions to or deletions from the Coal Interests covered by the previous Coal Reserve Report and made by the Borrower and its Subsidiaries since the date of the previous Coal Reserve Report), (ii) set forth the quality of the coal reserves attributable to the Coal Interests covered in said Coal Reserve Report, (iii) contain a reasonably detailed five
(5) year forecast of the rate of production and net income with respect to the coal reserves covered by said Coal Reserve Report as of the date of such Coal Reserve Report, (iv) set forth the current material terms of all Coal Leases with respect to the Coal Interests described in said Coal Reserve Report, (v) contain a status report on all material permits relevant to the Coal Interests described in said Coal Reserve Report, and (vi) set forth the capital expenditure plans of PVCC. Each Coal Reserve Report shall be prepared by personnel of the Borrower and its Subsidiaries, which Coal Reserve Report shall provide the current status of the information set forth in the immediately preceding Coal Reserve Report.

        "Code" shall mean Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

        "Commitment" shall mean, when used with reference to any Bank at the time any determination thereof is to be made, the commitment of such Bank to extend credit to the Borrower by means of Revolving Credit Loans, which subject to Sections 2.9 and 8.2, shall be an amount equal to the amount set forth opposite the name of such Bank under the heading "Amount of Commitment" on
Schedule 1.1 to this Credit Agreement.

        "Commitment Fee Rate" shall have the meaning specified in Section 2.5(a) hereof.

        "Commitment Percentage" shall mean, with respect to each Bank, the percentage determined by dividing its Commitment by the Total Commitment.

        "Commitment Transfer Supplement" shall mean a Commitment Transfer Supplement entered into by a Bank and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit B attached hereto.

        "Communications" shall have the meaning specified in Section 10.2.

        "Consolidated" shall refer to the consolidation of any Person, in accordance with GAAP, with its properly Consolidated Affiliates. Reference to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly Consolidated Affiliates.

        "Consolidated Assets" shall mean, when used with respect to the Borrower and its Subsidiaries, all items which should be classified as assets on the Consolidated financial statements of the Borrower delivered to the Agent pursuant to Section 6.1, all as determined in conformity with GAAP.

        "Consolidated Capitalization" shall mean, when used with respect to the Borrower and its Subsidiaries, an amount equal to the sum of (i) Consolidated Equity plus (ii) Consolidated Funded Debt.

        "Consolidated Cash Flow" shall mean, with respect to the Borrower and its Subsidiaries for a particular period, without duplication, the sum of (i) Consolidated Net Income of such Person during such fiscal period plus (ii) the Borrower's Consolidated depreciation, depletion, amortization and other non-cash items reducing Consolidated Net Income during such period, all determined in accordance with GAAP.

        "Consolidated Debt Service" shall mean, with respect to the Borrower and its Subsidiaries for a particular period, the sum of (i) the Consolidated Interest Expense, including all fees paid with respect to letters of credit, of the Borrower and its Subsidiaries paid during such period by the Borrower and its

Subsidiaries plus (ii) the total scheduled principal payments on Consolidated Funded Debt owing by the Borrower and its Subsidiaries on a Consolidated basis, paid during such period, all as determined in accordance with GAAP.

        "Consolidated EBITDA" shall mean, for a particular period, an amount equal to (a) all amounts which, in accordance with generally accepted accounting principles consistently applied, would be included as Consolidated income from continuing operations of the Borrower and its Subsidiaries on a Consolidated basis before income taxes and extraordinary items, if any, for such period, plus (b) the aggregate amount which, in accordance with generally accepted accounting principles consistently applied, was deducted in determining the Consolidated operating income from continuing operations under clause (a) in respect of depreciation, depletion, amortization and other non-cash items reducing said Consolidated operating income of the Borrower and its Subsidiaries determined on a Consolidated basis for such period.

        "Consolidated Equity" shall mean, with respect to the Borrower and its Subsidiaries, at anytime, the Consolidated Assets of the Borrower less the Consolidated Liabilities of the Borrower.

        "Consolidated Funded Debt" shall mean, without duplication and with respect to the Borrower and its Subsidiaries, at anytime, Debt in any of the following categories:

        (a) Debt of such Person for borrowed money or for the deferred purchase price of property or services;

        (b) Debt of such Person which is evidenced by a note, bond, debenture or similar instrument, but excluding bonds or deposits posted in favor of the United States of America or any state securing reclamation obligations, obligations to plug abandoned wells or seal abandoned mines or obligations to clean up and restore the land on which such wells or mines are located;

        (c)  all obligations of such Person under Capitalized Lease
             Obligations;

        (d) all obligations of such Person in respect of letters of credit and acceptances issued or created for the account of such Person, except letters of credit in favor of the United States of America or any state securing reclamation obligations, obligations to plug abandoned wells or seal abandoned mines or obligations to clean up and restore the land on which such wells or mines are located;

        (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof;

        (f) all obligations to pay production payments and to make capital contributions under joint venture or other similar agreements; and

        (g) all Accommodation Obligations of such Person with respect to Consolidated Funded Debt described in subclauses (a) through (f) above.

        "Consolidated Interest Expense" shall mean, with respect to the Borrower and its Subsidiaries, for any fiscal period, the aggregate of all costs, fees and expenses paid by the Borrower and its

Subsidiaries in such fiscal period for Consolidated Funded Debt, which are classified as interest expense on the Consolidated financial statements of the Borrower and its Subsidiaries, all as determined in conformity with GAAP.

        "Consolidated Liabilities" shall mean, when used with respect to the Borrower and its Subsidiaries, all items which should be classified as liabilities on the Consolidated financial statements of the Borrower delivered to the Agent pursuant to Section 6.1, all as determined in conformity with GAAP.

        "Consolidated Net Income" shall mean, for any period, the net earnings (or loss) after taxes of the Borrower and its Subsidiaries on a Consolidated basis for such period determined in conformity with GAAP.

        "Consolidated Tangible Net Worth" shall mean, with respect to the Borrower and its Subsidiaries, at any time, the Consolidated Equity of the Borrower, at such time, less the Consolidated Intangible Assets of the Borrower at such time. For purposes of this definition, "Intangible Assets" shall mean the amount (to the extent reflected in determining Consolidated Equity) of all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and organization expenses.

        "Contractual Obligation" as applied to any Person, shall mean any provision of any stock or other securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).

        "Credit Agreement" shall mean this Credit Agreement dated as of August 2, 1996, among the Borrower, the Agent and the each of the Banks, as said agreement may be amended, modified, supplemented, and/or extended from time to time.

        "Debt" shall mean, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP. Debt includes, without limiting the foregoing, (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, (including Environmental Liabilities or liabilities to the PBGC), (b) all obligations of such Person under Capitalized Lease Obligations, (c) all obligations of such Person in respect of letters of credit and acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all Accommodation Obligations of such Person, (f) all obligations to pay production payments and to make capital contributions under joint venture or other similar agreements,
(g) all net payments or amounts owing by such Person in respect of Hedge Transactions, interest rate protection agreements, foreign currency exchange agreements, commodity swap agreements or other interest, exchange rate or commodity hedging arrangements, and (h) liabilities in respect of Unfunded Vested Liabilities. The Debt of a Person shall include the Debt of any partnership or joint venture in which such Person is a general or venture partner. The Debt of a Person shall not include (i) trade payables and expense accruals incurred or assumed in the ordinary course of such Person's business, provided such payables have not remained unpaid for a period of ninety (90) days after the same became due unless such Person is diligently contesting same in good faith or (ii) bonds, letters of credit or deposits posted in favor of the United States of America or any state securing reclamation obligations, obligations to plug abandoned wells or seal abandoned mines or obligations to clean up and restore the land on which such wells or mines are located.

        "Debtor Relief Laws" shall mean the Bankruptcy Code and all other applicable dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

        "Default" shall mean any Event of Default and the occurrence of any event or condition which would with the giving of any requisite Default Notice and/or the passage of time or both constitute an Event of Default.

        "Default Rate" shall mean the interest rate described in Section 2.8.

        "Designated Borrowing Base" shall have the meaning assigned to that term in Section 3.3.

        "Determination Date" shall mean (a) each December 1 and June 1, and (b) with respect to any Special Determination, the first day of the first month which is not less than twenty (20) Domestic Business Days following the date of a request for a Special Determination.

        "Distribution" shall mean any dividend payable in cash or property with respect to any shares of capital stock of the Borrower or any Subsidiary of the Borrower (other than dividends payable in shares of the same class of common, preferred or other capital stock as the shares upon which the dividend is being paid), any other distribution made with respect to any shares of capital stock of the Borrower or any Subsidiary of the Borrower, or any purchase, redemption or retirement of, or other payment with respect to, or sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of capital stock of the Borrower or and Subsidiary of the Borrower.

        "Dollars" and the symbol "$" shall mean the lawful currency of the United States.

        "Effective Date" shall mean the date on which all of the conditions precedent to the making of the Revolving Credit Loans set forth in Section 4.1 are first satisfied or waived by the Banks and the initial Revolving Credit Loans are made.

        "Eligible Assignee" shall mean any of (i) a Bank or any Affiliate of a Bank; (ii) a commercial bank organized under the laws of the United States, or any state thereof having total assets in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country having total assets in excess of $1,000,000,000, provided that such bank is acting through its main office or a branch or agency located in the country in which it is organized or another country which is also a member of the OECD having total assets in excess of $1,000,000,000; (iv) the central bank of any country which is a member of the OECD or (v) a finance company, insurance company or other financial institution or fund having total assets in excess of $1,000,000,000, provided that a holder, either directly or indirectly, of capital stock or of any right to acquire capital stock of the Borrower or any Affiliate of the Borrower shall not be an Eligible Assignee.

        "Environmental Laws": any applicable federal, state, or local statute, law, rule, regulation, ordinance, code, permit, consent, approval, license, written policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, injunction, consent decree or judgment, or other authorization or requirement whenever promulgated, issued or modified, including the requirement to register underground storage tanks, well plugging and abandonment requirements, and oil and gas waste disposal requirements relating to:

             (i) emissions, discharges, spills, migration, movement, releases or threatened releases of pollutants, contaminants, Hazardous Materials, or hazardous or toxic materials or wastes into or onto soil, land, ambient air, surface water, ground water, watercourses, publicly owned treatment works, drains, sewer systems, wetlands or septic systems;

             (ii) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Materials or hazardous and/or toxic wastes, material, products or by-products containing Hazardous Materials (or of equipment or apparatus containing Hazardous Materials); or

             (iii) otherwise relating to pollution or the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as amended, the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., as amended, the Clean Water Act, 33 U.S.C. Sections 1251 et seq., as amended, the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., as amended,; the Clean Air Act, 42 U.S.C. Sections 7401 et seq., as amended, the federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended, the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq., as amended, the Atomic Energy Act, 42 U.S.C. Sections 2011 et seq., as amended, the Natural Gas Pipeline Safety Act of 1968, 49 U.S.C. Section 1671 et seq., as amended, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq., as amended, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq., as amended, and all comparable statutes of the States of Kentucky, Pennsylvania, Tennessee, Virginia and West Virginia, and all comparable local governmental regulations in such states, and other environmental, conservation or protection laws in effect in any jurisdiction where any real Property of the Borrower or any Subsidiary of the Borrower is located.

        "Environmental Liabilities": with respect to any Person, any and all liabilities, responsibilities, losses, sums paid in settlement of claims, obligations, charges, actions (formal or informal), claims (including, without limitation, claims for personal injury or for real or personal property damage), liens, administrative proceedings, damages (including, without limitation, loss or damage resulting from the occurrence of an Event of Default), punitive damages, consequential damages, treble damages, penalties, fines, monetary sanctions, interest, court costs, response and remediation costs, stabilization costs, encapsulation costs, treatment, storage, or disposal costs, groundwater monitoring or environmental sampling costs, other causes of action and any other costs and expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees, costs of investigation and feasibility studies and disbursements in connection with any investigative, administrative or judicial proceeding), whether direct or indirect, known or unknown, absolute or contingent, past, present or future arising under, pursuant to or in connection with any Environmental Law, or any other binding obligation of such Person requiring abatement of pollution or protection of human health and the environment.

        "Environmental Lien": a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Hazardous Substance into the environment.

        "Equities" shall mean Penn Virginia Equities Corporation, a Delaware corporation and a wholly owned Subsidiary of the Borrower.

        "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

        "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower or (iv) other Person required to be aggregated with the Borrower or an ERISA Affiliate thereof, as defined above, pursuant to Section 414(o) of the Code.

        "Eurocurrency Liabilities" shall have the meaning assigned to that term in Regulation D.

        "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

        "Eurodollar Interest Period" shall mean, with respect to each Eurodollar Borrowing, a period of one, two, three or six months, as specified in the Borrowing Request submitted pursuant to Section 2.2 with respect thereto, beginning on and including the date specified in such Borrowing Request (which must be a Business Day) and ending on the date which corresponds numerically to such beginning date one, two, three or six months thereafter (or if such month has no numerically corresponding date, on the last Business Day of such month); provided that each Eurodollar Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Eurodollar Interest Period shall end on the Business Day next preceding such numerically corresponding day. No Eurodollar Interest Period may be elected which would end after the Maturity Date.

        "Eurodollar Loan" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Article II.

        "Eurodollar Rate" shall mean, with respect to each Eurodollar Loan comprising part of a Eurodollar Borrowing and with respect to the related Eurodollar Interest Period, the rate of interest per annum (rounded upward to the nearest 1/16 of one percent) determined pursuant to the following formula:

                                         Eurodollar (Unadjusted)
                                 ------------------------------------
        Eurodollar Rate     =    1.00 - Eurodollar Reserve Percentage

        "Eurodollar Reserve Percentage" of any Bank with respect to any Eurodollar Interest Period for any Eurodollar Loan of such Bank shall mean, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System and then applicable to assets or liabilities consisting of and including Eurocurrency Liabilities having a term approximately equal or comparable to such Eurodollar Interest Period.

        "Eurodollar (Unadjusted)" shall mean, with respect to each day during each Eurodollar Interest Period pertaining to each Eurodollar Loan comprising a Eurodollar Borrowing, the rate per annum equal to the rate at which TCB is offered Dollar deposits at or about 11:00 A.M., Houston, Texas time, two Business Days prior to the beginning of such Eurodollar Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Eurodollar Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Borrowing to be outstanding during such Eurodollar Interest Period.

        "Event of Default" shall have the meaning specified in Section 8.1.

        "Existing Debt" shall mean, at the time of determination, the aggregate principal then outstanding on Consolidated Funded Debt described in
Schedule 7.1(a) or permitted pursuant to the terms of Subclauses (h) and/or (i) of Section 7.1.

        "Existing First Union Agreement" shall mean that certain Loan and Agency Agreement dated as of February 3, 1995, among the Borrower, First Union National Bank, formerly known as First Fidelity Bank, N.A., Corestates Bank, N.A. and First Union National Bank of Virginia (the "Existing Lenders") and First Union National Bank as agent for the benefit of the Existing Lenders.

        "Existing Litigation" shall mean all actions, suits, proceedings, governmental investigations or arbitrations disclosed in Schedule 5.10 hereto.

        "Existing Plans" shall have the meaning specified in Section 7.9.

        "FDIC" shall mean the Federal Deposit Insurance Corporation (or any successor).

        "Federal Funds Effective Rate" shall have the meaning specified in the definition of the term "Alternate Base Rate".

        "Fiscal Quarter" shall mean a three-month period ending on the last day of December, March, June or September of any year.

        "Fiscal Year" shall mean a twelve-month period ending on December 31 of any year.

        "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are consistent with those applied in the preparation of the financial statements of the Borrower referred to in Section 5.9(a).

        "Gas Balancing Agreement" shall mean any agreement or arrangement whereby any Person having an interest in any Hydrocarbons to be produced from the Oil and Gas Interests of the Borrower and its Subsidiaries has a right to take more than its proportionate share of production therefrom.

        "Government Securities" shall mean readily marketable direct full faith and credit obligations of the United States or obligations unconditionally guaranteed by the full faith and credit of the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States).

        "Governmental Approval" shall mean any authorization, consent, approval, license, lease, ruling, permit, certification, exemption, filing for, or registration by or with any Governmental Authority required by the Borrower or any Subsidiary of the Borrower in connection with (i) the execution, delivery and performance of the Loan Documents by any of such Persons and the borrowing of any funds under this Credit Agreement, (ii) the validity or enforceability of the Loan Documents and the exercise by the Agent or any Bank of its rights and remedies thereunder, and/or (iii) the acquisition, maintenance, ownership and operation of the Borrowing Base Assets.

        "Governmental Authority" shall mean any nation or government, any federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Hazardous Substances" shall mean (1) hazardous materials, hazardous wastes, and hazardous substances including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table, 49 C.F.R.. Section 172.101, as amended, or listed by the federal Environmental Protection Agency as hazardous substances under or pursuant to 40 C.F.R. Part 302, as amended, or substances, materials, contaminants or wastes which are or become regulated under any Environmental Law, including without limitation, those substances, materials, contaminants or wastes as defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended; the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended, the federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended, the Occupational Safety and Health Act, 2 U.S.C. Section 651 et seq., as amended, the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., as amended and the Natural Gas Pipeline Safety Act of 1968, 49 U.S.C.
Section 1671 et seq., as amended; (2) all substances, materials, contaminants or wastes listed in all comparable statutes of the States of Kentucky, Pennsylvania, Tennessee, Virginia and West Virginia and in comparable local Requirements of Law in such states; (3) acid gas, sour water streams or sour water vapor streams containing hydrogen sulfide or other forms of sulphur, sodium hydrosulfide and ammonia; (4) Hydrocarbons; (5) natural gas, synthetic gas, and any mixtures thereof; (6) asbestos and/or any material which contains 1% or more, by weight, of any hydrated mineral silicate, including but not limited to chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (7) PCB's, or PCB containing materials or fluids; (8) radon; (9) naturally occurring radioactive material, radioactive substances or waste; (10) salt water and other oil and gas wastes and (11) any other hazardous or noxious substance, material, pollutant, emission, or solid, liquid or gaseous waste.

        "Hedge Transaction" shall mean a transaction pursuant to which the Borrower or any of its Subsidiaries fix the price to be received by them for future production of Hydrocarbons, including price swap agreements under which the Borrower or its Subsidiaries agree to pay a price for a specified amount of Hydrocarbons determined by reference to a recognized market on a specified future date and the contracting party agrees to pay the Borrower or its Subsidiaries a fixed price for the same or similar amount of Hydrocarbons.

        "Highest Lawful Rate" shall mean, as of a particular date and as to any Bank, the maximum nonusurious interest rate that may under applicable law then be contracted for, charged or received by such Bank in connection with its Revolving Credit Loans.

        "Hostile Acquisition" shall mean any transaction in which the Borrower or its Subsidiaries, directly or indirectly, purchases or offers to purchase or acquire, in any transaction or series of transactions, an aggregate of 5% or more of the equity securities or controlling interest of any Person, for any type of consideration, without the prior written consent of such Person or such Person's Board of Directors or controlling body.

        "Hydrocarbons" shall mean oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquified petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulphur and all other minerals.

        "Immaterial Oil and Gas Interests" shall have the meaning assigned to that term in Section 5.6 hereof.

        "Initial Borrowing Base Asset Reports" shall mean (i) the Reserve Report covering the Oil and Gas Interests of the Borrower and its Subsidiaries prepared as of December 31, 1995, by the Approved Petroleum Engineer, and (ii) the Coal Reserve Report covering the Coal Interests of the Borrower and its Subsidiaries prepared as of December 31, 1995, by the personnel of the Borrower and its Subsidiaries, complete and correct copies of which have been furnished by the Borrower to the Banks.

        "Initial Financial Statements" shall mean (i) the audited annual Consolidated financial statements of the Borrower and its Consolidated Subsidiaries dated as of December 31, 1995 and (ii) the quarterly Consolidated financial statement of the Borrower and its Subsidiaries dated as of March 31, 1996, copies of which Initial Financial Statements have heretofore been delivered by the Borrower to the Banks.

        "Interest Payment Date" shall mean any date interest is due pursuant to the provisions of Section 2.7(b) hereof.

        "Investment" shall mean, as applied to the Borrower or a Subsidiary of the Borrower, any direct or indirect purchase or other acquisition by the Borrower or such Subsidiary of stock, partnership interest or other equity interest, or of a beneficial interest therein, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by the Borrower or such Subsidiary to any other Person, including all Debt and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to the Borrower or such Subsidiary in the ordinary course of business. The amount of any Investment shall be determined in conformity with GAAP.

        "IRS" shall mean the Internal Revenue Service or any successor agency.

        "Issuing Bank" shall mean TCB.

        "Lending Office" shall mean, with respect to each Bank, the branch or branches (or Affiliate or Affiliates) from which such Bank's Eurodollar Loans or ABR Loans, as the case may be, are made or maintained and for the account of which payments of principal of, and interest on, such Bank's Eurodollar Loans or ABR Loans are made.

        "Letter of Credit" shall mean a Standby Letter of Credit requested to be issued under the Letter of Credit Commitment.

        "Letter of Credit Application" shall mean the application to the Issuing Bank by the Borrower for the issuance of a Standby Letter of Credit in substantially the form of Exhibit C hereto.

        "Letter of Credit Commitment" shall mean with respect to each Bank, the lesser of (a) such Bank's Commitment Percentage of $5,000,000 and (b) such Bank's Commitment.

        "Letter of Credit Exposure" of any Bank shall mean such Bank's aggregate participation in the unfunded portion of Letters of Credit outstanding at any time.

        "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, production payment, deposit, lien, charge, pledge, security interest, claim or encumbrance of any kind (whether voluntary or involuntary, affirmative or negative, and whether imposed or created by operation of law or otherwise) upon such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities but excluding
(i) any right of offset which arises without agreement in the ordinary course of business and (ii) any option, call or similar right of the issuer or a third party with respect to the securities issued by Westmoreland Coal Company and Westmoreland Resources, Inc. beneficially owned by the Borrower or its Subsidiaries.

        "Loan Documents" shall mean this Credit Agreement, each of the Notes, the Subsidiary Guaranty, the Letters of Credit, the Letter of Credit Applications and reimbursement agreements executed in connection therewith, each Compliance Certificate, each Notice of Conversion or Continuance, each Borrowing Request, all Reserve Reports, all Borrowing Base Asset Reports, all legal opinions and when executed and delivered by the parties thereto, all other agreements, certificates, instruments and documents executed in connection with the Credit Agreement, as the same may be amended, modified, supplemented or extended from time to time.

        "Loan(s)" shall mean all Revolving Credit Loans.

        "Majority Banks" shall mean those Banks holding more than 66-2/3% of the Utilized Credit, or, if no Utilized Credit is outstanding, at least 66-2/3% of the Total Commitment.

        "Margin Stock" shall have the meaning given to such term under Regulation U.

        "Material Adverse Effect" shall mean (a) a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) material impairment of the ability of the Borrower or any of its Subsidiaries to perform timely any of its respective Obligations under any Loan Document to which it is or will be a party, or (c) material impairment of the rights of or benefits available to the Banks under any Loan Document.

        "Material Contract" shall mean any contract, agreement or instrument to which the Borrower or any of its Subsidiaries is a party (i) which calls for payments to or from the Borrower or any Subsidiary of the Borrower of an amount in excess of $1,000,000 during any twelve month period or (ii) pursuant to which the Borrower or any Subsidiary of the Borrower acquires any right to an interest in real or personal property or a right to obtain services if the Borrower or such Subsidiary's inability to obtain any such right could reasonably be expected to result in a Material Adverse Effect.

        "Maturity Date" shall mean August 2, 2000, or the earlier date of termination in whole of the Commitments or as extended pursuant to the provisions contained in Section 2.21 hereof.

        "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five (5) plan years made or accrued an obligation to make contributions.

        "Norfolk Common Stock" shall mean the common stock of the Norfolk Southern Corporation, par value of $1.00.

        "Notes" shall mean the promissory notes of the Borrower dated the Effective Date payable to the order of each Bank, substantially in the form of Exhibit D.

        "Notice of Conversion or Continuation" shall mean a Notice of Conversion or Continuation in the form of Exhibit E signed by a Responsible Officer of the Borrower.

        "Obligations" shall mean all obligations, liabilities and indebtedness of every nature of the Borrower and its Subsidiaries from time to time owing to any Bank under any Loan Document to which the Borrower or such Subsidiary is a party, including, without limitation, (a) the due and punctual payment of (x) the principal of and interest on the Revolving Credit Loans, Letters of Credit and reimbursement obligations under Letter of Credit Applications, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, including, to the extent permitted by applicable law, interest that accrues after the commencement of any proceeding by or against the Borrower or any of its Subsidiaries under the Bankruptcy Code and all other applicable Debtor Relief Laws and (y) all other monetary obligations of the Borrower and its Subsidiaries to any Bank under this Credit Agreement and each of the other Loan Documents to which the Borrower or such Subsidiary is a party, including any and all fees, costs, expenses and indemnities and (b) the due and punctual performance of all other obligations of the Borrower and its Subsidiaries under this Credit Agreement and each other Loan Document to which the Borrower or such Subsidiary is a party. "Obligation" means any part of the Obligations.

        "Oil and Gas Interests" shall mean any and all rights, estates, titles and interests in any oil and gas wells, oil, gas, sulphur and other mineral leaseholds and fee interests, all overriding royalty interests, mineral interests, royalty interests, net profits interests, oil payments, production payments, carried interests and any and all other interests in Hydrocarbons, whether any of the same be real or personal, now owned or hereafter acquired by the Borrower or its Subsidiaries, directly or indirectly together with rights, titles and interests created by or arising under the terms of any unitization, communitization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of laws, which now or hereafter include all or any part of the foregoing.

        "Opinion of the Borrower's Counsel" shall mean the favorable written legal opinion of Dechert Price & Rhoads, legal counsel to the Borrower and its Subsidiaries, dated as of the Closing Date, and in form and substance satisfactory to the Agent.

        "Participants" shall have the meaning assigned to that term in Section
10.9 hereof.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

        "Permitted Liens" shall mean with respect to the Borrower or any Subsidiary of the Borrower:

        (a)  Liens (if any) securing the Notes in favor of the Banks;

        (b) Inchoate Liens incident to construction or maintenance of real property or with respect to the conduct of the Borrower's business with respect to the Coal Interests and the Oil and Gas Interests, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for which adequate reserves with respect thereto are maintained on its books in accordance with GAAP and which are being diligently contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture prior to judgment;

        (c) Liens for taxes and assessments on real property which are not yet past due, or Liens for taxes and assessments on real property for which adequate reserves with respect thereto are maintained on its books in accordance with GAAP and which taxes and assessments are being diligently contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture prior to judgment;

        (d) Imperfections and irregularities in title to any property which in the aggregate do not materially impair the marketability or use of such property for the purposes for which it is or may reasonably be expected to be held;

        (e) Easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting real property which in the aggregate do not materially burden or impair the marketability or use of such real property for the purposes for which it is or may reasonably be expected to be held;

        (f) Non-consensual Liens imposed by Law, including carrier's, mechanics', landlord's, warehousemen's or other similar Liens, other than those described in clauses (b) or (c) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being diligently contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves with respect thereto are maintained on its books in accordance with GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture prior to judgment;

        (g) Liens consisting of pledges or deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

        (h) Liens consisting of deposits of property to secure the performance of bids, trade contracts (other than for Debt), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

        (i) Lease burdens payable to third parties which are either (i) deducted in the calculation of discounted present value of the Oil and Gas Interests covered in the Reserve Reports including, without limitation, any royalty, overriding royalty, net profit interests, production payment, carried interest or reversionary working interest which has been disclosed to the Agent in writing, or (ii) which burden properties which are not included in the Reserve Reports or the Coal Reserve Reports;

        (j) Liens arising under operating, pooling or unitization agreements of a scope and nature customary in the oil and gas industry;

        (k) Liens arising under, in connection with or related to farm-out, farm-in, joint operating or area of mutual interest agreements or other similar or customary arrangements, agreements or interests, incurred in the ordinary course of business and to the extent such Liens are limited in recourse to (x) the properties subject to such interests or agreements, (y) the Hydrocarbons produced from such properties and (z) the proceeds of such Hydrocarbons;

        (l) Purchase money Liens upon or in any property acquired by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the deferred portion of the purchase price of such property or any indebtedness incurred to finance the acquisition of such property provided, however, that (i) no such Lien shall be extended to cover property other than the property being acquired (ii) the Debt secured thereby is permitted pursuant to Section 7.1(h);

        (m) All other non-consensual Liens arising in the ordinary course of the Borrower's or such Subsidiaries' business or incidental to the ownership of their properties;

provided that no Permitted Lien referred to above shall (i) secure any Debt except for Debt permitted pursuant to subparagraphs (a), (e) or (h) of Section
7.1 hereof or (ii) in the aggregate materially detract from the marketability of the material Borrowing Base Assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary.

        "Person" shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

        "Prime Rate" shall have the meaning specified in the definition of the term "Alternate Base Rate."

        "Proved Developed Behind Pipe Hydrocarbon Reserves" shall mean Proved Hydrocarbon Reserves which are recoverable from zones behind casing in existing wells, which will require additional completion work or a future recompletion prior to the start of production.

        "Proved Developed Non-Producing Hydrocarbon Reserves" shall mean the summation of Proved Developed Behind Pipe Hydrocarbon Reserves and Proved Developed Shut-in Hydrocarbon Reserves.

        "Proved Developed Producing Hydrocarbon Reserves" shall mean those Proved Hydrocarbon

Reserves which are recoverable from completion intervals currently open and producing to market. Improved recovery reserves are considered to be producing only after an improved recovery project has been installed and is in operation.

        "Proved Developed Shut-in Hydrocarbon Reserves" shall mean Proved Hydrocarbon Reserves that are recoverable from completion intervals open as of the date of estimation, but which are not producing as of such date.

        "Proved Hydrocarbon Reserves" shall mean those recoverable Hydrocarbons which have been proved to a high degree of certainty by reason of existing production, adequate testing, or in certain cases by adequate core data and other engineering and geologic information on zones which are present in existing wells or in known reservoirs. Reserves that can be produced economically through the application of established improved recovery techniques are included in the proved classification when (a) successful testing by a pilot project or the operation of any installed program in that reservoir or one in the immediate area with similar rock and fluid properties provides support for the engineering analysis on which the project or program was based, and (b) it is reasonably certain the project will proceed. Reserves to be recovered by improved recovery techniques that have yet to be established through repeated economically successful applications are included in the proved category only after successful testing by a pilot project or after the operation of an installed program in the reservoir provides support for the engineering analysis on which the project or program was based. Improved recovery includes all methods for supplement natural reservoir including (1) pressure maintenance, (2) cycling and (3) secondary recovery in its original sense. Improved recovery also includes the enhanced recovery methods of thermal, chemical flooding, and the use of miscible and immiscible displacement fluids.

        "Proved Reserves" shall mean the meaning assigned to that term in the definition of "Reserve Report".

        "Proved Undeveloped Hydrocarbon Reserves" shall mean Proved Hydrocarbon Reserves that are recoverable (i) by new wells on undrilled acreage, (ii) by replacement wells on previously drilled and producing acreage or (iii) from existing wells where a relatively large expenditure is required for recompletion and from acreage where the application of an improved recovery technique is planned and the costs required to place the project in operation are relatively large. Proved Undeveloped Hydrocarbon Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved Hydrocarbon Reserves for other undrilled units are Proved Undeveloped Hydrocarbon Reserves only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

        "PVCC" shall mean Penn Virginia Coal Company, a Virginia corporation and a wholly owned Subsidiary of the Borrower.

        "PVOG" shall mean Penn Virginia Oil & Gas Corporation, a Virginia corporation and a wholly owned Subsidiary of the Borrower.

        "Register" shall have the meaning specified in Section 10.9(f) hereof.

        "Regulation D" shall mean Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Regulation G" shall mean Regulation G of the Board (respecting margin credit extended by Persons other than banks, brokers and dealers), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Regulation U" shall mean Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Regulation X" shall mean Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Release" shall mean any release, spill, emission, leak, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Substance into the environment or into or out of any real property of the Borrower or any Subsidiary of the Borrower, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater and/or land in violation of Environmental Laws.

        "Remedial Action" shall mean actions required by a Governmental Agency to (i) clean up, remove, treat or in any other way address Hazardous Substances in the environment, (ii) prevent the Release or threat of Release or minimize the further Release of Hazardous Substances so they do not migrate or endanger or threaten to endanger public health or welfare or the environment or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

        "Reportable Event" shall mean any of the events described in Section 4043 or Section 4068(f) of ERISA for which the thirty (30) day notice requirement of 29 C.F.R. Section 2615.3 has not been waived.

        "Requirements of Law" shall mean any federal, state or local law, rule or regulation, permit or other binding determination of any Governmental Authority applicable to the Borrower or any of its Subsidiaries or any of their respective properties or assets.

        "Reserve Report" shall mean a report in form and substance satisfactory to each Bank, which Reserve Report shall be dated as of the next preceding December 31 or June 30, as the case may be, and shall review at least 80% of the Proved Reserves attributable to the Oil and Gas Interests of the Borrower and its Subsidiaries (and showing any material additions to or deletions from the Oil and Gas Interests covered by the previous Reserve Report made by the Borrower and its Subsidiaries since the date of the previous Reserve Report), shall set forth the Proved Developed Producing Hydrocarbon Reserves, Proved Developed Behind Pipe Hydrocarbon Reserves, Proved Developed Shut-In Hydrocarbon Reserves and Proved Undeveloped Hydrocarbon Reserves (the "Proved Reserves") attributable to the Oil and Gas Interests and a projection of the rate of production and net income with respect to the Proved Reserves as of the date of such Reserve Report, all in accordance with the guidelines published by the Securities and Exchange Commission. Each Reserve Report to be submitted prior to March 31 in each such year shall be prepared by the Approved Petroleum Engineer. The Majority Banks shall have the right to approve of the composition of the Oil and Gas Interests covered in the Reserve Report to be prepared by the Approved Petroleum Engineer. Each Reserve Report to be submitted prior to October 1 in each year may be limited to information prepared by personnel of the Borrower or its Subsidiaries, which Reserve Report shall provide the current status of the information set forth in the immediately preceding Reserve Report.

        "Responsible Officer" shall mean, as to any Person, its Chairman, Vice-Chairman, President, Executive Vice President(s), Senior Vice President(s) or Vice President duly authorized to act on behalf of such Person.

        "Resources" shall mean Penn Virginia Resources, a Virginia corporation and a wholly owned Subsidiary of the Borrower.

        "Revolving Credit Loan(s)" shall have the meaning provided in Section 2.1(a).

        "S&P" shall mean Standard & Poor's Corporation.

        "Special Determination" means any determination of the Borrowing Base pursuant to Section 3.4.

        "Standby Letter of Credit" shall mean a Letter of Credit which represents an obligation to the beneficiary on the part of the Issuing Bank (a) to repay money borrowed by or advanced to or for the account of the Borrower or any of its Subsidiaries or (b) to make payment on account of any indebtedness undertaken by the Borrower or any of its Subsidiaries or (c) to make payment on account of any default by the Borrower or any of its Subsidiaries in the performance of an obligation.

        "Subsidiary" shall mean as of any date of determination and with respect to any Person, any corporation, partnership, joint venture or other entity whether now existing or hereafter organized or acquired of which the securities, partnership units or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions (including that of a general or venture partner) are at the time directly or indirectly owned by such Person and/or one or more Subsidiaries of such Person.

        "Subsidiary Guarantors" shall mean Resources, Equities, PVCC, PVOG and any such other Person who has guaranteed some or all of the Obligations and who has been accepted by the Banks as a Subsidiary Guarantor, including any Subsidiary of the Borrower which now or hereafter executes and delivers an Instrument of Joinder of the Subsidiary Guaranty in the form of Exhibit C to the Subsidiary Guaranty pursuant to the provisions of Section 6.11.

        "Subsidiary Guaranty" shall mean the guaranty of the Obligations executed by each Subsidiary of the Borrower in favor of the Agent for the benefit of the Banks to secure the Obligations substantially in the form of Exhibit F, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

        "Swing Loans" shall have the meaning assigned to such term in Section 7.1(g).

        "TCB" shall mean Texas Commerce Bank National Association, a national banking association.

        "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan (other than a "reportable event" that is not subject to the provision for 30 days notice to the PBGC); (ii) the withdrawal of the Borrower from a Benefit Plan during a plan year in which the Borrower was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on the Borrower under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the occurrence of an event described in Section 4068(f) of ERISA with respect to a Benefit Plan.

        "Total Borrowing Base" shall mean, at the particular time in question, the amount determined by the Agent and the Majority Banks in accordance with the provisions of Article III, provided, however, that in no event shall the Total Borrowing Base exceed the Total Commitment.

        "Total Commitment" shall mean $50,000,000 as the same may be reduced from time to time pursuant to Section 2.9.

        "Type," when used in respect to any Revolving Credit Loan or Borrowing, refers to the Rate by reference to which interest on such Revolving Credit Loan or on the Revolving Credit Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Eurodollar Rate and the Alternate Base Rate.

        "Unavailable Commitment" shall have the meaning specified in Section 2.5(d) hereof.

        "Unavailable Fee Rate" shall have the meaning specified in Section 2.5(d) hereof.

        "Unfunded Vested Liabilities" shall mean, with respect to any Benefit Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds (ii) the fair market value of all Benefit Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Benefit Plan, but only to the extent that such excess represents a potential liability of an ERISA Affiliate to the PBGC or such Benefit Plan under Title IV of ERISA.

        "United States" and "U.S." each shall mean United States of America.

        "Unused Availability" shall mean at any time, an amount equal to the Available Commitment in effect at that time, minus the Utilized Credit.

        "Utilized Credit" shall mean, at any time, without duplication, the sum of (i) the aggregate principal amount then outstanding on Revolving Credit Loans, (ii) the aggregate principal amount then outstanding on Swing Loans, plus (iii) the aggregate Letter of Credit Exposure, plus (iv) the aggregate amount of payment theretofore made by the Issuing Bank in respect to Letters of Credit and not theretofore reimbursed by the Borrower to the Issuing Bank or deemed a Revolving Credit Loan pursuant to Section 2.3(d).

        "Utilized Percentage of Borrowing Base" shall mean on any date an amount equal to (i) the Utilized Credit on such day minus the aggregate principal amount then outstanding on Swing Loans divided by (ii) the Available Borrowing Base on such day.

        "Withholding Taxes" shall have the meaning provided in Section 2.17(a).

        SECTION 1.2. Accounting Terms. All terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VII, such terms shall be construed in accordance with GAAP as in effect on the date of this Credit Agreement, applied on a basis consistent with the application used in the audited financial statements referred to in Section 5.9(a).

        SECTION 1.3.  Interpretation.

        (a) In this Credit Agreement, unless a clear contrary intention appears:

             (i) the singular number includes the plural number and vice versa;

             (ii)  reference to any gender includes each other gender;

             (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Credit Agreement as a whole and not to any particular Article, Section or other subdivision;

             (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Credit Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause
             (iv) is intended to authorize any assignment not otherwise permitted by this Credit Agreement;

             (v) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note includes any Note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

             (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

             (vii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

             (viii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding;" and

             (ix) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

        (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction of this Credit Agreement.

        (c) No provision of this Credit Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                   ARTICLE II

                             REVOLVING CREDIT LOANS

        SECTION 2.1. Revolving Credit Loans. (a) Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the other Loan Documents, each Bank agrees, severally and not jointly, to make its Commitment Percentage of loans to the Borrower (collectively, the "Revolving Credit Loans"), at any time and from time to time on and after the Effective Date and up to, but excluding, the Maturity Date, provided, a Bank's Commitment Percentage of the aggregate amount of the Utilized Credit at any one time shall not exceed such Bank's Commitment and provided, further, that the aggregate amount of the Utilized Credit shall at no time exceed the Available Commitment. Except as otherwise provided in this Credit Agreement, the Revolving Credit Loans shall mature and be due and payable in full on the Maturity Date. Subject to the terms and provisions hereof, the Borrower may borrow, repay and reborrow hereunder. Each Borrowing shall be made in accordance with the procedures set forth in Section 2.2 and shall be in an aggregate principal amount (x) in the case of an ABR Borrowing, $500,000 or a whole multiple of $100,000 in excess thereof (or, if then Unused Availability is less than $500,000, such lesser amount) and (y) in the case of a Eurodollar Borrowing, $1,000,000 or a whole multiple of $500,000 in excess thereof. The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections 2.2 and 2.4.

        (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Issuing Bank agrees to issue Letters of Credit upon the request of the Borrower for the account of the Borrower or any Subsidiary of the Borrower at any time and from time to time on and after the Effective Date and up to, but excluding, the earlier of the Maturity Date and the termination of the Letter of Credit Commitments in accordance with the terms hereof. Each Bank (other than the Issuing Bank) severally agrees, on the terms and conditions hereinafter set forth, to purchase participations in the Letters of Credit issued by the Issuing Bank pursuant to Section 2.3 in an aggregate amount not to exceed such Bank's Letter of Credit Commitment. Notwithstanding the foregoing, the aggregate undrawn face amount of all Letters of Credit at any time outstanding shall not exceed the aggregate Letter of Credit Commitments of all the Banks, and no Letter of Credit will be issued if immediately after such issuance the Utilized Credit would exceed the Available Commitment then in effect. On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, and, irrespective of whether such Letter of Credit has expired or terminated, if same has been drawn upon and the amount so drawn has not been reimbursed to the Issuing Bank, the Commitment of each Bank shall be deemed to be utilized for all purposes hereof in an amount equal to such Bank's Commitment Percentage of the undrawn face amount of such Letter of Credit, plus the aggregate amount of all unreimbursed drawings.

        SECTION 2.2.  Borrowing Procedure for Revolving Credits.

        (a) In order to effect a Borrowing(s), the Borrower shall submit a Borrowing Request in writing or by telecopy (or telephone notice promptly confirmed in writing or by telecopy) to the Agent, (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Houston, Texas time, three (3) Business Days before the Borrowing Date specified in the Borrowing Request for such proposed Eurodollar Borrowing(s) and (ii) in the case of an ABR Borrowing, not later than 12:00 noon, Houston, Texas time, on the Borrowing Date specified in the Borrowing Request for such proposed ABR Borrowing. Such Borrowing Request shall be irrevocable and shall in each case refer to this Credit

Agreement and specify (w) whether the Borrowing(s) then being requested are to be Eurodollar Borrowing(s), or ABR Borrowing(s), or a combination thereof, (x) the Borrowing Date of such Borrowing(s) (which shall be a Business Day), (y) the aggregate principal amount of such Borrowing(s) and (z) in the case of Eurodollar Borrowings, the Eurodollar Interest Periods with respect thereto. If no Eurodollar Interest Period with respect to any Eurodollar Borrowing(s) is specified in any such Borrowing Request, then the Borrower shall be deemed to have selected a Eurodollar Interest Period of one (1) month's duration. The Agent shall promptly advise the Banks of any Borrowing Request given pursuant to this Section 2.2 and of each Bank's Commitment Percentage of the requested Borrowing(s) by telecopy (or telephone notice promptly confirmed in writing or by telecopy).

        (b) Each Bank may at its option make any Eurodollar Loan by causing any Lending Office of such Bank to make such Eurodollar Loan; provided, however, that any exercise of such option shall not affect the obligation of the Borrower to repay such Eurodollar Loan in accordance with the terms of this Credit Agreement and the applicable Notes.

        (c) No later than 1:00 p.m., Houston, Texas time, on the Borrowing Date specified in each Borrowing Request, each Bank will make available to the Agent its Commitment Percentage of the Revolving Credits comprising the Borrowing(s) requested to be made on such date, in Dollars and immediately available funds. Upon fulfillment of the applicable conditions set forth in
Article IV, the Agent will make the proceeds of each Borrowing so requested available to the Borrower by crediting the amounts so received to a general deposit account maintained by the Borrower with Texas Commerce Bank National Association, on the Borrowing Date or, if a Borrowing shall not occur on such Borrowing Date because any condition precedent herein specified shall not have been met, the Agent will return the amounts so received to the respective Banks as soon as practicable. All Borrowings shall be made by the Banks pro rata in accordance with such Bank's Commitment Percentage of the Revolving Credits comprising such Borrowing. Unless the Agent shall have received notice from a Bank prior to the date of any proposed Borrowing Date that such Bank will not make available to the Agent such Bank's Commitment Percentage of such Borrowing, the Agent may assume that such Bank has made its Commitment Percentage available to the Agent on such Borrowing Date in accordance with this paragraph (c) and the Agent, in reliance upon such assumption, may, (but under no circumstances shall the Agent be obligated to) make available to the Borrower on such Borrowing Date a corresponding amount. If and to the extent that such Bank shall not have made its Commitment Percentage of such Borrowing available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at (i) in the case of the Borrower, the interest rate applicable to the Revolving Credits comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Agent such corresponding amount, such amount shall constitute such Bank's Commitment Percentage of such Borrowing for purposes of this Credit Agreement.

        (d) No Eurodollar Borrowing may be made if, after giving effect to such Eurodollar Borrowing, there would be more than six (6) Eurodollar Borrowings outstanding at such time.

        SECTION 2.3. Issuing the Letters of Credit. (a) In order to effect the issuance of a Letter of Credit, the Borrower shall submit a Borrowing Request and a Letter of Credit Application in writing by telecopy to the Agent (who shall promptly notify the Issuing Bank) not later than 12:00 noon, Houston, Texas time, two (2) Business Days before the date of issuance of such Letter of Credit. Each such Borrowing Request and Letter of Credit Application shall be signed by the Borrower, specify the Business

Day on which such Letter of Credit is to be issued, and specify the availability for Letters of Credit under the Letter of Credit Commitment and the Available Commitment as of the date of issuance of such Letter of Credit and the expiry date thereof which shall not be later than the earlier of (i) twelve (12) months from the date of issuance of such Letter of Credit and (ii) the Maturity Date; provided, however, that the Borrower may request evergreen Letters of Credit that automatically renew on their expiry date for an additional one year period so long as the final expiry date thereof is on or before the Maturity Date.

             (b) Upon satisfaction of the applicable terms and conditions set forth in Article IV, the Issuing Bank shall issue such Letter of Credit to the specified beneficiary not later than the close of business, Houston, Texas time, on the date so specified. The Agent shall provide the Borrower and each Bank with a copy of each Letter of Credit so issued. Each such Letter of Credit shall (i) provide for the payment of drafts, presented for honor thereunder by the beneficiary in accordance with the terms thereon, at sight when accompanied by the documents described therein and (II) BE SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500, (AND ANY SUBSEQUENT REVISIONS THEREOF APPROVED BY A CONGRESS OF THE INTERNATIONAL CHAMBER OF COMMERCE) (THE "UCP") AND SHALL, AS TO MATTERS NOT GOVERNED BY THE UCP, BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

             (c) Upon the issuance date of each Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit, the obligations thereunder and in the reimbursement obligations of the Borrower due in respect of drawings made under such Letter of Credit. If requested by the Issuing Bank, the other Banks will execute any other documents reasonably requested by the Issuing Bank to evidence the purchase of such participation.

              (d) Upon the presentment of any draft for honor under any Letter of Credit by the beneficiary thereof which the Issuing Bank determines is in compliance with the conditions for payment thereunder, the Issuing Bank shall promptly notify the Borrower, the Agent and each Bank of the intended date of honor of such draft and the Borrower hereby promises and agrees, at the Borrower's option, to either (i) pay to the Agent for the account of the Issuing Bank, by 1:00 p.m., Houston, Texas time, on the date payment is due as specified in such notice, the full amount of such draft in immediately available funds or (ii) request a Revolving Credit Loan pursuant to the provisions of Sections 2.1 and 2.2 of this Credit Agreement in the full amount of such draft, which request shall specify that the Borrowing Date is to be the date payment is due under the Letter of Credit as specified in the Issuing Bank's notice. If the Borrower fails timely to make such payment because a Revolving Credit Loan cannot be made pursuant to Section 2.1(a) and Article IV, each Bank shall, notwithstanding any other provision of this Credit Agreement (including the occurrence and continuance of a Default or an Event of Default), make available to the Agent for the benefit of the Issuing Bank an amount equal to its Commitment Percentage of the presented draft on the day the Issuing Bank is required to honor such draft. If such amount is not in fact made available to the Agent by such Bank on such date, such Bank shall pay to the Agent for the account of the Issuing Bank, on demand made by the Issuing Bank, in addition to such amount, an amount equal to the product of (i) the average daily Federal Funds Effective Rate per annum during the period referred to in clause (iii) of this sentence times (ii) the amount of such Bank's Commitment Percentage of the presented draft times (iii) the number of days that elapse from the day the Issuing Bank honors such draft to the date on which the amount equal to such Bank's Commitment Percentage of the presented draft becomes immediately available to the Issuing Bank divided (iv) by 360. Upon receipt by the Agent from the Banks of the full amount of such draft, notwithstanding any other provision of this Credit Agreement (including the occurrence and continuance of a Default or an Event of Default) the full amount of such draft shall automatically and without any action by the Borrower, be deemed to have been an ABR Borrowing as of the date of payment of such draft. Nothing in this paragraph (d) or elsewhere in this Credit Agreement shall diminish the Borrower's obligation under this Credit Agreement to provide the funds for the payment of, or on demand to reimburse the Issuing Bank for payment of, any draft presented to, and duly honored by, the Issuing Bank under any Letter of Credit, and the automatic funding of a Revolving Credit Loan as in this paragraph provided shall not constitute a cure or waiver of the Event of Default for failure, timely to provide such funds as in this paragraph agreed.

              (e) In order to induce the issuance of Letters of Credit by the Issuing Bank and the purchase of participations therein by the other Banks, the Borrower agrees with the Agent, the Issuing Bank and the other Banks that neither the Agent nor any Bank (including the Issuing Bank) shall be responsible or liable (except as provided in the following sentence) for, and the Borrower's unconditional obligation to reimburse the Issuing Bank through the Agent for amounts paid by the Issuing Bank, as provided in Section 2.3(d), on account of drafts so honored under the Revolving Credit Letters of Credit shall not be affected by, any circumstance, act or omission whatsoever (whether or not known to the Agent or any Bank (including the Issuing Bank) other than a circumstance, act or omission resulting from the gross negligence or willful misconduct of the Agent or any Bank). The Borrower agrees that any action taken or omitted to be taken by the Agent or any Bank (including the Issuing
Bank) under or in connection with any Letter of Credit or any related draft, document or property shall be binding on the Borrower and shall not put the Agent or any Bank (including the Issuing Bank) under any resulting liability to the Borrower, unless such action or omission is the result of the gross negligence or willful misconduct of the Agent or any such Bank. The Borrower hereby waives presentment for payment (except the presentment required by the terms of any Letter of Credit) and notice of dishonor, protest and notice of protest with respect to drafts honored under the Letters of Credit. The Issuing Bank agrees promptly to notify the Borrower whenever a draft is presented under any Letter of Credit, but failure to so notify the Borrower shall not in any way affect the Borrower's obligations hereunder. Subject to
Section 2.19 and 2.22, if while any Letter of Credit is outstanding, any law, executive order or regulation is enforced, adopted or interpreted by any public body, governmental agency or court of competent jurisdiction so as to affect any of the Borrower's obligations or the compensation to any Bank in respect of the Letters of Credit or the cost to such Bank of establishing and/or maintaining the Letters of Credit (or any participation therein), such Bank shall promptly notify the Borrower thereof in writing in accordance with
Section 2.13(c) or 2.17, as the case may be, and within ten (10) Business Days after receipt by the Borrower of such Bank's request (through the Agent) for reimbursement or indemnification or within thirty (30) days after receipt of a notice in respect of Withholding Taxes under Section 2.17 hereof, accompanied by a certificate from such Bank setting forth the basis for such reimbursement or indemnification and the calculation thereof in accordance with Section 2.14(c) or 2.17, as the case may be, the Borrower shall reimburse or indemnify such Bank, as the case may be, with respect thereto so that such Bank shall be in the same position as if there had been no such enforcement, adoption or interpretation, unless the Borrower notifies the Agent of its good faith contest to, and dispute of, the requested amount and such Bank's basis therefor and/or calculation thereof. The foregoing agreement of the Borrower to reimburse or indemnify the Banks shall apply in (but shall not be limited to) the following situations: an imposition of or change in reserve, capital maintenance or other similar requirements or in excise or similar taxes or monetary restraints, except a change in franchise taxes imposed on such Bank or in tax on the net income of such Bank.

              (f) In the event that any provision of a Letter of Credit Application is inconsistent with, or in conflict of, any provision of this Credit Agreement, including provisions for the rate of interest applicable to drawings thereunder or rights of setoff or any representations, warranties, covenants or any events of default set forth therein, the provisions of this Credit Agreement shall govern.

       SECTION 2.4.  Conversions or Continuation of Borrowings.

       (a) Subject to the other provisions of this Credit Agreement, the Borrower may elect from time to time to convert (i) all or any part of Eurodollar Loans which comprise part of the same Eurodollar Borrowing to a Borrowing comprised of ABR Loans and (ii) all or any part of ABR Loans which comprise part of the same Borrowing to a Borrowing comprised of Eurodollar Loans, provided, however, in each case that any such conversion of Revolving Credit Loans comprising a Eurodollar Borrowing shall, subject to the second following sentence, only be made on the last day of a Eurodollar Interest Period with respect thereto. All or any part of a Borrowing may be converted as provided herein, provided that no Borrowing may be converted into a Eurodollar Borrowing when any Default or Event of Default has occurred and is continuing.

       (b) Any Eurodollar Borrowing may be continued as such effective upon the expiration of the Eurodollar Interest Period with respect thereto; provided, that no Eurodollar Borrowing may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to an ABR Borrowing on the last day of then current Eurodollar Interest Period with respect thereto.

       (c) In order to elect to convert or continue a Borrowing, or any portion thereof, under this Section 2.4, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Agent not later than 1:00 p.m., Houston, Texas time, (i) at least three (3) Business Days in advance of the proposed conversion or continuation date in the case of a conversion to, or continuation of, a Eurodollar Borrowing and (ii) at least one (1) Business Day in advance of the proposed conversion date in the case of a conversion to an ABR Borrowing. Each such Notice of Conversion or Continuation shall be by telecopy (confirmed thereafter by a delivery of the original of such Notice of Conversion or Continuation by United States mail or a reputable courier) and shall specify (v) the date of the requested conversion or continuation (which shall be a Business Day), (w) the amount and the Borrowing to be converted or continued, (y) whether a conversion or continuation is requested, and, if a conversion, into what Type of Borrowing and (z) in the case of a conversion to, or a continuation of, a Eurodollar Borrowing, the requested Eurodollar Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this Section 2.4, the Agent shall provide each Bank with a copy thereof.

       (d) No Borrowing, or any portion thereof, may be converted into an Eurodollar Borrowing if, after giving effect to such conversion, there would be more than six (6) Eurodollar Borrowings outstanding at such time.

       (e) If the Borrower shall fail to deliver a timely Notice of Conversion or Continuation with respect to any Eurodollar Borrowing, the Borrower shall be deemed to have elected to convert such Eurodollar Borrowing to an ABR Borrowing on the last day of the Eurodollar Interest Period with respect to such Eurodollar Borrowing.

       (f) For purposes of this Section 2.4, Borrowings having different Eurodollar Interest Periods, regardless of whether they commence on the same date or are of the same Type shall be considered Borrowings of different Types.

       SECTION 2.5.  Fees.

       (a) In consideration of each Bank's commitment to make Revolving Credit Loans, the Borrower will pay to Agent for the account of each Bank a commitment fee determined on a daily basis by applying the applicable Commitment Fee Rate to such Bank's Commitment Percentage of the difference between (i) the Available Commitment and (ii) the aggregate outstanding principal amount of all Revolving Credit Loans, on each day from the Effective Date to but excluding the Maturity Date. This commitment fee shall be due and payable in arrears on the first day of the next succeeding Fiscal Quarter, on the date of each reduction in the Total Commitment and at Maturity (by acceleration or otherwise). The applicable "Commitment Fee Rate" shall be based on the Utilized Percentage of Borrowing Base in effect on each such day and calculated pursuant to the following table:

Utilized Percentage of Borrowing Base            Applicable Commitment Fee Rate
-------------------------------------            ------------------------------
Less than twenty-five percent (25%)              one-fourth of one percent (0.25%) per
                                                 annum

Equal to or greater than twenty-five percent     three-tenths of one percent (0.30%) per
(25%), but less than fifty percent (50%)         annum

Equal to or greater than fifty percent (50%)     seven-twentieths of one percent (0.35%)
but less than seventy-five percent (75%)

Greater than or equal to seventy-five percent    two-fifths of one percent (0.40%) per
(75%)                                            annum

       (b) In consideration of each Bank's commitment to participate in Letters of Credit, the Borrower will pay to Agent for the account of each Bank a letter of credit fee equal to the greater of (i) $500.00 and (ii) a fee determined by applying the applicable Letter of Credit Fee Rate to the face amount of each Letter of Credit from the date of issuance thereof to the date on which such Letter of Credit expires. All such Letter of Credit fees shall be payable in full in advance of the issuance of such Letter of Credit. The Agent shall pay to each Bank its Commitment Percentage of such Letter of Credit fee. The applicable "Letter of Credit Fee Rate" shall be based on the Utilized Percentage of Borrowing Base in effect on each such day and calculated pursuant to the following table:

Utilized Percentage of Borrowing Base            Applicable Letter of Credit Fee Rate
-------------------------------------            ------------------------------------
Less than twenty-five percent (25%)              five-eighths of one percent (0.625%) per
                                                 annum

Equal to or greater than twenty-five percent     three-fourths of one percent (0.75%) per
(25%), but less than fifty percent (50%)         annum

Equal to or greater than fifty percent (50%)     one percent (1.00%) per annum
but less than seventy-five percent (75%)

Greater than or equal to seventy-five percent    one and one-quarter of one percent
(75%)                                            (1.25%) per annum

       (c) the Borrower agrees to pay to the Issuing Bank as a fronting fee for the issuance of each Letter of Credit, an amount equal to one-eighth of one percent (.125%) per annum of the face amount of each Letter of Credit from the date of issuance thereof to the date on which such Letter of Credit expires or is terminated.

       (d) the Borrower shall pay to Agent for the ratable account of each Bank an unavailable commitment fee determined on a daily basis by applying the applicable Unavailable Fee Rate to such Bank's Commitment Percentage of the Unavailable Commitment on each day from the Effective Date to but excluding the Maturity Date. The term "Unavailable Commitment" shall mean an amount equal to the positive difference, if any, between the Total Commitment and the Available Commitment then in effect. This unavailable commitment fee shall be due and payable in arrears on the first day of the next succeeding Fiscal Quarter, on the date of each reduction in the Total Commitment and at Maturity (by acceleration or otherwise). The applicable "Unavailable Fee Rate" shall be based on the Utilized Percentage of Borrowing Base in effect on each such day and calculated pursuant to the following table:

Utilized Percentage of Borrowing Base            Applicable Unavailable Fee Rate
-------------------------------------            -------------------------------
Less than twenty-five percent (25%)              one-eighth of one percent (0.125%) per
                                                 annum

Equal to or greater than twenty-five percent     three-twentieths of one percent (0.150%)
(25%), but less than fifty percent (50%)         per annum

Equal to or greater than fifty percent (50%)     seven-fortieths of one percent (0.175%)
but less than seventy-five percent (75%)

Greater than or equal to seventy-five percent    one-fifth of one percent (0.200%) per
(75%)                                            annum

       (e) the Borrower shall pay when due to the Agent and each of the Banks such other fees as shall have been separately agreed by the Agent and the Borrower in writing.

       (f) All computations of fees hereunder shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

       SECTION 2.6.  Notes.

       (a) The Revolving Credit Loans made by each Bank shall be evidenced by a single Note duly executed and delivered by the Borrower, dated the Closing Date, with the blanks appropriately completed, payable to the order of such Bank in a principal amount equal to such Bank's Commitment as set forth in
Schedule 1.1.

       (b) Each Bank is hereby authorized by the Borrower, at its option, to endorse on the schedule attached to its Note (or on a continuation of such schedule attached to its

Note and made a part thereof) or in its internal records relating to its Note an appropriate notation evidencing the date and amount of each Revolving Credit Loan evidenced thereby, the date and amount of each payment of principal or interest in respect thereof and such other information provided for on such schedule. The aggregate unpaid principal amount so recorded shall be presumptive evidence of the principal amount owing by the Borrower to such Bank and unpaid under its Note. The failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolving Credit Loans made by such Bank in accordance with the terms of its Note and this Credit Agreement.

       SECTION 2.7.  Interest on Revolving Credit Loans and Payment Dates.

       (a) Subject to the provisions of Section 2.8, the Revolving Credit Loans shall bear interest as follows:

              (i) The Revolving Credit Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and
              (ii) the Eurodollar Rate for the Eurodollar Interest Period in effect for such Borrowing plus the Applicable Eurodollar Margin with respect to such Eurodollar Loans.

              (ii) The Revolving Credit Loans comprising any ABR Borrowing shall bear interest at a rate per annum equal to the lesser of
              (i) the Highest Lawful Rate and (ii) the Alternate Base Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days).

       (b) Interest on each Revolving Credit Loan shall be payable by the Borrower (i) in respect of each Revolving Credit Loan comprising part of an ABR Borrowing, quarterly in arrears on the last Business Day of each calendar quarter, (ii) in respect of each Revolving Credit Loan comprising part of a Eurodollar Borrowing, on the last day of the Eurodollar Interest Period applicable to such Eurodollar Borrowing, and, in the case of a Eurodollar Interest Period for Eurodollar Borrowings of six (6) months, on the date occurring three (3) months from the first day of such Interest Period and on the last day of such Eurodollar Interest Period, (iii) in respect of each Revolving Credit Loan accruing interest at the Default Rate, on demand and (iv) in respect of all Revolving Credit Loans, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

       (c) Interest in respect of the unpaid principal amount of each Revolving Credit Loan shall accrue from (and including) the date of the making of such Revolving Credit Loan to (but not including) the date on which such Revolving Credit Loan shall be paid in full.

       (d) The Agent shall, upon determining a Eurodollar Rate for any Eurodollar

Interest Period with respect to a Eurodollar Borrowing, promptly notify the Borrower and the Banks thereof.

       SECTION 2.8. Interest on Overdue Amounts. If the Borrower shall fail to pay the principal of or interest on any Revolving Credit Loan or any other amount when due hereunder, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount from the date of such Event of Default up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (the "Default Rate") equal to the lesser of (i) the Highest Lawful Rate and (ii) (x) in the case of ABR Borrowings, the Alternate Base Rate plus two percent (2%) per annum or (y) in the case of Eurodollar Borrowings, the Eurodollar Rate for the Eurodollar Interest Period in effect for such Borrowing plus the Applicable Eurodollar Margin with respect to such Eurodollar Loans plus two percent (2%) per annum, in either case, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

       SECTION 2.9.  Voluntary Termination and Reduction of the Total
Commitment.

       (a) Subject to Section 2.11. The Borrower may permanently terminate, or from time to time in part permanently reduce, the Total Commitment upon at least five (5) Business Days' prior irrevocable written or telecopy notice (or telephone notice promptly confirmed in writing) to the Agent (which notice the Agent shall promptly transmit to each of the Banks). Such notice shall specify the date and the amount of the termination or reduction of the Total Commitment. Each partial reduction of the Total Commitment shall be in a minimum aggregate principal amount of $5,000,000 and in integral multiples of $1,000,000 (or a lesser amount equal to the excess of the Total Commitment over the sum of the Utilized Credit).

       (b) Simultaneously with any termination or reduction of the Total Commitment pursuant to this Section 2.9, the Borrower shall pay to the Agent for the account of each Bank the commitment fees on the amount of the Available Commitment and/or the Unavailable Commitment so terminated or reduced, accrued through the date of such termination or reduction. After a reduction of the Total Commitment hereunder, the commitment fees with respect of the "Unavailable Commitment" shall thereafter be calculated on the Total Commitment as so reduced.

       SECTION 2.10.  Voluntary Prepayment of Revolving Credit Loans.

       (a) the Borrower shall have the right at any time and from time to time to prepay the Revolving Credit Loans, in whole or in part, (i) in the case of Eurodollar Loans upon at least three (3) Business Days' prior written or telecopy notice (or telephone notice promptly confirmed in writing) to the Agent, provided, however, that in the event the Borrower prepays Eurodollar Borrowing in whole or in part on a day which is not the last day of the Eurodollar Interest Period applicable thereto, the provisions of Section 2.15 shall apply or (ii) in the case of an ABR Loan, upon at least one (1) Business Day's prior written or telecopy notice or telephone notice promptly confirmed in writing) to the Agent; provided, however, that each such partial prepayment shall be in a minimum principal amount of $1,000,000 and in integral multiples of $1,000,000 (or a lesser amount equal to the sum of the aggregate principal amount of all Revolving Credit Loans outstanding).

       (b) Each notice of prepayment under subsection (a) above shall (i) specify the prepayment date, the principal amount of such prepayment, which Revolving Credit Loans are to be prepaid, and in the case of Revolving Credit Loans comprising Eurodollar Borrowings, the specific Borrowing(s) pursuant to which such Revolving Credit Loans were made and the Eurodollar Interest Period applicable thereto, (ii) be irrevocable and (iii) commit the Borrower to prepay such Revolving Credit Loan(s) by the amount stated therein on the date stated therein. All prepayments under this Section 2.10 shall be subject to Section
 .15 (as to prepayments of Eurodollar Loans), but otherwise without premium or penalty. All prepayments under this Section 2.10 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

       SECTION 2.11.  Mandatory Payments on Revolving Credit Loans.

       (a) If at any time there shall occur a Borrowing Base Deficiency, the Borrower shall, at its election, either (1) prepay (no later than sixty (60) calendar days after the applicable Determination Date) the principal of the Revolving Credit Loans on a pro rata basis in an aggregate amount equal to such Borrowing Base Deficiency (together with accrued interest on the principal amount of the Revolving Credit Loans so prepaid to the date of prepayment), (2) if such condition arises, in part or in whole, by reason of a Designated Borrowing Base being in effect, increase the Designated Borrowing Base by an amount equal to the lesser of (i) such excess or (ii) the difference between the Available Borrowing Base and the Designated Borrowing Base or (3) any combination of (1) and (2) or any other solution acceptable to the Majority Banks. The Borrower shall give prompt written notice to the Agent of each election made by it pursuant to this Section 2.11(a). If the Borrower shall fail to give notice to the Agent as aforesaid, the Borrower shall be deemed to have elected to prepay the Revolving Credit Loans in accordance with clause (1) of the first sentence of Section 2.11(a).

       (b)    On the date of any reduction of the Total Commitment pursuant to
Section 2.9, the Borrower shall pay or prepay Revolving Credit Loans in an amount equal to the Borrowing Base Deficiency, if any, created by such reduction.

       (c) With respect to each payment of principal required to be made pursuant to this Section 2.11, the Borrower may designate, by written notice to the Agent on or before the date of such payment, the Types of Revolving Credit Loans which are to be paid and, in the case of Eurodollar Loans, the specific Eurodollar Borrowing(s) pursuant to which made and the Eurodollar Interest Periods applicable thereto, provided that (i) payments of Eurodollar Loans may only be made on the last day of an Eurodollar Interest Period applicable thereto unless all ABR Loans have been paid in full; and (ii) if any payment of Eurodollar Loans made pursuant to a single Eurodollar Borrowing shall reduce the outstanding Revolving Credit Loans made pursuant to such Eurodollar Borrowing to an amount less than $1,000,000, such Eurodollar Borrowing shall immediately be converted into ABR Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall apply the amount of such payment first to the payment of all outstanding ABR Loans and second to the payment of the outstanding Eurodollar Loans.

       (d) The unpaid principal amount of all Revolving Credit Loans shall be due and payable in full on the Maturity Date.

       SECTION 2.12. Alternate Rate of Interest. In the event, and on each occasion, that on the day three (3) Business Days prior to the commencement of any Eurodollar Interest Period for a Eurodollar Borrowing, the Agent shall have reasonably determined (which determination shall be final and binding upon the Borrower) that (i) Dollar deposits in the principal amounts of the relevant Eurodollar Loans comprising such Eurodollar Borrowing are not generally available in the interbank eurodollar market, or (ii) by reason of any changes arising after the date of this Credit Agreement affecting the interbank eurodollar market, adequate and fair means do not exist for ascertaining such Eurodollar Rate on the basis provided for in the definition of the Eurodollar Rate, or (iii) by reason of any other circumstance affecting a Bank or the interbank eurodollar market or the position of such Bank in such market, the Eurodollar Rate will not adequately and fairly reflect the cost to any Bank of making or maintaining its Eurodollar Loan during such Eurodollar Interest Period and such unreflected cost is not paid by the Borrower pursuant to
Section 2.13(a)the Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the Banks. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Sections 2.2 or 2.4 shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Borrowing comprised of ABR Loans.

       SECTION 2.13.  Change in Circumstances.

       (a) Notwithstanding any other provision herein but subject to Section 2.19, if after the Effective Date the introduction of any applicable law or regulation or any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Banks with any applicable guideline or request from any central bank or Governmental Authority (whether or not having the force of law) (i) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Revolving Credit Loan made by such Bank or of any other fees or amounts payable hereunder (other than changes in the rate of tax imposed on the overall net income of, including penalties and interest in respect thereof, or franchise taxes based on the net income of, such Bank or its Lending Office), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or (iii) shall impose on any Bank or the interbank eurodollar market any other condition affecting this Credit Agreement or any Eurodollar Loan made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Bank to be material (provided that the foregoing shall not apply to increases resulting from general increases in interest rates or general increases in such Bank's administrative expenses or overhead), then the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such additional costs incurred or reductions suffered in accordance with paragraph (c) below. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

       (b) If any Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of any changes after the date hereof to the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing, or any change in the interpretation or administration in any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or its Lending Office) or such Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, as a consequence of its obligations under this Credit Agreement to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed in good faith by such Bank to be material, then such Bank shall promptly notify the Borrower in writing of the occurrence of any such event, such notice to state in reasonable detail the reasons therefor and the additional amount required to compensate such Bank for the reduction in its rate of return and the Borrower and such Bank or (as the case may be) the Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank or the Agent in light of these circumstances. If the Borrower and such Bank or the Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then the Borrower shall pay, subject to Section 2.19, to such Bank or the Agent, as the case may be, an amount that will, in such Bank's or the Agent's reasonable determination, provide adequate compensation to such Bank or such Bank's holding company (or the Agent or the Agent's holding company, as the case may be) for any such reduction in accordance with paragraph (c) below. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

       (c) Any Bank requesting compensation pursuant to Section 2.13(a) or (b) hereof shall deliver to the Borrower a certificate of such Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in paragraphs (a) or (b) above, as the case may be, such certificates to state, in reasonable detail, the reasons therefor, and such certificate shall be, in the absence of manifest error, prima facie evidence that such amount(s) are due and owing. In preparing such certificate, such Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may be determined by any reasonable averaging and attribution method. The Borrower shall pay to such Bank the amount shown as due on any such certificate within thirty (30) Business Days after the Borrower's receipt of the same. Any decision by a Bank not to require payment of any interest, cost or other amount payable under this
Section 2.13 or to calculate any amount payable by a particular method, on one occasion, shall in no way limit or be deemed a waiver of such Bank's right to require full payment of any interest, cost or other amount payable hereunder, or to calculate any amount payable by another method, on any other or subsequent occasion.

       SECTION 2.14.  Change in Legality.

       (a) Notwithstanding any other provision herein contained to the contrary, if (x) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Bank or its Lending Office to make or maintain its Commitment Percentage of any Eurodollar Borrowing or to give effect to its obligations as contemplated hereby with respect to its Commitment Percentage of any Eurodollar Borrowing or (y) at any time the Majority Banks reasonably determine the making or continuance of any Bank's Revolving Credit Loans comprising a portion of any Eurodollar Borrowing has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the interbank eurodollar market or the position of such Bank in such market, as the case may be, then, and in any such event, such Bank shall, promptly after making such determination, give written or telecopy notice (or by telephone promptly confirmed in writing) to the Borrower and the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks); provided, however, that before giving any such notice, such Bank shall use reasonable good faith efforts to designate a different Lending Office to make or maintain its Eurodollar Loans if such designation will avoid the need to suspend such Bank's obligations to make or maintain Eurodollar Loans and will not be otherwise disadvantageous to such Bank. Thereafter each such affected Bank may (i) declare that such affected Bank will no longer make Eurodollar Loans (subject to paragraph (b) below) whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Bank only, be deemed a request for an ABR Loan; and (ii) require that all outstanding Eurodollar Loans made by such affected Bank(s) be converted into ABR Loans at the end of the applicable Eurodollar Interest Period or such earlier time as may be required by applicable Requirements of Law, in each case by giving the Agent written or telecopy notice (or by telephone promptly confirmed in writing) thereof (which notice, in the case of subclause (ii) above shall specify which affected Eurodollar Loans are to be converted); provided, however, that all Banks whose Eurodollar Loans are affected by the circumstances described above shall be treated in the same manner.

       (b) In the event any Bank shall exercise its rights under (a) above, all payments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made, converted or continued by such Bank or the converted Eurodollar Loans of such Bank shall instead be applied to repay the ABR Loans made by the Bank in lieu of, or resulting from the conversion of, such affected Eurodollar Loans.

       SECTION 2.15. Funding Losses. Without duplication of other provisions contained herein, the Borrower shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the Borrowing Date for any Borrowing hereunder the applicable conditions set forth in Article IV, (ii) any failure by the Borrower to borrow hereunder after a Borrowing Request pursuant to this
Article II has been given, (iii) any failure by the Borrower to convert or continue a Borrowing hereunder after a Notice of Conversion or Continuation pursuant to this Article II has been given, (iv) any payment, prepayment, continuance or conversion of a Eurodollar Borrowing required or permitted by any other provision of this Credit Agreement including, without limitation, payments made due to the acceleration of the maturity of the Notes pursuant to
Section 8.1, or otherwise made on a date other than the last day of the applicable Eurodollar Interest Period, (v) any default in the payment or prepayment of the principal amount of any Eurodollar Borrowing or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise) including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Bank's Commitment Percentage of any Eurodollar Borrowing or any part thereof as a Eurodollar Borrowing. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by such Bank of (i) its cost of obtaining the funds for its Commitment Percentage of the Eurodollar Borrowing being paid, prepaid or converted or not borrowed (based on the Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment, continuance or conversion or failure to borrow to the last day of the Eurodollar Interest Period for such Eurodollar Loan (or, in the case of a failure to borrow, the Eurodollar Interest Period for the Eurodollar Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, continued or converted or not borrowed for such period or Eurodollar Interest Period, as the case may be, provided that such Bank will use its best efforts to reemploy funds in investments of similar quality. A certificate of such Bank signed by an officer setting forth in reasonable detail any amount or amounts which such Bank is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower. The Borrower shall pay to such Bank the amount shown as due on any certificate within thirty (30) Business Days after its receipt of the same. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate. Without prejudice to the survival of any other obligations of the Borrower hereunder, the obligations of the Borrower under this Section 2.15 shall survive the date of termination of this Credit Agreement and the payment in full of the Obligations.

       SECTION 2.16.  Method of Payments Pro Rata Treatment.

       (a) the Borrower shall make each payment hereunder and under the Notes delivered hereunder not later than 1:00 p.m., Houston, Texas time, on the day when due in lawful money of the United States (in freely transferable Dollars) to the Agent for the account of the Banks entitled thereto at the Agent's address referred to in Section 10.2 in immediately available funds and any funds received by the Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Agent shall thereafter cause to be distributed on the date of receipt thereof to each Bank in like funds its Commitment Percentage (or, if the Revolving Credit Loan of such Bank with respect to which such payment is being made is not of the same Type as the Revolving Credit Loans of the other Banks with respect to which such payment is being made, such Bank's appropriate share) of the payments so received for the account of such Bank's Lending Office for the Revolving Credit Loan in respect of which such payment is made.

       (b) Except as otherwise provided herein, (i) each Borrowing comprised of Revolving Credit Loans hereunder shall be obtained from the Banks, each payment of fees shall be paid for the account of the Banks and each partial reduction of the Total Commitment under Section 2.9 shall be applied to the Commitments of the Banks, in each case simultaneously and pro rata in accordance with each Bank's Commitment Percentage, (ii) each conversion of a Borrowing comprised of Revolving Credit Loans of a particular type shall be made pro rata among the Banks according to their respective Commitment Percentage of such Borrowing and (iii) each payment and prepayment of principal of or interest on any Revolving Credit Loans will be made to the Agent for the account of each of the Banks simultaneously and pro rata in accordance with their respective Commitment Percentage of unpaid principal amounts of such Revolving Credit Loans made by the Banks.

       (c) Whenever any payment hereunder or under the Notes (including principal of or interest on any Revolving Credit Loan or any fees or other amounts), shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or other amount, as the case may be; provided, however, if such extension would cause payment of interest on or principal of a Eurodollar Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

              SECTION 2.17.  Taxes.

       (a) All payments of principal, interest, expenses, reimbursements, compensation, commitment, arrangement or administration fees and any other amount from time to time due hereunder, under the Notes or any other Loan Document made by the Borrower shall be made free and clear of and without deduction for any present or future tax, levy, impost or any other charge, if any, of any nature whatsoever now or hereafter imposed by any Governmental Authority, excluding, however, in the case of the Agent and each Bank, any such taxes, levies, costs or charges imposed on or measured by the gross receipts, capital or overall net income of the Agent or such Bank or such Bank's Lending Office by any jurisdiction in which the Agent or such Bank or such Bank's Lending Office is located (all such non-excluded taxes, levies, costs, imposts, deductions, charges or withholdings being herein called "Withholding Taxes"). If any Withholding Taxes are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, and if such withholding does not result from the breach by such Bank of its agreement set forth in subsection (b) below or would not be required if such Bank's representation and warranty set forth in subsection (c) below were true, then, to the extent that any such Withholding Taxes are a liability of, or credited to, the account of the Borrower, the Borrower shall pay to the Agent or such Bank, on the date of each such payment, such additional amounts as may be necessary in order that the net amounts received by the Bank after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required; provided, however, that all amounts payable under this Section 2.17 which constitute interest under applicable law shall not exceed an amount which would result in the payment of interest at a rate in excess of the Highest Lawful Rate. Whenever any Withholding Taxes are withheld by the Borrower as aforesaid, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Withholding Taxes so withheld by it when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this Section 2.17 shall survive the termination of this Credit Agreement and the payment of the Notes and all other Obligations.

       (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof (including each Eligible Assignee that becomes a party to this Credit Agreement pursuant to Section 10.9) that is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes or is entitled to an exemption from backup withholding tax agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Agent, as the case may be, (i) two (2) duly completed copies of United States IRS Forms 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Credit Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an IRS Forms W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Bank which delivers to the Borrower and the Agent IRS Forms and/or applicable certification pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Agent two (2) additional duly completed copies of the said IRS Forms or applicable certification, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, establishing that such Bank is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes, unless in any such case a Requirement of Law (including, without limitation, any change in any Requirement of Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Forms W-8 or W-9, establishing an exemption from United States backup withholding tax.

       (c) Each Bank (including each Eligible Assignee that becomes a party to this Credit Agreement pursuant to Section 10.9) represents and warrants to the Borrower that each Lending Office of such Bank hereunder will be entitled to receive payments of principal of, and interest on, the Revolving Credit Loans made by such Bank from such Lending Office without withholding or deduction for or on account of any United States federal income taxes.

       SECTION 2.18. Sharing of Payments and Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower (pursuant to Section 8.3 or otherwise), including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by similar means, obtain payment (voluntary or involuntary) in respect of any Revolving Credit Loan or Revolving Credit Loans (other than pursuant to Sections 2.13, 2.15 or 2.17) as a result of which the unpaid principal portion of its Revolving Credit Loans shall be proportionately less than the unpaid principal portion of the Revolving Credit Loans of any other Bank, it shall simultaneously purchase from such other Banks at face value a participation in the Revolving Credit Loans of such other Banks, so that the aggregate unpaid principal amount of Revolving Credit Loans and participations in Revolving Credit Loans held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Credit Loans then outstanding as the principal amount of its Revolving Credit Loans prior to such exercise of banker's lien, setoff, counterclaim or other event was to the principal amount of all Revolving Credit Loans outstanding prior to such exercise of banker's lien, setoff, counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Bank as fully as if such Bank had made a Revolving Credit Loan directly to such the Borrower in the amount of such participation.

       SECTION 2.19.  Limitation on Reimbursement; Mitigation.

       (a) Notwithstanding the provisions of Section 2.13 if any Bank fails to give notice to the Borrower of any event that would obligate the Borrower to pay any amount owing pursuant to Section 2.13 within 180 days after such Bank obtains knowledge of such event, and subsequently gives notice to the Borrower of such event, the Borrower shall pay only such amounts for costs incurred for the one hundred eighty-day period immediately prior to such notice.

       (b) Any Bank claiming any additional amounts payable pursuant to Sections 2.13 or 2.17 or any Bank subject to Sections 2.12 or 2.14 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office for the Revolving Credit Loans, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue under Sections 2.13 or 2.17 or would avoid the unavailability of Eurodollar Loans under Sections 2.12 or 2.14 and would not, in any such case, in the judgment of such Bank, be otherwise disadvantageous.

       SECTION 2.20. Use of Proceeds. (a) The initial Borrowing of Revolving Credit Loans shall be an amount at least equal to the aggregate principal amount of Debt of the Borrower and its Subsidiaries outstanding under the Existing First Union Agreement and shall be used to repay said Debt in full. The proceeds of all other Revolving Credit Loans and Letters of Credit may be used (i) to provide working capital to the Borrower and its Subsidiaries, (ii) to finance capital expenditures and acquisitions (other than acquisitions of Margin Stock) of the Borrower and its Subsidiaries and (iii) to provide for letters of credit for the account of the Borrower and its Subsidiaries. The proceeds of all Swing Loans shall be used solely for cash management purposes of the Borrower.

       (b) No portion of the proceeds of any Revolving Credit Loan made under, or any Letter of Credit issued pursuant to, this Credit Agreement shall be used by the Borrower to purchase or carry Margin Stock, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X or any other regulation of the Board or to violate the Securities Exchange Act of 1934, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

       (c) No portion of the proceeds of any Revolving Credit Loan under this Credit Agreement shall be used by the Borrower, directly or indirectly, for a Hostile Acquisition.

       SECTION 2.21. Mandatory Termination of Total Commitment; Extension of Maturity Date. (a) The Total Commitment shall terminate on the Maturity Date, and any Revolving Credit Loans then outstanding (together with accrued and unpaid interest thereon) shall be due and payable on such date.

       (b) At any time after March 1 but on or before May 1 of each calendar year, commencing with the calendar year 1997, the Borrower may request that the Banks extend the Maturity Date for successive periods of one year. The Banks in their sole discretion may agree to extend or decline to extend the Maturity Date; however, if the Banks have not responded to such request in writing by June 1 of the year of the Borrower's request such request shall be deemed to have been denied. In the event the Banks agree to such request, the Borrower, the Agent and the Banks shall execute a written amendment and extension agreement in form reasonably acceptable to the Agent and the Banks evidencing such extension and the agreed upon terms and conditions of such extension together with such other documents as the Agent and the Banks shall reasonably request.

       SECTION 2.22. Replacement of Banks. If any Bank (an "Affected Bank") shall have (i) failed to fund any Revolving Credit Loan that such Bank is obligated to fund hereunder and such failure has not been cured, (ii) requested compensation from the Borrower under Sections 2.13 or 2.17 to recover costs or taxes incurred by such Bank which are not being incurred generally by the other Banks, (iii) given notice pursuant to Sections 2.12 or 2.14 that such Bank has suspended the Borrower's right to elect Eurodollar Loans from such Bank for reasons not generally applicable to the other Banks or (iv) failed to approve the recommended Total Borrowing Base and Available Borrowing Base of the Majority Banks, then, in any such case and in addition to any other rights or remedies available to the Borrower, the Borrower may give written notice to such Affected Bank of the occurrence of an event set forth in subsections (i), (ii), (iii) or (iv) of this Section 2.22, and during the sixty (60) day period following such notice, the Borrower may make written demand on such Affected Bank (with a copy to Agent and each other Bank), for such Affected Bank to assign to one or more financial institutions (a "Replacement Bank"), all of such Affected Bank's rights and obligations under this Agreement and the other Loan Documents (including such Affected Bank's Commitment and all Revolving Credit Loans owing to such Affected Bank), provided, such assignment shall be consummated in accordance with and shall be subject to the terms of Section 10.9). Pursuant to Section 10.9, upon any such assignment, such Affected Bank shall cease to be a party hereto, provided, however, such Affected Bank shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.17 and 8.4 accruing with respect to such Affected Bank prior to such assignment, as well as any fees accrued for its account and not yet paid. If an Eligible Assignee cannot be obtained within the sixty (60) day period following said notice to the Affected Bank, to assume the Commitment of such Affected Bank, and provided that no Default or Event of Default shall have occurred and be continuing, then the Borrower may prepay immediately all Revolving Credit Loans of such Affected Bank and terminate such Affected Bank's entire Commitment hereunder provided, however, that in the event the Borrower makes any prepayment pursuant to this sentence, then on the date of such prepayment, the Total Commitment of the Banks shall be permanently reduced by the amount of such Affected Bank's Commitments and the Commitment Percentage of each other Bank shall be redetermined based upon the amount each such other Bank's Commitment is of the Total Commitment as so reduced.

                                  ARTICLE III

                                 BORROWING BASE

       SECTION 3.1. Borrowing Base Asset Reports. As soon as available and in any event by March 31 and October 1 of each year, the Borrower shall deliver to each of the Banks the Borrowing Base Asset Reports prepared as of the immediately preceding December 31 and June 30 respectively.

       SECTION 3.2. Determination of Total Borrowing Base. Based in part on the Borrowing Base Asset Reports delivered pursuant to Section 3.1 the Banks shall determine the Total Borrowing Base and the Available Borrowing Base to be in effect on the next succeeding Determination Date, which shall in no event, exceed the Total Commitment. Such determination shall be made in good faith by the Banks in their sole discretion in accordance with their respective customary practices and standards for loans of this nature, which may vary from Bank to Bank. In connection with the determination of the Total Borrowing Base and upon the receipt of each Borrowing Base Asset Report, the Agent shall submit to the Banks in writing on or before May 1 or November 1, as the case may be, the Agent's recommendation as to the Total Borrowing Base and the Available Borrowing Base which the Agent has determined should be available to the Borrower pursuant to the Total Commitment as of the next succeeding June 1 or December 1, as the case may be (each such date being a "Determination Date"). Each Bank shall submit to the Agent in writing on or before May 15 or November 15, as the case may be, such Bank's approval or disapproval of the Agent's recommended Total Borrowing Base and Available Borrowing Base and any such disapproval shall state the maximum Total Borrowing Base and/or Available Borrowing Base acceptable to such Bank. If the Agent has not received such notice from a Bank on or before the close of business on May 15 or November 15, as the case may be, such Bank shall be deemed to have approved the Agent's recommended Total Borrowing Base and Available Borrowing Base. In the event the Majority Banks approve the Agent's recommended Total Borrowing Base and Available Borrowing Base, the Total Borrowing Base and Available Borrowing Base approved by the Majority Banks shall become effective on the next succeeding Determination Date and shall remain in effect until the next Determination. In the event the Majority Banks do not approve the Agent's recommended Total Borrowing Base and Available Borrowing Base, the Banks shall consult with each other in order to agree on the Total Borrowing Base and the Available Borrowing Base to be effective on such Determination Date. In the event the Majority Banks are unable to agree on the Total Borrowing Base and/or the Available Borrowing Base to be effective on the next succeeding Determination Date prior to May 25 or November 25, as the case may be, the Total Borrowing Base and the Available Borrowing Base which becomes effective on the next Determination Date shall be the weighted average of the Total Borrowing Bases and the Available Borrowing Bases, respectively, requested by the Banks in the notices referred to in the fourth sentence of this Section 3.2 and shall remain in effect until the next Determination. The Agent shall notify the Borrower of the Total Borrowing Base and the Available Borrowing Base to become effective on each Determination Date by providing the Borrower a Borrowing Base Notice no later than 2:00 p.m., Houston, Texas time three days prior to such Determination Date.

       Without limiting the right of the Banks to determine in good faith the Total Borrowing Base in their sole discretion, the Borrower acknowledges and agrees that subject to the Banks' consistent application of their respective standards for similar loans, the Banks (i) may make such assumptions regarding appropriate existing and projected pricing for Hydrocarbons and coal as they deem appropriate in their sole discretion, (ii) may make such assumptions regarding and/or modifying projected rates and/or quantities of future production of (y) Hydrocarbons from Oil and Gas Interests and (z) coal from Coal Interests owned by the Borrower and the Subsidiary Guarantors as they deem appropriate in their sole good faith discretion, (iii) may consider the projected cash requirements of the Borrower and its Subsidiaries, including, without limitation, obligations under Consolidated Debt, and other debt service and lease obligations of the Borrower and its Subsidiaries, general and administrative expenses and distributions in respect of equity, (iv) are not required to consider any asset other than Borrowing Base Assets, (v) will give no consideration to any asset owned by an entity other than the Borrower or a Subsidiary Guarantor and (vi) may make such other assumptions, considerations and exclusions as each Bank deems appropriate in the exercise of its good faith sole discretion, it being recognized that the ultimate determination to be reached is more predicted upon the aggregate amount of credit available hereunder which, at the time of the determination, each Bank determines should be available as reasonably expected to be repayable by the Borrower, considering all then existing and projected other items which are expected to be payable or repayable, without undue risk of failure to timely repay. Notwithstanding anything contained herein to the contrary, the borrowing base value given by the Banks to the Norfolk Common Stock (together with the borrowing base value given by the Banks to all other Margin Stock, if any,) shall never exceed twenty-five percent (25%) of the Total Borrowing Base.

       SECTION 3.3. The Designated Borrowing Base. The Borrower may designate a borrowing base amount for each Borrowing Base Period, which borrowing base amount shall be equal to or less than the Available Borrowing Base set forth in the most recent Borrowing Base Notice delivered to the Borrower (the "Designated Borrowing Base"), provided, however, that the Designated Borrowing Base can never be less than $35,000,000 (i.e., if the Available Borrowing Base is less than $35,000,000, then the Borrower shall not be permitted to designate a Designated Borrowing Base). The initial Designated Borrowing Base for the first Borrowing Base Period is $46,000,000. The Borrower shall elect to have a Designated Borrowing Base take effect for any Borrowing Base Period by giving notice to the Agent within five Business Days after its receipt of a Borrowing Base Notice for a Borrowing Base Period; provided that if the Borrower has elected a Designated Borrowing Base for a Borrowing Base Period, the Borrower may, at any time prior to the end of such Borrowing Base Period, by giving five Business Days' prior written notice to the Agent, elect to increase the Designated Borrowing Base for that Borrowing Base Period to an amount not greater than the amount of the Available Borrowing Base originally included by the Agent in the Borrowing Base Notice for such Borrowing Base Period; provided further that if the Borrower so elects to increase the Designated Borrowing Base, then all commitment fees payable pursuant to Section 2.5 below with respect to the Borrowing Base Period in which such increase took place shall be calculated as if the increased Designated Borrowing Base had been in effect for the entire Borrowing Base Period.

       SECTION 3.4. Special Determination of Total Borrowing Base. In addition to the redeterminations of the Total Borrowing Base pursuant to
Section 3.2, (i) within five (5) days following receipt of notice (given pursuant to Section 6.1(l)) of a planned asset sale, transfer or disposal of Borrowing Base Assets other than those sales permitted under Section 7.8, or
(ii) the Borrower elects not to cure defects in title at the request of the Majority Banks pursuant to Section 6.14, the Majority Banks may request an additional redetermination of the Total Borrowing Base and the Available Borrowing Base in connection with such sale or defects in title. In the event the Majority Banks request such a Special Determination, the Agent shall promptly deliver notice of such request to the Borrower and the Borrower shall, within ten (10) days of such request, deliver to the Banks the Borrowing Base Asset Reports prepared as of the last day of the calendar month preceding the date of such request. Upon receipt of such Borrowing Base Asset Reports the Banks shall redetermine the Total Borrowing Base and the Available Borrowing Base in accordance with the procedure set forth in Section 3.2 which Total Borrowing Base and Available Borrowing Base shall become effective on the Determination Date applicable to such Special Determination and shall remain in effect until the next Determination.

       SECTION 3.5. Initial Total Borrowing Base; Initial Available Borrowing Base. During the period from the Effective Date to November 1, 1996, the Total Borrowing Base shall be $50,000,000 and the Available Borrowing Base shall be $46,000,000.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

       SECTION 4.1. Conditions Precedent to the Revolving Credit Loans. The obligation of each Bank to make its initial Revolving Credit Loan or for the Issuing Bank to issue its initial Letter of Credit is subject to the satisfaction of the following conditions precedent:

       (a) The Agent shall have received, duly authorized, executed and delivered by each Person that is a party thereto, in form and substance satisfactory to the Banks, each of the following:

              (i) each of the following Loan Documents (together with all exhibits thereto) dated on or as of the Effective Date:

                      (aa)  this Credit Agreement;
                      (bb)  each of the Notes; and
                      (cc)  the Subsidiary Guaranty;

              (ii) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Effective Date, certifying as to (aa) the adoption and continuing effect of resolutions of the board of directors of the Borrower authorizing the transactions contemplated hereby and by the other Loan Documents; (bb) the Articles of Incorporation of the Borrower, (cc) the Bylaws of the Borrower and all amendments thereto, and (dd) the incumbency of all officers of the Borrower who will execute or have executed any document or instrument required to be delivered hereunder, containing the signature of same;

              (iii) a certificate of the Secretary or Assistant Secretary of each Subsidiary Guarantor, dated the Effective Date and certifying as to (aa) the adoption and continuing effect of resolutions of the board of directors of such Subsidiary Guarantor authorizing the transactions contemplated hereby and by the other Loan Documents; (bb) the Articles (or Certificate, as the case may be) of Incorporation of such Subsidiary Guarantor and all amendments thereto, (cc) the Bylaws of the such Subsidiary Guarantor and all amendments thereto, and (dd) the incumbency of all officers of such Subsidiary Guarantor who will execute or have executed any document or instrument required to be delivered hereunder, containing the signature of same;

              (iv) with respect to the Borrower, a certificate of existence and good standing from the Secretary of State of the State of Virginia dated no more than 5 days prior to the Effective Date and certificates of authorization to do business and good standing in the States of Pennsylvania and New Jersey;

              (v) with respect to Resources, a certificate of existence and good standing from the Secretary of State of the State of Virginia dated no more than 5 days prior to the Effective Date and certificates of authorization to do business and good standing in the States of Kentucky, Tennessee, and West Virginia.

              (vi) with respect to PVOG, a certificate of existence and good standing from the Secretary of State of Virginia dated no more than 5 days prior to the Effective Date and certificates of authorization to do business and good standing in the States of West Virginia, Kentucky, Tennessee, Illinois and Indiana.

              (vii) with respect to PVCC, a certificate of existence and good standing from the Secretary of State of Virginia dated no more than 5 days prior to the Effective Date and certificates of authorization to do business and good standing in the States of West Virginia and Kentucky;

              (viii) with respect to Equities, a certificate of existence and good standing from the Secretary of State of Delaware dated no more than 5 days prior to the Effective Date;

              (ix)  the Opinion of the Borrower's Counsel;

              (x) a certificate of insurance coverage evidencing that all insurance required to be obtained and/or maintained by the Borrower and its Subsidiaries as of the Effective Date pursuant to any of the Loan Documents is in full force and effect;

              (xi) (aa) the Initial Borrowing Base Asset Reports and (bb) such other information regarding the Borrowing Base Assets as the Agent or any Bank may reasonably request;

              (xii) (aa) the Initial Financial Statements and (bb) such other financial information, regarding the Borrower or any of its Subsidiaries as the Agent or any Bank may reasonably request. All of such financial statements and financial information shall be satisfactory to the Banks;

              (xiii) for its account and for the account of each Bank, as applicable, all fees and expenses due and payable hereunder on or before the Effective Date and invoiced to the Borrower in writing prior to the Effective Date;

              (xiv) a Federal Reserve Form U-1, as the case may be, with respect to the Commitment of each Bank; and

              (xv) such other certificates, opinions, documents and instruments relating to the transactions contemplated hereby as may have been reasonably requested by the Agent or any Bank.

       (b)  (i) the representation and warranties of the Borrower contained in
Article V hereof and, in all material respects, in each of the other Loan Documents to which the Borrower is a party shall be true and correct in all material respects on the Effective Date both before and after giving effect to the making of the initial Revolving Credit Loans; (ii) the representations and warranties of each Subsidiary contained in any Loan Document to which such Subsidiary is a party are true and correct in all material respects on the Effective Date both before and after giving effect to the initial Revolving Credit Loans; (iii) no Default or Event of Default shall have occurred and be continuing on the Effective Date either before or after giving effect to the making of the initial Revolving Credit Loans, (iv) no material litigation (other than Existing Litigation) is pending or, to the best knowledge of the Borrower after due inquiry, threatened against the Borrower or any Subsidiary of the Borrower and no material adverse development has occurred in any Existing Litigation, and (v) no events or state of affairs which could reasonably be expected to result in a Material Adverse Effect shall have occurred since December 31, 1995;

       (c) A search, made no more than 30 days prior to the Effective Date, of the Uniform Commercial Code filing offices in each relevant jurisdiction shall have revealed no filings or recordings with respect to the Borrowing Base Assets (except Permitted Liens) in favor of any Person. The Agent shall have received a copy of the search reports received as a result of such search and fully executed releases effectuating the termination of any and all Liens (other than Permitted Liens) pertaining to any of the Borrowing Base Assets;

       (d) Evidence satisfactory to the Agent that all indebtedness of any and all of the Borrower and its Subsidiaries owing to the Existing Lenders pursuant to the Existing First Union Agreement has been repaid in full and all liens and encumbrances securing such indebtedness, if any, have been released.

       (e) Such other conditions precedent which the Agent may reasonably have requested or required.

       SECTION 4.2. Additional Conditions Precedent. No Bank has any obligation to make any Revolving Credit Loan (including its initial Revolving Credit Loan) and the Issuing Bank has no obligation to issue any Letter of Credit (including the initial Letter of Credit) unless the following conditions precedent have been satisfied:

       (a) The Agent shall have received, in form and substance satisfactory to the Agent, a certificate of the Borrower and of each Subsidiary signed by a Responsible Officer of the Borrower and of each Subsidiary, dated as of the Borrowing Date, certifying that (aa) the representations and warranties of the Borrower and each Subsidiary contained in Article V hereof and, in all material respects, in each of the other Loan Documents to which the Borrower or such Subsidiary is a party, are true and correct in all material respects (both before and after giving effect to the making of such

Revolving Credit Loan or the issuing of such Letter of Credit) on and as of the Borrowing Date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date); (bb) no event or state of affairs which could reasonably be expected to result in a Material Adverse Effect has occurred since the fiscal year end of the Fiscal Year for which audited financial statements conforming to the requirements of Section 6.1(b) have been delivered to the Banks pursuant to
Section 6.1(b); (cc) no Default or Event of Default then exists either before or after giving effect to the making of such Revolving Credit Loan or the issuing of such Letter of Credit; and (dd) no new material litigation (other than Existing Litigation) is pending or, to the best knowledge of the Borrower after due inquiry, threatened against the Borrower or any Subsidiary and no material adverse development has occurred in any Existing Litigation.

       (b) the Borrower shall have complied with the provisions of Section 2.2 and/or 2.3, as applicable;

       (c)  The Maturity Date shall not have occurred;

       (d) The sum of (i) the amount of the requested Borrowing and/or the face amount of the requested Letter of Credit plus (ii) the Utilized Credit shall not exceed the Available Commitment then in effect.

       (e) The making of such Revolving Credit Loans or the issuance of such Letters of Credit shall not result in the Borrower's, any of its Subsidiary's or any Bank's being in noncompliance with or in violation of Regulation U, and shall not be prohibited by any Requirements of Law.

       SECTION 4.3. General. All of the agreements, instruments, reports, opinions and other documents and papers referred to in this Article IV (except for the Notes and the Letters of Credit), unless otherwise expressly specified, shall be delivered to the Agent in sufficient counterparts for each of the Banks. As soon as practicable after receipt of such documents the Agent shall deliver such documents to each of the Banks.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

       In order to induce the Agent and each Bank to enter into this Credit Agreement and to make the Revolving Credit Loans, the Borrower represents and warrants as to itself and each of its Subsidiaries, to the Agent and each Bank that the following statements are true, correct and complete.

       SECTION 5.1. Organization; Corporate Powers. Each of the Borrower and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) is duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which such qualification and good standing are necessary in order for it to conduct its business and own its properties as conducted and owned (except only for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, result in (i) the loss of any privileges in such jurisdiction which are material to the Borrower or such Subsidiary or their respective businesses, or (ii) a material liability to the Borrower or such Subsidiary, and (c) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted.

       SECTION 5.2. Authority. Each of the Borrower and each of its Subsidiaries has the corporate power and authority and legal right to execute, deliver and perform each of the Loan Documents executed by, or to be executed by, the Borrower or such Subsidiary and each other agreement or instrument contemplated thereby to which it is or will be a party and, with respect to the Borrower, to borrow hereunder. The execution, delivery and performance of each of the Loan Documents to which the Borrower or any of its Subsidiaries is or will be a party and the consummation of the transactions contemplated thereby, and, with respect to the Borrower, the borrowing of funds under this Credit Agreement, have been duly approved by the board of directors of each such Person and no other corporate proceedings on the part of such Person are necessary to consummate such transactions. This Credit Agreement constitutes, and each of the other Loan Documents to which the Borrower or any of its Subsidiaries is a party when executed and delivered by such Person, will constitute the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

       SECTION 5.3. Use of Proceeds. The Borrower's uses of the proceeds of the Revolving Credit Loans shall be as set forth in Section 2.20.

       SECTION 5.4.  No Conflict.    The execution, delivery and performance by
the Borrower and each Subsidiary of the Borrower of the Loan Documents to which the Borrower or such Subsidiary of the Borrower is a party, the compliance by the Borrower or such Subsidiary of the Borrower with the terms and provisions thereof and the consummation of each of the transactions contemplated thereby, do not and will not (i) require any consent or approval of the stockholders of the Borrower or any of its Subsidiaries, or any authorization, consent or approval by any Governmental Authority or (ii) by the lapse of time, the giving of notice or otherwise, (a) constitute a violation of any Requirement of Law binding on the Borrower or such Subsidiary of the Borrower or a breach of any provision contained in the articles or certificate of incorporation or bylaws of the Borrower or such Subsidiary of the Borrower, (b) constitute a breach of any material provision contained in any Material Contract to which the Borrower or such Subsidiary of the Borrower is a party or by which the Borrower or such Subsidiary of the Borrower is bound, or (c) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of the Borrower or such Subsidiary of the Borrower (other than Permitted Liens).

       SECTION 5.5.  Gas Balancing Agreements and Advance Payment Contracts.
As of the Effective Date, (a) the net gas imbalance to the Borrower and PVOG (considered in the aggregate) under all Gas Balancing Agreements to which the Borrower or PVOG is a party or by which any Oil and Gas Interests owned by the Borrower or any of its Subsidiaries is bound, is not in excess of $500,000, and
(b) the aggregate amount of all Advanced Payments received by the Borrower or PVOG under Advance Payment Contracts which have not been satisfied by delivery of production does not exceed $500,000.

       SECTION 5.6. Borrowing Base Assets. (a) The Borrower and/or PVOG have good and defensible title to all Oil and Gas Interests described in the Initial Borrowing Base Asset Report other than Immaterial Oil and Gas Interests, free and clear of all Liens except Permitted Liens. With the exception of Immaterial Oil and Gas Interests, all such Oil and Gas Interests are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid. Except with respect to Immaterial Oil and Gas Interests, but without regard to any consent or non-consent provisions of any joint operating agreement covering any of the Proved Reserves of the Borrower and PVOG, the Borrower's (and PVOG's) share of
(a) the costs for each of the Proved Reserves described in Initial Borrowing Base Asset Report is not greater than the decimal fraction set forth in the Initial Borrowing Base Asset Reports, before and after payout, as the case may be, and described therein by the respective designations "working interests", "WI", "gross working interest", "GWI", or similar terms, and (b) production from, allocated to, or attributed to each such Proved Reserves is not less than the decimal fraction set forth in the Initial Borrowing Base Asset Reports, before and after payout, as the case may be, and described therein by the designations net revenue interest, NRI, or similar terms. Except with respect to Immaterial Oil and Gas Interests, each well drilled in respect of each Proved Developed Producing Hydrocarbon Reserves described in the Initial Borrowing Base Asset Reports (y) is capable of, and is presently, producing Hydrocarbons in commercial quantities, and the Borrower or PVOG is currently receiving payments for its share of production, with no material funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (z) has been drilled, bottomed, completed, and operated in compliance with all applicable Requirements of Law and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production. For purposes of this Section 5.6(a), "Immaterial Mineral Interests" means Oil and Gas Interests which, in the aggregate, do not represent more than two percent (2%) of the discounted present value of all Oil and Gas Interests as set forth in the Initial Reserve Report.

       (b) The Borrower and/or PVCC have good and defensible title to all material coal assets described on Schedule 5.6 (the "Coal Interests"), free and clear of all Liens except Permitted Liens. All such Coal Interests are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid.

       (c) As of the Effective Date, Equities has good and marketable title to 1,102,400 shares of Norfolk Common Stock (the "Norfolk Securities"), free and clear of all Liens, options, warrants, puts, calls, or other rights of the issuer or third persons.

       SECTION 5.7. Ownership of Properties Generally. With respect to all other properties and assets of the Borrower and its Subsidiaries not covered by
Section 5.6 above, the Borrower and each of its Subsidiaries have good and defensible fee simple or leasehold title to all material properties and assets purported to be owned by them, including, without limitation, all assets reflected in the balance sheets referred to in Section 5.9 (a) and all assets which are used by the Borrower and its Subsidiaries in the operation of their respective businesses, and none of such properties or assets is subject to any Lien other than Permitted Liens. Neither the Borrower nor any Subsidiary of the Borrower owns any real property or leasehold interests in any real property located on tribal lands.

       SECTION 5.8.  No Defaults.

       (a) Neither the Borrower nor any Subsidiary of the Borrower is a party to any Contractual Obligation that has resulted or is reasonably likely to result in a Material Adverse Effect.

       (b) (i) No Default or Event of Default exists and (ii) neither the Borrower nor any Subsidiary of the Borrower is in default with respect to any Material Contract.

       SECTION 5.9.  Financial Position; No Material Adverse Change.

       (a) The Borrower has heretofore furnished to the Agent and the Banks its Consolidated balance sheet, and the related Consolidated statements of income, cash flows and shareholders' equity of the Borrower and its Subsidiaries (x) as of and for the Fiscal Year ended December 31, 1995, audited by and accompanied by the unqualified opinion of KPMG Peat Marwick, independent certified public accountants, and (y) as of and for the Fiscal Quarter ended March 31, 1996, certified by a Responsible Officer of the Borrower. Such financial statements present fairly the financial condition and results of operations of the Borrower and its Subsidiaries as of such dates and for such periods. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

       (b) Neither the Borrower nor any Subsidiary of the Borrower has any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Consolidated balance sheets of the Borrower or as otherwise disclosed to the Banks in writing.

       (c) the Borrower has disclosed to the Banks in writing any and all facts which, in the reasonable good faith judgment of the Borrower, could reasonably be expected to result in a Material Adverse Effect.

       SECTION 5.10.  Litigation; Adverse Effects.

       (a) Except as set forth in Schedule 5.10, there are no actions, suits, proceedings, governmental investigations or arbitrations, at law or in equity, before or by any Governmental Authority, pending or, to the best knowledge of the Borrower, probable of assertion against the Borrower or any Subsidiary of the Borrower or any property of the Borrower or any Subsidiary of the Borrower, which if adversely determined, is likely to result in a material judgment or liability not fully covered by insurance and/or could reasonably be expected to result in a Material Adverse Effect.

       (b) None of the business, properties, or operations of the Borrower or any Subsidiary of the Borrower are materially and adversely affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God, or of the public enemy or other casualty (whether or not covered by insurance).

       SECTION 5.11. ERISA. A summary of all currently existing Benefit Plans are listed on Schedule 5.11 hereto. The Borrower and each of its Subsidiaries is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which the Borrower or any Subsidiary of the Borrower was required to file a report with the PBGC, and the present value of all benefit liabilities and benefit assets under each Benefit Plan (based on those assumptions used to fund such Benefit Plan) is as set forth in the Initial Financial Statements delivered to the Banks. Neither the Borrower nor any Subsidiary of the Borrower has any ERISA Affiliates (other than the Borrower and its Subsidiaries) or Multiemployer Plans.

       SECTION 5.12. Payment of Taxes. The Borrower has filed, and has caused each of its Subsidiaries to file, all federal, state and local tax returns and other reports required by Requirements of Law to have been filed by the Borrower or such Subsidiary of the Borrower and has paid (prior to delinquency) all taxes and other similar charges and assessments that are due and payable including extensions, except taxes, charges and assessments which are being diligently contested in good faith by appropriate proceedings and any Lien arising thereunder constitutes a Permitted Lien. No Responsible Officer of the Borrower or any Subsidiary of the Borrower has knowledge of any proposed tax assessment against the Borrower or any Subsidiary of the Borrower that is reasonably likely to result in a Material Adverse Effect.

       SECTION 5.13.  Environmental Matters.  Except as disclosed on Schedule
5.13 or as could not reasonably be expected to result in material liability to the Borrower or any Subsidiary of the Borrower:

       (a) The Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws;

       (b) Each of the Borrower and each of its Subsidiaries has obtained all consents and permits required under all applicable Environmental Laws to operate its business as presently conducted or as proposed to be conducted, if and at the time required by applicable Environmental Laws, and all such consents and permits are in full force and effect and the Borrower and its Subsidiaries is in compliance with all terms and conditions of such approvals;

       (c) Neither the Borrower nor any Subsidiary of the Borrower nor any of the property or operations, either past or present, of the Borrower or any Subsidiary of the Borrower is subject to any order from or agreement with any Governmental Authority or private party respecting (i) failure to comply with any Environmental Law or any Remedial Action or (ii) any Environmental Liabilities arising from the Release or threatened Release of a Hazardous Substance into the environment except those orders and agreements with which the Borrower or such Subsidiary of the Borrower is in compliance with;

       (d) None of the operations of the Borrower or any Subsidiary of the Borrower is subject to any judicial or administrative proceeding alleging a violation of, or liability under, any Environmental Law;

       (e) To the best knowledge and belief of the Borrower, none of the operations of the Borrower or any Subsidiary of the Borrower is the subject of any investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Hazardous Substance into the environment;

       (f) Neither the Borrower nor any Subsidiary of the Borrower has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance under 40 CFR Part 261 or any state or local equivalent;

       (g) Neither the Borrower nor any Subsidiary of the Borrower has filed any notice under any applicable Environmental Law reporting a Release of a Hazardous Substance (other than minor or de minimis emissions) into the environment;

       (h) There is not now, nor, to the best knowledge and belief of the Borrower has there ever been, on or in any property of the Borrower or of any Subsidiary of the Borrower:

              (i) any generation, treatment, recycling, storage or disposal of any Hazardous Substance under 40 CFR Part 261 or any state or local equivalent,

              (ii)  any underground storage tanks or surface impoundments,

              (iii)  any friable asbestos-containing material, or

              (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment, except in compliance with all applicable Environmental Laws;

       (i) Except for those commitments and agreements entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business in compliance with all material requirements of applicable Environmental Laws, there have been no written commitments or agreements involving the Borrower or any Subsidiary of the Borrower from or with any Governmental Authority or any private entity (including, without limitation, the owner of the property or any portion thereof) relating to the generation, storage, treatment, presence, Release, or threatened Release of any Hazardous Substance on or into any of the properties of the Borrower or any Subsidiary of the Borrower or the environment (including off-site disposal of toxic wastes or Hazardous Substances) or any Remedial Action with respect thereto;

       (j) Neither the Borrower nor any Subsidiary of the Borrower has received any pending or unresolved written notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Hazardous Substance into the environment;

       (k) Neither the Borrower nor any Subsidiary of the Borrower has any known liability in connection with any material Release or material threatened Release of any Hazardous Substances into the environment; and

       (l) To the best knowledge and belief of the Borrower, no Environmental Lien has attached to any properties of the Borrower or any Subsidiary of the Borrower.

       SECTION 5.14. Governmental Regulation. Neither the Borrower nor any Subsidiary of the Borrower is subject to regulation under the Interstate Commerce Act, the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act or any other Requirements of Law such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by this Credit Agreement and the other Loan Documents or any document executed in connection therewith is impaired.

       SECTION 5.15. Disclosure. All information contained in any financial statements, Reserve Reports, Coal Reserve Reports, Borrowing Base Asset Reports, certificates, exhibits, schedules, operating statements and any other written statements and written information (excluding estimates and forecasts) furnished by or on behalf of the Borrower or any Subsidiary of the Borrower to the Banks and the Agent, (taken as a whole) in connection with any transaction contemplated hereby or by any other Loan Document on or prior to the date this representation is made or deemed made, was, and will be, true and correct in all material respects and does not, and will not, contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

       SECTION 5.16. Subsidiaries. As of the Effective Date, Schedule 5.16 contains a complete and accurate (a) list of all Subsidiaries of the Borrower,
(b) description of the issued and outstanding capital stock of each Subsidiary of the Borrower and (c) the record owners of such capital stock. Except as set forth on Schedule 5.16, neither of the Borrower nor any Subsidiary of the Borrower is a partner or joint venturer in any partnership or joint venture or a member of any unincorporated association.

       SECTION 5.17. Solvency. Neither the Borrower nor any Subsidiary of the Borrower (i) is "insolvent" (within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Conveyance Act or Section 2 of the Uniform Fraudulent Transfer Act) or will become insolvent as a result of the incurrence of any obligation under any Loan Document to which it is a party; (ii) has unreasonably small capital (after giving effect to the transactions contemplated in any Loan Document to which it is a party) for the conduct of its existing and contemplated business and (iii) is able to perform its contingent obligations and other commitments as they mature in the normal course of business.

       SECTION 5.18. Business. The Borrower has not conducted and is not conducting any business other than business relating to the exploration, development, financing, acquisition, ownership, operation, maintenance, storage, transporting and marketing of the Oil and Gas Interests, the Coal Interests and timber interests, land management, and related activities as currently conducted.

       SECTION 5.19. Material Contracts. Schedule 5.19 lists all Material Contracts to which the Borrower or any of its Subsidiaries is a party or by which it or its properties is bound (including, without limitation, all amendments, supplements, waivers and other agreements amending, supplementing or otherwise modifying or clarifying such agreements) but excluding (a) the Loan Documents, (b) leases and operating agreements related to the Borrowing Base Assets and (c) agreements and plans relating to employee benefits. The Borrower and each of its Subsidiaries have complied in all material respects with all obligations required to be performed by them under all Material Contracts, except to the extent a failure to comply could not reasonably be expected to result in a Material Adverse Effect. The Borrower is not aware of any default by any other party to any Material Contract. True, correct and complete copies of all Material Contracts listed on Schedule 5.19 have been delivered to the Agent.

       SECTION 5.20. Licenses, Permits, Etc. The Borrower and each of its Subsidiaries possess such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on their respective businesses as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item could not reasonably be expected to result in a Material Adverse Effect.

       SECTION 5.21. Fiscal Year. The Borrower's Fiscal Year is January 1 through December 31.

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

              So long as this Credit Agreement shall remain in effect or the principal of or interest on any Revolving Credit Loan, or any Letter of Credit, or any reimbursement obligation with respect to any Letter of Credit, or any commitment or other fee, expense, compensation or any other amount payable under any Loan Document shall remain unpaid or outstanding or the Banks shall have any Commitments hereunder, unless the Majority Banks shall otherwise consent in writing, the Borrower covenants and agrees that:

       SECTION 6.1. Information. The Borrower shall deliver, or cause to be delivered, to the Banks at the Borrower's sole expense:

       (a) As soon as practicable, and in any event within fifty (50) days after the end of each Fiscal Quarter in each Fiscal Year of the Borrower (but within ninety-five (95) days after the end of the last Fiscal Quarter in each Fiscal Year or one hundred five (105) days after the end of the last Fiscal Quarter in such Fiscal Year upon the Borrower's timely filing of a Form 12b-25 with respect to the Borrower's Form 10-K for that Fiscal Year), the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period and year to date period then ended, and the related unaudited Consolidated statements of income, cash flows and shareholders' equity for such quarterly period and for the portion of the Fiscal Year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior Fiscal Year, all in reasonable detail prepared in a manner satisfactory to the Agent and the Banks, and certified by a Responsible Officer of the Borrower responsible for the administration of the finances and accounting practices of the Borrower that such financial statements fairly present the Consolidated financial condition and results of operations of, respectively, the Borrower and its Subsidiaries in accordance with GAAP for the Fiscal Quarter and year to date period then ended, subject to changes resulting from normal year-end audit adjustments.

       (b) Within ninety-five (95) days after the close of each Fiscal Year of the Borrower (or one hundred five (105) days after the close of each such Fiscal Year upon the Borrower's timely filing of a Form 12b-25 with respect to the Borrower's Form 10-K for that Fiscal Year), the audited Consolidated balance sheet of the Borrower as of the end of such Fiscal Year and the related audited Consolidated statements of income, cash flows and shareholders' equity of the Borrower for such Fiscal Year, setting forth the comparative figures for the preceding Fiscal Year all audited by KPMG Peat Marwick or other independent certified public accountants of recognized national standing reasonably satisfactory to the Majority Banks and accompanied by (x) an unqualified opinion of such accountants to the effect that such Consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries, on a Consolidated basis, in accordance with GAAP, and (y) a certificate of such accountants certifying that in the course of its regular audit of the financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default, or if in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

       (c) Together with the delivery of statements referred to in paragraphs (a) and (b) above, a Compliance Certificate, in form and substance satisfactory to the Agent, signed by a Responsible Officer of the Borrower responsible for the administration of the finances and accounting practices of the Borrower, stating that the signer has reviewed the terms of this Credit Agreement and the other Loan Documents and that in the course of the performance of his duties, he would normally have knowledge of any condition or event which would constitute an Event of Default or Default and stating whether or not he has knowledge of any such condition or event and, if so, specifying each such condition or event of which he has knowledge and the nature thereof and any corrective action taken or proposed to be taken with respect thereto. Such Compliance Certificate shall set forth the calculations required to establish compliance with the financial covenants set forth in Section 7.15 for the fiscal period covered by such financial statements.

       (d) Promptly and in any event within three (3) Business Days after any Responsible Officer of the Borrower obtains knowledge thereof, notice of
(i) the institution of or threat in writing of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any Subsidiary of the Borrower not previously disclosed in writing to the Banks or any material adverse development in any action, suit, proceeding, governmental investigation or arbitration already disclosed to the Banks or (ii) the occurrence of any event which constitutes a Default or Event of Default, such notice to specify the nature and period of existence of such Default or Event of Default, and what action the Borrower and/or such Subsidiary has taken, are taking or propose to take with respect thereto.

       (e) promptly upon the mailing thereof to the stockholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

       (f) promptly upon the filing thereof, copies of all final registration statements, post effective amendments thereto and annual, quarterly or special reports which the Borrower shall have filed with the Securities and Exchange Commission; provided, that the Borrower must deliver, or cause to be delivered, any annual reports which the Borrower shall have filed with the Securities and Exchange Commission, within one hundred (100) days after the end of each Fiscal Year of the Borrower (or one hundred five
(105) days after the end of such Fiscal Year upon the Borrower's timely filing of a Form 12b-25 with respect to the Borrower's Form 10-K for that Fiscal
Year), and any quarterly reports which the Borrower shall have filed with the Securities and Exchange Commission, within fifty (50) days after the end of each of the first three (3) quarters of each Fiscal Year of the Borrower;

       (g) promptly upon request therefor by the Agent, such title opinions and other information in either the Borrower's possession, control or direction regarding title to the Borrowing Base Assets as are appropriate to determine the status of title with respect thereto;

       (h) promptly upon receipt of same, any notice or other information received by the Borrower or any Subsidiary of the Borrower indicating any potential, actual or alleged (i) non-compliance with or violation of the requirements of any Environmental Law which could result in liability to the Borrower or any Subsidiary for fines, clean up or any other remediation obligations or any other liability in excess of $1,000,000 in the aggregate;
(ii) release or threatened release of any toxic or hazardous waste, substance, or constituent, or other substance into the environment which release would impose on the Borrower or any Subsidiary of the Borrower a duty to report to a governmental authority or to pay cleanup costs or to take remedial action under any Environmental Law which could result in liability to the Borrower or any Subsidiary of the Borrower for fines, clean up and other remediation obligations or any other liability in excess of $1,000,000 in the aggregate; or
(iii) the existence of any Environmental Lien arising under any Environmental Law securing any obligation of the Borrower or any Subsidiary of the Borrower to pay fines, clean up or other remediation costs or any other liability in excess of $1,000,000 in the aggregate. Without limiting the foregoing, the Borrower shall provide to Agent, promptly upon request, copies of all environmental consultants or engineers reports received by the Borrower or any Subsidiary of the Borrower which involves the investigation, remediation or response action with respect to any circumstance or condition which would require delivery of a notice or other information to the Banks pursuant to this
Section 6.1(h);

       (i) In the event any notification is provided by the Borrower to any Bank or the Agent pursuant to Section 6.1(h) hereof or the Agent or any Bank otherwise learns of any event or condition under which any such notice would be required, then, upon request of the Majority Banks, the Borrower shall, within ninety (90) days of such request, cause to be furnished to each Bank a report by an environmental consulting firm acceptable to Agent and the Majority Banks, stating that a review of such event, condition or circumstance has been undertaken (the scope of which shall be reasonably acceptable to Agent and the Majority Banks) and detailing the findings, conclusions, and recommendations of such consultant. The Borrower shall bear all expenses and costs associated with such review and updates thereof, as well as all remediation or curative action which (y) the Borrower and/or any Subsidiary of the Borrower is required by contract or law to make or (ii) is recommended by any such environmental consultant and undertaken by the Borrower;

       (j)    Promptly (but in all events within three (3) Domestic Business
Days) after any Responsible Officer becomes aware of the occurrence of any Default), a certificate of a Responsible Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

       (k)    Promptly (but in all events within three (3) Domestic Business
Days) after any Responsible Officer becomes aware of same), notice of any material adverse change in the business, financial condition, operations or prospects of the Borrower, any Subsidiary Guarantor or of the Borrower and its Subsidiaries taken as a whole;

       (l)    Promptly (but in all events within three (3) Domestic Business
Days) after any Responsible Officer becomes aware of same), notice of the intended sale, transfer, encumbrance or other disposition of any Borrowing Base Asset other than a sale, transfer, encumbrance or other disposition permitted pursuant to Section 7.8; and

       (m) From time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

       SECTION 6.2. Business of the Borrower. The primary business of the Borrower and its Subsidiaries on a Consolidated basis is and will continue to be the acquisition, exploration for, development, production, transportation, processing and marketing of Hydrocarbons, coal and accompanying elements.

       SECTION 6.3. Corporate Existence. The Borrower shall, and shall cause each of its Subsidiaries to, maintain its (i) existence and good standing in the jurisdiction of its organization or incorporation and (ii) qualification and good standing in all jurisdictions in which such qualification and good standing are necessary in order for the Borrower or such Subsidiary to conduct its business and own its property as conducted and owned in such jurisdiction except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

       SECTION 6.4. Right of Inspection. The Borrower will permit, and will cause each Subsidiary of the Borrower to permit, any officer, employee or agent of the Agent or any of the Banks to visit and inspect any of the assets of the Borrower and its Subsidiaries, examine the Borrower's and its Subsidiaries' books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with the Borrower's and its Subsidiaries' officers, accountants and auditors, all at such reasonable times and as often as the Agent or any of the Banks may reasonably desire, all at the expense of the Borrower.

       SECTION 6.5. Maintenance of Insurance. The Borrower will maintain or cause to be maintained, and will cause each Subsidiary of the Borrower to maintain or cause to be maintained (and will use all reasonable good faith efforts to cause all operators of Borrowing Base Assets to maintain or cause to be maintained) at all times, insurance covering such risks as are customarily carried by businesses similarly situated.

       SECTION 6.6. Payment of Taxes and Claims. The Borrower will pay, and will cause each of its Subsidiaries to pay, (a) all taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien (other than a Permitted Lien) on any of its assets; provided, however, no payment of taxes or claims shall be required if
(i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of the Borrower or any of its Subsidiaries are subject to levy or execution, (ii) the Borrower as and to the extent required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto, and (iii) to the extent the amount of the contested taxes or claims are in excess of $1,000,000 (in the aggregate), the Borrower has notified the Agent of such circumstances, in detail satisfactory to the Agent.

       SECTION 6.7. Compliance with Laws and Documents. The Borrower will comply, and will cause each of its Subsidiaries to comply, with all Requirements of Law, their respective certificates (or articles) of incorporation, bylaws and similar charter documents and all Material Contracts to which the Borrower or any of its Subsidiaries is a party, if a violation, alone or when combined with all other such violations, could reasonably be expected to result in a Material Adverse Effect.

       SECTION 6.8. Operation of Properties and Equipment. (a) the Borrower will maintain and operate, and will cause each of its Subsidiaries to maintain and operate, their respective material properties, including without limitation all of the Borrowing Base Assets, in a good and workmanlike manner, and, (i) with respect to the Oil and Gas Interests, observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Oil and Gas Interests so long as such Oil and Gas Interests are capable of producing Hydrocarbons and accompanying elements in paying quantities, and (ii) with respect to the Coal Interests, observe and comply with all of the terms and provisions, express or implied, of all Coal Leases relating to such Coal Interests so long as such Coal Leases are capable of producing coal and accompanying elements in commercial quantities.

       (b) The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Material Contracts.

       (c) The Borrower will maintain, preserve and keep, and will cause each of its Subsidiaries to maintain, preserve and keep, at all times, all material equipment used with respect to their respective businesses in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained; provided that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if the Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of the Borrower and its Subsidiaries.

       SECTION 6.9. Environmental Law Compliance and Indemnity. The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws binding on the Borrower or such Subsidiary, including, without limitation, (a) all licensing, permitting, notification and similar requirements of Environmental Laws, and (b) all provisions of all Environmental Laws regarding storage, discharge, release,
transportation, treatment and disposal of Hazardous Substances.   The Borrower
will promptly pay and discharge when due, and will cause each of its Subsidiaries to promptly pay and discharge when due, all debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Environmental Laws binding on the Borrower or any Subsidiary of the Borrower. The Borrower hereby agrees to indemnify, defend and hold harmless each of the Banks, the Agent and their respective agents, affiliates, officers, directors, and employees from and against any and all claims, losses, demands, actions, causes of action, and liabilities whatsoever (including without limitation reasonable attorney's fees and expenses, and costs and expenses reasonably incurred in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) arising out of or resulting from the contamination by any Hazardous Substance or environmental pollutant in violation of, or noncompliance with, any federal, state or local Environmental Laws, including without limitation violation of the Comprehensive

Environmental Response, Compensation and Liability Act, as amended from time to time, or of the Resource Conservation and Recovery Act, as amended from time to time, except to the extent that such claim, loss, demand, action, cause of action, or liability was caused by the gross negligence or willful misconduct of the indemnified party requesting indemnification pursuant to this Section 6.9.

       SECTION 6.10. ERISA Reporting Requirements. The Borrower shall furnish or cause to be furnished to Agent:

       (a) Promptly and in any event (i) within fifteen (15) days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in section 4063(a) of ERISA with respect to any Benefit Plan of the Borrower or any ERISA Affiliate has occurred, and (ii) within ten (10) days after the Borrower or any ERISA Affiliate knows or has reason to know that any other ERISA Event with respect to any Benefit Plan of the Borrower or any ERISA Affiliate has occurred or a request for minimum funding waiver under section 412 of the Code with respect to any Benefit Plan of the Borrower or any ERISA Affiliate has been made, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

       (b) Promptly and in any event within two (2) Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the PBGC, copies of each notice received by the Borrower or any ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Benefit Plan;

       (c) Promptly and in any event within fifteen (15) days after the receipt by the Borrower of a request therefor by a Bank, copies of any annual and other report (including Schedule B thereto) with respect to a Benefit Plan filed by the Borrower or any ERISA Affiliate with the United States Department of Labor, the IRS or the PBGC;

       (d) Promptly, and in any event within ten (10) Business Days after receipt thereof, a copy of any correspondence the Borrower or any ERISA Affiliate receives from the Plan Sponsor (as defined by section 4001(a)(10) of ERISA) of any Benefit Plan asserting withdrawal liability pursuant to section 4219 or 4202 of ERISA upon the Borrower or any ERISA Affiliate, and a statement from a Responsible Officer of the Borrower or such ERISA Affiliate setting forth details as to the events giving rise to such withdrawal liability and the action which the Borrower or such ERISA Affiliate is taking or proposes to take with respect thereto;

       (e) Notification within three (3) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that the Borrower or any such ERISA Affiliate has or intends to file a notice of intent to terminate any Benefit Plan under a distress termination within the meaning of section 4041(c) of ERISA and a copy of such notice; and

       (f) Promptly after receipt of written notice of commencement thereof, notice of all (i) claims made by participants or beneficiaries with respect to any Benefit Plan and

(ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any ERISA Affiliate with respect to any Benefit Plan, except those which, in the aggregate, if adversely determined could not result in a Material Adverse Effect.

       SECTION 6.11. Subsidiary Guaranty. The Borrower will cause each of its Subsidiaries hereafter formed or acquired to execute and deliver a joinder of the Subsidiary Guaranty promptly following such formation or acquisition.

       SECTION 6.12. Permits, Licenses. The Borrower shall, and shall cause each Subsidiary to, maintain all material assets, consents, licenses, patents, copyrights, trademarks, service marks, trade names, permits and other approvals and authorizations necessary to conduct its business, including, without limitation all consents, permits, licensees and agreements material to the Borrowing Base Assets.

       SECTION 6.13. Additional Documents. The Borrower will cure promptly, and will cause each of its Subsidiaries to cure promptly, any defects in the creation and issuance of each Note, and the execution and delivery of this Credit Agreement and the other Loan Documents and, at the Borrower's expense, the Borrower shall promptly and duly execute and deliver, and cause each Subsidiary of the Borrower to promptly execute and deliver, to each Bank, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of each the Borrower and each Subsidiary of the Borrower in this Credit Agreement and the other Loan Documents as may be reasonably necessary or appropriate in connection therewith.

       SECTION 6.14. Title Assurances. The Borrower shall furnish or cause to be furnished to the Agent such information in its possession or reasonably available to it with respect to title to the Borrowing Base Assets as the Majority Banks may reasonably request and shall cooperate with the Agent and its counsel in analyzing such title. Where appropriate in the opinion of the Majority Banks and at the request of the Majority Banks, the Borrower shall correct material defects in such title, or, if the Borrower elects not to correct such defects in title, the Banks shall be entitled to an immediate redetermination of the Total Borrowing Base pursuant to Section 3.4.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

              So long as this Credit Agreement shall remain in effect or the principal of or interest on any Revolving Credit Loan, or any Letter of Credit, or any reimbursement obligation with respect to any Letter of Credit, or any commitment or other fee, expense, compensation or any other amount payable under any Loan Document shall remain unpaid or outstanding or the Banks shall have any Commitments hereunder, unless the Majority Banks shall otherwise consent in writing, the Borrower covenants and agrees that:

       SECTION 7.1. Debt. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise become or remain liable with respect to, any Debt, except for:

       (a)  Debt arising hereunder and under the other Loan Documents;

       (b)  Unsecured Debt outstanding on the Effective Date and described in
Schedule 7.1, in each case in a principal amount at any one time outstanding not to exceed the amount set forth on Schedule 7.1 hereof;

       (c) Endorsements of negotiable instruments for collection in the ordinary course of business;

       (d) Current liabilities (exclusive of Debt) for accounts payable and expense accruals incurred or assumed in the ordinary course of business, provided such accounts payable have not remained unpaid for a period of ninety
(90) days after the same became due unless currently being contested in good faith or by appropriate proceedings;

       (e) Liabilities for taxes, assessments, governmental charges or levies not yet due and payable; and

       (f)  Liabilities incurred under Hedge Transactions permitted pursuant to
Section 7.14 hereof.

       (g) Unsecured Debt incurred by the Borrower pursuant to a line(s) of credit entered into by the Borrower after the Effective Date with any Bank or any other financial institution, provided, however, that (i) the terms, covenants and conditions of said line(s) of credit may be no more burdensome or onerous on the Borrower and its Subsidiaries than the terms, conditions and covenants contained in this Credit Agreement, (ii) at the time said Debt is incurred, the aggregate principal amount of all advances, including the proposed advance (the "Swing Loans") made to the Borrower by any Bank or any such other financial institution pursuant to such line(s) of credit does not exceed at any one time outstanding $5,000,000.00, (iii) after giving pro forma effect to any proposed Swing Loan, the aggregate amount of the Utilized Credit does not exceed the Available Commitment, and (iv) the proceeds of all Swing Loans are used by the Borrower solely for cash management purposes. Swing Loans shall not be considered a utilization of the Total Commitment or the Commitment of such Bank hereunder for purposes of calculating the commitment fee due pursuant to the provisions of Section 2.5(a), but shall be included in the determination of the Utilized Credit;

       (h) Purchase money Debt in respect of property acquired by the Borrower and its Subsidiaries in the ordinary course of business provided, however, that the aggregate amount of all Debt incurred by the Borrower and its Subsidiaries pursuant to this Section 7.1(h) and Section 7.1(i) shall not exceed $3,000,000 at any one time outstanding;

       (i)    Additional unsecured Debt not permitted by subclauses (a) through
(h), provided, however, that the aggregate amount of all Debt incurred by the Borrower and its Subsidiaries pursuant to this Section 7.1(i) and Section 7.1(h) shall not exceed

$3,000,000 at any one time outstanding; and

       (j) Unfunded Vested Liabilities with respect to any Existing Plan, provided, however, that (x) such Existing Plan at all times meets all applicable funding requirements contained in Section 412 of the Code and (y) Borrower is at all times in compliance with Section 7.15(b).

       SECTION 7.2. Restrictions on Distributions. The Borrower will not directly or indirectly declare or pay or incur any liability to pay, and the Borrower will not permit any of its Subsidiaries to directly or indirectly declare or pay, or incur any liability to pay any Distributions, except that:

       (a) The Borrower may pay Distributions to its shareholders from funds legally available for such purpose, provided, however, that if the Utilized Percentage of the Borrowing Base exceeds seventy-five percent (75%), the Borrower will not, directly or indirectly, declare or make, or incur any liability to make, Distributions to its shareholders in any Fiscal Quarter in excess of an amount equal to (x) fifty-five percent (55%) of Consolidated EBITDA for the previous four (4) Fiscal Quarters for which financial statements have been delivered to the Banks pursuant to Section 6.1 less (y) the aggregate amount of quarterly Distributions made to its shareholders during such four (4) fiscal quarter period.

       (b) It shall be a condition to each Distribution permitted by the provisions of Section 7.2(a) that at the time such Distribution is made: (i) no payment of principal, interest, fees or other amount required hereunder or under the Loan Documents has become due and has not been paid, (ii) no Default or Event of Default (other than as described in clause (i) of this proviso) has occurred, is continuing and has not been waived by the Majority Banks (or if required under Section 10.1, all of the Banks)has occurred or would occur as a result of the making of such Distribution, (iii) no Borrowing Base Deficiency exists or is reasonably expected to exist as of the next Determination Date, and (iv) after giving effect to the proposed Distribution the Borrower is in compliance with covenants contained in Section 7.15 as of (and as if the most recently ended Fiscal Quarter of the Borrower had ended on) the date such Distribution is made.

   Notwithstanding the foregoing, (i) any Subsidiary Guarantor may make Distributions to the Borrower or any other Subsidiary Guarantor, (ii) any Subsidiary of the Borrower may make Distributions to the Borrower, and (iii) Powell River Rail Corporation, may make Distributions to the Borrower and its other shareholders so long as the Borrower owns 80% or more of the capital stock or equity interests of Powell River Rail Corporation. The Borrower will not enter into or become subject to, and the Borrower will not permit any of its Subsidiaries to enter into, or become subject to, any agreement or order of any Governmental Authority which prohibits or restricts in any way the right of any of the Borrower's Subsidiaries to make Distributions to the Borrower.

       SECTION 7.3. Negative Pledge. The Borrower will not create, incur, assume or suffer to exist, and the Borrower will not permit any Subsidiary of the Borrower to create, incur, assume or suffer to exist, any Lien on any asset of the Borrower or any of its Subsidiaries other than Permitted Liens. The Borrower will not enter into or become subject to, and the Borrower will not permit any Subsidiary of the Borrower to enter into or become subject to, any agreement (other than this Credit Agreement) that prohibits or otherwise restricts the right of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien in favor of Agent for the benefit of the Banks on any of the Borrower's or any of its Subsidiaries' assets.

       SECTION 7.4. Consolidation, Mergers and Acquisitions; Fundamental Changes. The Borrower shall not, and shall not permit any of its Subsidiaries to, merge or consolidate with or acquire substantially all of the outstanding capital stock or assets of any other Person or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business, property or assets, whether now or hereafter acquired, except for transactions in the nature of a consolidation and/or merger (i) involving the Borrower in which the Borrower is the surviving entity, or (ii) involving a Subsidiary Guarantor in which the surviving entity is a wholly owned Subsidiary of the Borrower and has duly executed and delivered a joinder to the Subsidiary Guaranty pursuant to Section 6.11, or
(iii) involving any other wholly owned Subsidiary of the Borrower in which such wholly owned Subsidiary is the surviving entity, subject in each case to the condition that immediately after such merger or consolidation and after giving effect and pro forma effect thereto for the immediately preceding twelve-month period, no Event of Default or Default shall have occurred, exist or be continuing. The Borrower shall not, and shall not permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding.

       SECTION 7.5. Investments. The Borrower shall not, and shall not permit any of its Subsidiaries to, make, directly or indirectly, any Investments, except:

       (a)  Investments existing on the date hereof and disclosed on Schedule
7.5;

       (b)  Investments consisting of Cash Equivalents;

       (c) Accounts receivable from customers in the ordinary course of business;

       (d) Investments by the Borrower in wholly owned Subsidiaries provided such Subsidiaries have executed and delivered a Subsidiary Guaranty in favor of the Agent;

       (e) Margin deposits in connection with any Hedge Transaction permitted pursuant to Section 7.14;

       (f)  Acquisitions permitted under Section 7.4 hereof;

       (g) Investments in connection with or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar or customary arrangements entered into in the ordinary course of business;

       (h) Investments by the Borrower, directly or indirectly, in Westmoreland Coal

Company and Westmoreland Resources, Inc., provided, however, that all Investments made by the Borrower in Westmoreland Coal Company and Westmoreland Resources, Inc. pursuant to this Section 7.5(h) shall not exceed $500,000 in the aggregate; or

       (i) Investments by the Borrower, directly or indirectly, in Powell River Rail Corporation, provided, however, that all Investments made by the Borrower in Powell River Rail Corporation pursuant to this Section 7.5(i) shall not exceed $5,000,000 in the aggregate; or

       (j) An Investment in capital stock (other than Margin Stock) issued by a United States corporation (other than Westmoreland Coal Company, Westmoreland Resources, Inc. and Powell River Rail Corporation) in the same line of business(es) as the Borrower and its Subsidiaries provided such Investment is not a Hostile Acquisition and subject in each case to the condition that immediately after such Investment and after giving effect and pro forma effect thereto for the next succeeding twelve-month period, no Event of Default or Default shall have occurred, exist or be continuing.

       SECTION 7.6. Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into, or be a party to any transaction with any affiliated Person, except for (i) the transactions provided for in the Loan Documents, (ii) transactions disclosed in Schedule 7.6, or (iii) transactions entered into pursuant to the reasonable requirements of such Person's business and upon such fair and reasonable terms as could reasonably be obtained in a arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

       SECTION 7.7. Agreements. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any contract, agreement or transaction which at the time such contract, agreement or transaction was entered into materially and adversely affects (i) the business, property, assets, operations, condition (financial or otherwise) of the Borrower or any Subsidiary of the Borrower, (ii) the ability of the Borrower or any Subsidiary of the Borrower to perform timely its obligations under this Credit Agreement and the other Loan Documents to which it is a party or (iii) a Subsidiary's ability to perform timely its material covenants and obligations under any Subsidiary Guaranty to which it is a party.

       SECTION 7.8. Sales of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign, transfer, lease, convey or otherwise dispose of any of its assets or properties, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

       (a) sales of inventory in the ordinary course of its business;

       (b) sales or dispositions of worn out or obsolete tools or equipment no longer used or useful in the business of the Borrower or such Subsidiary of the Borrower;

       (c) sales of Oil and Gas Interests and/or Coal Interests for fair market value on an arm's length basis in an aggregate amount for both Oil and Gas Interests and Coal Interests for the Borrower and its Subsidiaries not to exceed $5,000,000 during any

Fiscal Year, provided, however, that at the time of such sale no Event of Default has occurred and is continuing and no Borrowing Base Deficiency then exists;

       (d) sales of the Norfolk Common Stock for fair market value on an arm's length basis in an aggregate amount not to exceed $15,000,000 during any Fiscal Year; or

       (e) sales of the common stock of Westmoreland Coal Company or Westmoreland Resources, Inc.

       SECTION 7.9. ERISA. (a) With the exception of the Benefit Plans described on Schedule 5.11 (the "Existing Plans"), neither the Borrower nor any Subsidiary of the Borrower shall create, adopt or become bound by any Benefit Plan. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in a "prohibited transaction", as defined in Section 406 of ERISA or
Section 4975 of the Code, with respect to any Existing Plan or knowingly consent to any other "interested party" or any "disqualified person", as such terms are defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Existing Plan, or permit any Existing Plan maintained by the Borrower or such Subsidiary of the Borrower to incur any "accumulated funding deficiency", as defined in Section 302 of ERISA or Section 412 of the Code, unless such incurrence shall have been waived in advance by the IRS; or terminate any Existing Plan in a manner which could result in the imposition of a Lien on any property of the Borrower or such Subsidiary of the Borrower pursuant to Section 4068 of ERISA; or breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Existing Plan; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to any Existing Plan which results in the imposition of a Lien on any property of the Borrower or such Subsidiary of the Borrower pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events would result in liability to the Borrower or any of its Subsidiaries of $2,000,000 or more. The Borrower shall not, and shall not permit any of its Subsidiaries to, materially increase the benefits provided under any Existing Plan. The Borrower shall not, and shall not permit any of its Subsidiaries to (nor will any trade or business, whether or not incorporated, that is a member of a group of which the Borrower or such Subsidiary of the Borrower is a member and which is treated as a single employer under Section 414 of the Code) sponsor, maintain or contribute to any Multiemployer Plan(s). The Borrower shall not, and shall not permit any of its Subsidiaries to, become a member of any other group which is treated as a single employer under Section 414 of the Code.

       SECTION 7.10. Sales and Leasebacks. The Borrower shall not, and shall not permit any of its Subsidiaries to, become liable, directly or by way of Accommodation Obligation, with respect to any lease or any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower or such Subsidiary of the Borrower has sold or transferred or is to sell or transfer to any other Person or (ii) which the Borrower or such Subsidiary of the Borrower intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary of the Borrower to any other Person in connection with such lease.

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       SECTION 7.11.  Margin Regulation.  The Borrower shall not use or permit any other Person to use any portion of the proceeds of any credit extended under this Credit Agreement in any manner which might cause the extension of credit or the application of such proceeds to violate the Securities Act of 1933 or Securities Exchange Act of 1934 (each as amended to the date hereof and from time to time hereafter, and any successor statute) or to violate Regulation G, Regulation U, or Regulation X, or any other regulation of the Federal Reserve Board, in each case as in effect on the date or dates of such extension of credit and such use of proceeds.

       SECTION 7.12. Amendment to Organizational Documents. The Borrower will not enter into or permit, and the Borrower will not permit any of its Subsidiaries to enter into or permit, any modification or amendment of its certificate or articles of incorporation, bylaws or other charter documents other than amendments, modifications and waivers which are not, individually or in the aggregate, material.

       SECTION 7.13. Fiscal Year; Fiscal Quarter. The Borrower shall not, and shall not permit any of its Subsidiaries to, change its Fiscal Year or any of its Fiscal Quarters.

       SECTION 7.14. Hedge Transactions. The Borrower will not enter into, and the Borrower will not permit any of its Subsidiaries to enter into, any Hedge Transactions which would cause the amount of Hydrocarbons which are the subject of Hedge Transactions in existence at such time to exceed seventy-five percent (75%) of the Borrower's and its Subsidiaries' anticipated production from Proved Developed Producing Hydrocarbon Reserves during the term of such existing Hedge Transactions and no such Hedge Transactions requires the Borrower or any Subsidiary of the Borrower to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by the Borrower or such Subsidiary in performing its obligations thereunder.

       SECTION 7.15. Financial Covenants. From and after the Effective Date, the Borrower on a Consolidated basis shall not:

       (a) Permit its Consolidated Tangible Net Worth at any time to be less than the sum of (i) $115,000,000 plus, if positive (i) forty percent (40%) of Consolidated Net Income for the period from the Effective Date plus, if any,
(ii) seventy-five percent (75%) of the net proceeds from the sale of equity securities of the Borrower and its Subsidiaries for the period from the Effective Date, on a Consolidated basis;

       (b) Permit its Consolidated Debt to exceed forty-five percent (45%) of its Consolidated Capitalization at any time;

       (c) Permit the ratio of the Borrower's Consolidated current assets (as determined in conformity with GAAP) to the Borrower's Consolidated current liabilities (as determined in conformity with GAAP) as of the end of any Fiscal Quarter to be less than 1.0 to 1.0. For purposes of this subparagraph (c), Consolidated current assets shall include the Unused Availability; or





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
       (d) Permit its ratio of Consolidated Cash Flow to Consolidated Debt Service at the end of any Fiscal Quarter to be less than 2.0 to 1.0, to be calculated at the end of each Fiscal Quarter, for the four-Fiscal Quarter period ending with such Fiscal Quarter.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT


       SECTION 8.1. Events of Default. If any of the following events, acts, occurrences or conditions (each an "Event of Default") shall occur and be continuing:

       (a) The Borrower shall fail to pay when due any payment of any principal of the Revolving Credit Loans; or

       (b) The Borrower shall fail to pay when due the payment of any accrued interest on the Revolving Credit Loans and such failure shall continue for two
(2) Business Days; or (ii) the Borrower shall fail to pay when due the payment of any fee, expense, compensation, reimbursement or other amount when due under this Credit Agreement, the Notes or any other Loan Document or other agreement or document contemplated by or delivered pursuant to or in connection with this Credit Agreement or such Loan Document or any material document executed in connection therewith and, in any event, such failure shall continue for five
(5) Business Days after the earlier of (y) notice thereof from the Agent or any Bank to the Borrower and (z) discovery thereof by the Borrower; or

       (c) The Borrower or any Subsidiary of the Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 6.1(c), 6.1(d)(ii), 6.11 or Article VII of this Credit Agreement; or

       (d) The Borrower or any Subsidiary of the Borrower shall fail to perform any term, covenant or agreement contained in this Credit Agreement other than those referenced in subsections (a), (b) or (c) of this Section 8.1 or in any other Loan Document to which it is a party and, in the case of any such failure that is capable of being remedied, such failure shall not have been remedied within thirty (30) days after the earlier of (i) notice thereof from the Agent to the Borrower and (ii) discovery thereof by a Responsible Officer of the Borrower or such Subsidiary of the Borrower; or

       (e) Any Subsidiary shall fail to perform any term, covenant or agreement contained in the Subsidiary Guaranty other than those referenced in subsections (a), and (b) of this Section 8.1, and, in the case of any such failure that is capable of being remedied, such failure shall not have been remedied within thirty (30) days after the earlier of (i) notice thereof from the Agent to such Subsidiary and (ii) discovery thereof by a Responsible Officer of such Subsidiary; or

       (f) Any Termination Event occurs which would subject the Borrower or any Subsidiary of the Borrower, to a liability in excess of $2,000,000, or the plan administrator of any Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code which would subject the Borrower or any Subsidiary of the Borrower, to a liability in excess of $2,000,000; or

       (g) Any representation or warranty made or incorporated by the Borrower or any Subsidiary of the Borrower in any Loan Document to which such Person is a party or in any certificate, agreement or instrument delivered in connection with, any Loan Document shall prove to have been incorrect or misleading in any material respect when made or deemed made; or

       (h) The Borrower or any Subsidiary of the Borrower, shall (i) fail to pay any Debt having a principal amount in excess of $2,000,000 (other than the amounts referred to in subsections (a) and (b) of this Section 8.1) owing by such Person, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Debt shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise unless effectively waived or consented to in accordance with the documents evidencing such Debt or (ii) fail to observe or perform any material term, covenant or condition on its respective part to be performed under any agreement or instrument evidencing, securing or relating to any such Debt, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of any failure is to cause, or to permit the holder or holders of such Debt or a trustee on its or their behalf (with or without the giving of notice, the lapse of time, or both), to cause such Debt to become due prior to its stated maturity; or

       (i) Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Person party thereto (other than the Agent or any Bank) or any such Person party thereto (other than the Agent or any Bank) shall deny that it has any or further liability or obligation thereunder, or the Obligations shall be subordinated for any reason; or

       (j) The Borrower or any Subsidiary of the Borrower shall be adjudicated insolvent, or shall generally not pay, or admit in writing its inability to pay, its debts as they mature, or make a general assignment for the benefit of creditors, or any proceeding shall be instituted by any such Person seeking to adjudicate it insolvent, seeking liquidation, dissolution, winding- up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or any such Person shall take any corporate action in furtherance of any of the actions set forth above in this Section 8.1(j); or

       (k) Any proceeding of the type referred to in Section 8.1(j) is filed, or any such proceeding is commenced against the Borrower or any Subsidiary of the Borrower, or any such Person by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order for relief is entered in an involuntary case under the bankruptcy law of the United States, or an order, judgment or decree is entered appointing a trustee, receiver, custodian, liquidator or similar official or adjudicating any such Person insolvent, or approving the petition in any such proceedings, and such order, judgment or decree remains in effect for sixty (60) days; or

       (l) A final judgment or order for the payment of money in excess of $2,000,000 and not covered by insurance shall be rendered against the Borrower or any Subsidiary of the Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, or the Borrower or any Subsidiary of the Borrower shall not, within said period of thirty (30) days or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

       (m) (i) Any Environmental Liability shall have been asserted under any applicable Environmental Law against the Borrower or any Subsidiary of the Borrower or (ii) any Release of any Hazardous Substance shall have occurred, and such event could form the basis of an Environmental Liability against the Borrower or any Subsidiary of the Borrower; which in either case could reasonably be expected to result in liability to the Borrower or any Subsidiary of Borrower in excess of $2,000,000;

THEN, (x) upon the occurrence of any Event of Default described in Section 8.1(j) or Section 8.1(k) with respect to the Borrower or any Subsidiary of the Borrower (i) all of the Commitments shall automatically terminate, and the Borrower shall deposit with the Agent cash equal to the aggregate face amount of all outstanding Letters of Credit issued hereunder and (ii) the entire unpaid amount of all Obligations shall automatically become immediately due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by the Borrower and each of its Subsidiaries and the obligation of each Bank to make any Revolving Credit Loan hereunder shall thereupon terminate and (y) upon the occurrence of any other Event of Default, the Agent shall at the request, or may with the consent, of the Majority Banks,
(i) by written notice to the Borrower declare all of the Commitments to be terminated, whereupon all of the Commitments and the obligations of each Bank to make any Revolving Credit Loan hereunder shall forthwith terminate, and the Borrower shall deposit with the Agent cash equal to the aggregate face amount of all outstanding Letters of Credit issued hereunder and (ii) by written notice to the Borrower declare the entire unpaid amount of all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by the Borrower and each Subsidiary of the Borrower. The Borrower hereby grants to the Agent for the ratable benefit of the Banks a security interest in, and Lien on, any Dollars delivered to the Agent pursuant to this Section 8.1, as security for the Obligations.

       SECTION 8.2. Remedies. If any Default or Event of Default shall occur and be continuing, the obligations of the Banks to make Revolving Credit Loans, and of the Issuing Bank(s) to issue Letters of Credit, under this Credit Agreement shall terminate immediately. If any Event of Default shall occur, the Agent for the ratable benefit of the Banks, may (and upon the request of the Majority Banks shall) protect and enforce the

Banks' rights and remedies under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and the Banks may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights and remedies and powers conferred upon the Agent and/or the Banks under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

       SECTION 8.3. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, to the fullest extent permitted by law and without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other Debt at any time owing, by such Bank (including, without limitation, by Affiliates, branches or agencies of such Bank wherever located) to or for the credit or the account of the Borrower against any of and all the Obligations, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 2.18, and all other claims of any nature or description arising out of or in connection with this Credit Agreement or any other Loan Document, irrespective of whether or not such Bank shall have made any demand under this Credit Agreement or the Notes or other Loan Documents and although such Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Such Bank agrees promptly to notify the Borrower after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Banks under this Section 8.3 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have. Notwithstanding any other provisions of this Credit Agreement, the provisions of this Section 8.3 (except for the provisions of this sentence) will not apply to any amounts held by the Borrower or any Subsidiary of the Borrower for the benefit of working interest owners and/or royalty owners for the purpose of paying ad valorem taxes, development costs and/or operating costs or for the purpose of making distributions to the revenue interest owners of revenues from various Oil and Gas Interests.

       SECTION 8.4. Indemnity. The Borrower shall indemnify the Agent and each Bank and each Affiliate thereof and their respective directors, officers, employees, shareholders and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever that are asserted against an Indemnitee by any Person if such losses, liabilities, claims, damages, expenses, penalties, actions, judgments, suits, costs or disbursements arise out of or result from (i) any use by the Borrower of the proceeds of any extension of credit by the Banks hereunder or (ii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or arising out of or based upon any Loan Document or any of the transactions contemplated by any Loan Document, and the Borrower shall reimburse such Indemnitee, within ten (10) Business Days after receipt of a composite statement of account for any reasonable expenses

(including reasonable legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages, expenses, penalties, actions, judgments, suits, costs or disbursements which are proximately caused by such Indemnitee. Without prejudice to the survival of any other Obligations of the Borrower hereunder and the other Loan Documents, the Obligations of the Borrower under this
Section 8.4 shall survive the termination of this Credit Agreement, the payment in full of the Obligations and/or assignment of the Notes.

                                   ARTICLE IX

                                   THE AGENT

       SECTION 9.1. Authorization and Action. The general administration of the Loan Documents and any other documents contemplated by this Credit Agreement shall be by the Agent or its designees. Each of the Banks authorizes the Agent to take such actions on its behalf and to exercise such powers and to perform such duties as are expressly delegated to the Agent by the terms of this Credit Agreement and the other Loan Documents, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Credit Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Credit Agreement or otherwise exist against the Agent.

       (b) The provisions of this Article IX are solely for the benefit of the Agent and the Banks, and neither the Borrower nor any Subsidiary of the Borrower shall have any rights as a third party beneficiary or otherwise under, or be bound by, the provisions of this Article IX.

       (c) In performing its functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Banks and the Agent does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower, any Subsidiary of the Borrower or any of their respective successors and assigns.

       SECTION 9.2.  Agent's Reliance; Exculpatory Provisions, Etc.

       (a) Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Bank for any action taken or omitted to be taken by it or them under or in connection with this Credit Agreement or the other Loan Documents (i) with the consent or at the request of the Majority Banks or if required under Section 10.1, all of the Banks or (ii) in the absence of its or their own gross negligence or willful misconduct (it being the express intention of the parties that the Agent and its directors, officers, agents and employees shall have no liability for actions and omissions under this Section 9.2 resulting from their sole ordinary or contributory negligence). Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of each Note as the holder thereof until the Agent receives a Commitment Transfer Supplement from such payee in accordance with the terms of Section 10.9; (ii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Credit Agreement or the other Loan Documents; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Credit Agreement or the other Loan Documents or to inspect the property (including the books and records) of the Borrower or its Subsidiaries; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (vi) shall incur no liability under or in respect of this Credit Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties, (vii) shall incur no liability to any Bank or the Issuing Bank as a result of any act or failure to act in respect of a Letter of Credit that would not form the basis for liability against the Agent acting either as the Agent or the Issuing Bank with respect to such Letter of Credit, in an action between the Agent, in either such capacity, and either the customer arranging for such Letter of Credit, the beneficiary thereof or the holder of the draft drawn thereunder and (viii) the provisions of this Section 9.2 shall survive the termination of this Credit Agreement and/or the payment or assignment of any of the Obligations. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks (or if required under Section 10.1, all of the Banks) as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense (other than that resulting from its own gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement and the other Loan Documents in accordance with a request of the Majority Banks or all of the Banks, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks and all future holders of the Notes.

       (b) Neither the Agent nor any of its directors, officers, employees, or agents shall have any responsibility to any Person on account of the failure or delay in performance or breach by any of the Banks or the Borrower or any Subsidiary of the Borrower or any of their respective Obligations under this Credit Agreement, the Notes, the Loan Documents or any related agreement or document or in connection herewith or therewith.

       SECTION 9.3. The Agent in its Individual Capacity and Affiliates. With respect to its Commitment, any of the Revolving Credit Loans made by it and/or the Notes issued to it as a Bank, TCB shall have the same rights and powers under this Credit Agreement or the other Loan Documents as any other Bank and may exercise the same as though it were not the Agent. The terms "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. TCB and its Affiliates may accept deposits from, lend money, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, its Subsidiaries and/or any Person who may do business with or own securities of the Borrower or any Subsidiary of the Borrower, all as if it were not the Agent and without any duty to account therefor to the other Banks.

       SECTION 9.4. Bank Credit Decision. Each Bank acknowledges and agrees that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements and other information referred to in
Section 5.9 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Loan Documents.

       SECTION 9.5. Indemnification and Reimbursement. The Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Credit Agreement or the other Loan Documents unless indemnified to the Agent's satisfaction by the Banks against loss, cost, liability and expense. If any indemnity furnished to the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to either
(i) the respective amounts of their Commitments, or if no Commitments are outstanding, (ii) the respective amounts of the Commitments immediately prior to the time the Commitments ceased to be outstanding), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Credit Agreement or any action taken or omitted by the Agent under this Credit Agreement or the other Loan Documents (including, without limitation, any action taken or omitted under Article II of this Credit Agreement); provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. EACH BANK AGREES, HOWEVER, THAT IT EXPRESSLY INTENDS, UNDER THIS SECTION 9.5, TO INDEMNIFY THE AGENT RATABLY AS AFORESAID FOR ALL SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS ARISING OUT OF OR RESULTING FROM THE AGENT'S ORDINARY OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Credit Agreement and the other Loan Documents to the extent that the Agent is not reimbursed for such expenses by the Borrower. The provisions of this Section 9.5 shall survive the termination of Credit Agreement and/or the payment or assignment of any of the Obligations.

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       SECTION 9.6.  Successor Agent.  The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed as Agent at any time for cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint from among the Banks a successor Agent (with the consent of the Borrower which shall not be unreasonably withheld or delayed, provided that if an Event of Default shall have occurred and be continuing the consent of the Borrower need not be obtained). If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 calendar days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks and with the concurrence of the Borrower, appoint a successor Agent, which shall be an Eligible Assignee. Upon the acceptance of any appointment as Agent hereunder and under the other Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement and the other Loan Documents. After any retiring Agent's resignation or removal as Agent hereunder and under the other Loan Documents, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement and the other Loan Documents.

       SECTION 9.7. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent shall have received notice from a Bank or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If the Agent receives such a notice, the Agent shall promptly give notice thereof to the Banks; provided, however, if such notice is received from a Bank, the Agent also shall give notice thereof to the Borrower. The Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 9.1 and Section 9.2.

       SECTION 9.8. Delegation of Duties. The Agent may execute any of its duties under this Credit Agreement or the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                                   ARTICLE X

                                 MISCELLANEOUS

       SECTION 10.1. Amendments and Waivers. Neither this Credit Agreement or any other Loan Document to which the Borrower or any Subsidiary is a party nor any terms hereof or thereof may be amended, supplemented, waived or otherwise modified except in accordance with the provisions of this subsection. Any provision of this Credit Agreement or any other Loan Document may be amended, supplemented, waived, or otherwise modified if and only if such amendment, supplement, waiver or other modification (x) is in writing, (y) is signed by the Majority Banks (if the Banks are a party thereto) or by the Agent with the consent of the Majority Banks (if the Agent is a party thereto and the Banks are not) and (z) is signed by each other party thereto except that in the case of a waiver, the party whose performance is being waived need not be a signatory; provided no such amendment, supplement, waiver or other modification shall do any of the following unless signed by all of the Banks (if the Banks are a party thereto) and by the Agent with the consent of all of the Banks (if the Agent is a party thereto and the Banks are not):

              (i) extend the Maturity Date, the date of payment of any principal, interest or fees, or the date of payment of any required principal prepayment;

              (ii) reduce the amount of any principal, interest or fees, the rate of interest paid with respect to any unpaid principal, interest or fees, or the amount of any fee payable to the Banks hereunder;

              (iii)  change the amount of any Commitment of any Bank;

              (iv)  amend, modify, or waive any of the conditions set forth in
              Article IV (other than any condition which refers therein to the Majority Banks);

              (v) amend, modify or waive any provision which calls for the consent of, the approval of, or direction from all of the Banks;

              (vi) amend, modify or waive any provision contained in Article
              III.

              (vii) amend, modify or waive any provision of this Section 10.1 or the definition of Majority Banks;

              (viii) release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty; or

              (ix) consent to or permit the assignment or transfer by the Borrower or any Subsidiary of the Borrower of any of its rights and obligations under this Credit Agreement or any other Loan Document to which it is a party (other than as a result of a permitted merger or consolidation pursuant to Section 7.4 which refers therein to the Majority Banks);

and provided, further, without the prior written consent of the Agent, no such amendment, supplement, waiver or modification shall amend, supplement, waive or otherwise modify any provision of Article IX or any other provision of any Loan Document if the effect thereof is to affect the rights or duties of the Agent; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Banks required above to take such action, affect the rights and duties of the Issuing Bank with respect to the Letters of Credit and the Letter of Credit Applications, if any, outstanding under this Credit Agreement. Any such amendment, supplement, modification or waiver shall apply to each of the Banks equally and shall be binding upon the Banks, the Agent, all future holders of the Notes and Obligations, and all parties to the Loan Document so amended, supplemented, waived or otherwise modified.

       SECTION 10.2. Notices, Etc. Notices, consents, requests, approvals, demands and other communications (collectively "Communications") provided for herein shall be in writing (including telecopy, telegraphic, telex or cable communications) and mailed, telecopied, telegraphed, telexed, cabled or delivered:

              If to the Borrower or any of its Subsidiaries, to it at:

                     Penn Virginia Corporation
                     100 Matsonford Road, Suite 200
                     Radnor, Pennsylvania  19087
                     Telephone Number:  (610) 687-8900
                     Telecopy Number:   (610) 687-3688
                     Attention: Steven W. Tholen
                                  Vice President and Chief Financial Officer

              If to the Agent, to it at:

                     Texas Commerce Bank National Association
                     707 Travis, 5 TCBN-86
                     Houston, Texas   77002
                     Telephone Number:  (713) 216-4332
                     Telecopy Number:   (713) 216-4117
                     Attention: Lori H. Vetters
                     Vice President-Global Oil & Gas

              If such notice to the Agent relates to fundings or payments, with a copy to:

                     Texas Commerce Bank National Association
                     1111 Fannin, 9th Floor, MS46
                     Houston, Texas 77002
                     Telephone Number: (713) 750-2784 or
                                       (713) 750-3907
                     Telecopy Number: (713) 750-3810
                     Attention: Gale Manning

              If to any Bank, as specified on Schedule 1.1 hereto or in the appropriate Commitment Transfer Supplement pursuant to Section 10.9.

All Communications, except as otherwise expressly provided in the Loan Documents, must be in writing and must be mailed, telecopied or delivered, to the appropriate party at the address set forth herein or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section 10.2 and (b) any notice, request, demand, direction, or other communication given by telecopier must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided in any Loan Document, any notice, request, demand, direction, or other communication required or permitted by any Loan Document given in compliance with this Section 10.2 shall be effective when received or delivered.

       SECTION 10.3. No Waiver; Remedies Cumulative. No failure on the part of the Agent or any Bank or any holder of a Note to exercise, and no delay in exercising, any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower, its Subsidiaries, or any of them and the Agent or any Bank or any holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege, or any abandonment or discontinuance of any steps to enforce such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

       SECTION 10.4.  Costs, Expenses and Taxes.

       (a) The Borrower agrees to pay within ten (10) Business Days after presentation of a composite statement of account, all reasonable costs and expenses of the Agent in connection with: (i) the negotiation, preparation, distribution, execution and delivery of this Credit Agreement, the Notes and the other Loan Documents and the documents and instruments referred to therein, (ii) the syndication, management and agenting of the Revolving Credit Loans, (iii) the Agent's review and due diligence (including, without limitation, the review of the material Oil and Gas Interests and Coal Interests, and (iv) the negotiation, preparation, distribution, execution and delivery of any amendment, supplement, modification, waiver or consent relating to any of the Loan Documents to which the Borrower or any Subsidiary of the Borrower is a party (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of legal counsel).

       (b) The Borrower shall pay all reasonable out-of-pocket costs and expenses of the Agent and each Bank in connection with (i) the preservation of their rights under, and enforcement of, the Loan Documents to which the Borrower or any Subsidiary of the Borrower is a party and the documents and instruments referred to therein and (ii) any workout, restructuring or rescheduling of the Obligations or any proceeding under any Debtor Relief Law with respect to the Borrower or any Subsidiary of the Borrower (including, without limitation, in each case, the reasonable fees and disbursements of counsel for the Agent and the Banks and allocated costs of internal counsel).

       (c) The Borrower shall pay, and hold the Agent and each of the Banks harmless from and against, any and all present and future stamp, excise, and other similar taxes and fees with respect to the foregoing matters and hold the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Agent or such Bank) to pay such taxes.

       (d) Without prejudice to the survival of any other obligations of the Borrower hereunder, under the other Loan Documents, the obligations of the Borrower under this Section 10.4 shall survive the termination of this Credit Agreement and the payment in full of the Obligations for a period of fifteen (15) months.

       SECTION 10.5. Governing Law. This Credit Agreement, the Notes and, unless otherwise specified therein, all other Loan Documents and all other documents executed in connection herewith or therewith, shall be deemed to be contracts and agreements executed by the Borrower, the Agent and the Banks under the laws of the State of Texas and of the United States and for all purposes shall be construed in accordance with, and governed by, the laws of said State and of the United States. Without limitation of the foregoing, nothing in this Credit Agreement, the Notes or any other Loan Document shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal legislation relating to the amount of interest which such Bank may contract for, take, receive or charge in respect of any Revolving Credit Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where such Bank is located. The Agent, the Banks and the Borrower further agree that insofar as the provisions of Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, are applicable to the determination of the Highest Lawful Rate with respect to the Notes, the indicated rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply to the Notes; provided, however, that to the extent permitted by such Article, the Agent may from time to time by notice from the Agent to the Borrower revise the election of such interest rate ceiling as such ceiling affects then current or future balances of the Revolving Credit Loans outstanding under the Notes. The provisions of Chapter 15 of Subtitle 3 of the said Title 79 do not apply to this Credit Agreement or the Notes issued hereunder.

       SECTION 10.6. Interest. Each provision in this Credit Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Agent or any Bank for the use, forbearance or detention of the money to be loaned under this Credit Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Credit Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Credit Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in this Credit Agreement, any Note or any other Loan Document to the contrary notwithstanding, with respect to each Note the Borrower shall never be required to pay unearned interest on such Note or ever be required to pay interest on such Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable with respect to such Note would exceed the Highest Lawful Rate, or if the holder of such Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Borrower with respect to such Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Borrower with respect to such Note shall be reduced to the amount allowed under applicable law and (ii) any unearned interest paid by the Borrower or any interest paid by the Borrower in excess of the Highest Lawful Rate shall be in the first instance credited on the principal of such Notes with the excess thereof, if any, refunded to the Borrower. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any Bank under the Notes held by it, or under this Credit Agreement or the other Loan Documents, are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to such Bank (such Highest Lawful Rate being the Bank's "Maximum Permissible Rate"), shall be made, to the extent permitted by usury laws applicable to such Bank (now or hereafter enacted), by
(a) characterizing any non-principal payment as an expense, fee or premium rather than as interest and (b) amortizing, prorating and spreading in equal parts during the period of the full stated term of the Revolving Credit Loans evidenced by said Notes all interest at any time contracted for, charged or received by such Bank in connection therewith.

       SECTION 10.7. Survival of Representations and Warranties. All representations, warranties and covenants contained or incorporated herein or made in writing by the Borrower or any Subsidiary of the Borrower in connection herewith shall survive the execution and delivery of this Credit Agreement, the Notes and the other Loan Documents.

       SECTION 10.8. Binding Effect. This Credit Agreement shall become effective when it shall have been executed by the Borrower, the Agent and each of the Banks and shall be binding upon and inure to the benefit of the Borrower and the Banks and their respective successors and assigns, whether so expressed or not, provided, that the undertaking of the Banks to make Revolving Credit Loans to the Borrower shall not inure to the benefit of any successor or assignee of the Borrower.

       SECTION 10.9.  Successors and Assigns; Participation; Eligible
Assignees.

       (a) This Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Credit Agreement without the prior written consent of each Bank.

       (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law at any time sell to one or more banks or other entities ("Participants") participating interests in any Revolving Credit Loan owing to such Bank, any Note held by such Bank, any Letter of Credit Exposure held by it, any Commitment of such Bank, including such Bank's Commitment Percentage of the Letter of Credit Commitment, or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Credit Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Credit Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Credit Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Credit Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Credit Agreement or any Note, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Banks the proceeds thereof as provided in Section 8.3. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.15, 2.17 and
10.4 with respect to its participation in the Commitments and the Utilized Credit outstanding from time to time, provided, that no Participant shall be entitled to receive any greater amount pursuant to such sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

       (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law at any time sell to any Bank or any Affiliate thereof and, so long as no Event of Default has occurred and is continuing, with the consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld) and if an Event of Default has occurred and is continuing, without the consent of the Borrower, to one or more Eligible Assignees, all or any part of its rights and obligations under this Credit Agreement, its Commitment, including, without limitation, its Commitment Percentage of the Letter of Credit Commitment, the Revolving Credit Loans owning to it, the Note(s) held by it, the Letter of Credit Exposure held by it (in respect of any such Bank, the "Credit Exposure"), pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit B,provided, however, that (i) the parties to such Commitment Transfer Supplement shall have executed and delivered to the Agent for its acceptance and recording in the Register, a Commitment Transfer Supplement, together with the Note(s) subject to such assignment, (ii) each such assignment shall be of a constant, and not a varying, percentage of the transferor Bank's Credit Exposure, i.e., any such assignment shall include a constant percentage of, inter alia the rights and obligations of such transferor Bank with respect to its Commitment, including, without limitation, its Commitment Percentage of the Letter of Credit Commitment, the Revolving Credit Loans owning to it, the Note(s) held by it, and the Letter of Credit Exposure held by it, (iii) the amount of each such assignment (determined as of the date Commitment Transfer Supplement with respect to such assignment is delivered to the Agent) shall be in a minimum principal amount of $5,000,000 and (iv) if the transferor Bank has retained any Commitment hereunder, such transferor Bank's remaining Commitment shall be at least $5,000,000 after giving effect to such assignment. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, (x) the Eligible Assignee thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Credit Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Credit Agreement, such transferor Bank shall cease to be a party hereto. Such Commitment Transfer Supplement shall be deemed to amend this Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such Eligible Assignee and the resulting adjustment of Commitment Percentages arising from the purchase by such Eligible Assignee of all or a portion of the rights and obligations of such transferor Bank under this Credit Agreement and the Notes. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, the Borrower, at its expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment and Revolving Credit Loans assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Bank has retained a Commitment and Revolving Credit Loans hereunder, a new Note to the order of the transferor Bank in an amount equal to the Commitment and Revolving Credit Loans retained by it hereunder. Such new Notes shall be in the form of the Notes replaced thereby.

       (d)           The Agent shall maintain at its address referred to in
Section 10.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, the principal amount of the Revolving Credit Loans owing to, and the Letter of Credit Exposure of, each Bank from time to time. The entities in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Revolving Credit Loan and/or the Letter of Credit Exposure recorded therein for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Bank at any reasonable time and from time to time upon reasonable prior notice.

       (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and an Eligible Assignee (and, in the case of an Eligible Assignee that is not then a Bank or an affiliate thereof, by the Borrower and the Agent) together with payment to the Agent of a registration and processing fee of $2,500, the Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrower.

       (f) The Borrower hereby authorizes each Bank to disclose to any Participant or Eligible Assignee and any prospective Eligible Assignee any and all financial information in such Bank's possession concerning the Borrower and its Affiliates which has been delivered to such Bank by or on behalf of the Borrower pursuant to this Credit Agreement or which has been delivered to such Bank by or on behalf of the Borrower in connection with such Bank's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Credit Agreement, provided that, prior to any such disclosure, each such Eligible Assignee or Participant or proposed Eligible Assignee or Participant shall agree in writing to be bound by the confidentiality provisions contained in Section 10.11;

       (g) If, pursuant to this section, any interest in this Credit Agreement or any Note is transferred to any Eligible Assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Eligible Assignee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Bank with respect to any payments to be made to such Eligible Assignee in respect of the Revolving Credit Loans, (ii) to furnish to the transferor Bank (and, in the case of any Eligible Assignee registered in the Register, the Agent and the Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Eligible Assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, the Agent and the Borrower) to provide the transferor Bank (and, in the case of any Eligible Assignee registered in the Register, the Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Eligible Assignee, and to comply in all material respects from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption; and

       (h) Nothing herein shall prohibit any Bank from (i) pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law or (ii) selling or assigning its Notes and its rights under the Credit Agreement and the other Loan Documents to any Person after the occurrence and during the continuance of an Event of Default.

       SECTION 10.10. Separability. Should any clause, sentence, paragraph or section of this Credit Agreement or any other Loan Document be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Credit Agreement or such other Loan Document, as the case may be, and the parties hereto agree that the part or parts of this Credit Agreement or such Loan Document so held to be invalid, unenforceable or void will be deemed to have been stricken here from or therefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein or therein.

       SECTION 10.11. Confidentiality. Each Bank and the Agent acknowledge that any information furnished to it directly by the Borrower is and shall be confidential unless designated otherwise by the Borrower (however, such Bank or the Agent may disclose or furnish any or all of such information to its employees, officers, board members, auditors, counsel and agents after informing them of the confidential nature of such information), and each Bank and the Agent agrees that (i) it will maintain, and direct its employees, officers, board members, auditors, counsel and agents to maintain, the confidentiality of such information, (ii) it will not disclose, and will direct its employees, officers, board members, auditors, counsel and agents not to disclose, in any event such information to any third party (except as herein set forth) and (iii) it will not use, and will direct its employees, officers, board members, auditors, counsel or agents not to use such information for any purposes other than as contemplated by this Credit Agreement; provided, however, that such Bank or the Agent or its employees, officers, board members, auditors, counsel or agents may disclose any such information that is (i) in the public domain or that becomes part of the public domain after the execution hereof, as a result of filing or recording with any Governmental Authority or for any other reason other than as a result of any action of a Bank or the Agent or their respective employees, officers, board members, auditors, counsel, agents or Affiliates,
(ii) in the possession of such Bank or the Agent as a result of disclosure by a third party, except to the extent that the Person making such disclosure is aware that such third party is bound by a confidentiality obligation to the Borrower, (iii) required in such Bank's or the Agent's good faith judgment to be disclosed in order to comply with any applicable Requirement of Law, in order to comply with legal process, or in order to comply with the request of any Governmental Authority having authority or purported authority to regulate the Agent or such Bank, provided, such Bank or the Agent will give notice to the Borrower of any such requirement, (iv) permitted to be disclosed to an Eligible Assignee or prospective Eligible Assignee pursuant to Section 10.9(i) or (v) disclosed in connection with any suit or other proceeding brought by the Agent or such Bank against the Borrower or any Subsidiary of the Borrower or by the Borrower or any Subsidiary of the Borrower against the Agent or such Bank. Each Bank and the Agent agrees that if it is required by any applicable Requirement of Law to disclose any confidential information, such Bank or the Agent will, as soon as practicable notify the Borrower of the applicable Requirement of Law and the date on which a response to the same is due from it, provided that this sentence shall not apply to any disclosure the Agent or any Bank is required by applicable Requirements of Law to make to any Governmental Authority having authority to regulate the Agent or such Bank.

       SECTION 10.12. Marshalling; Recapture. Neither the Agent nor any Bank shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent any Bank receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any Debtor Relief Law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Bank as of the date such initial payment, reduction or satisfaction occurred.

       SECTION 10.13. Representation by the Banks. Each of the Banks represents that it is the present intention of such Bank to acquire its Notes for its own account or for the account of its Affiliates and not with a view to the distribution or sale thereof, subject, nevertheless to the necessity that such Bank remain in control at all times of the disposition of property held by it for its own account; it being understood that the foregoing representations shall not affect the characterization of the Revolving Credit Loans as commercial lending transactions.

       SECTION 10.14. No Third Party Beneficiaries. The agreement of each Bank to make its Revolving Credit Loans on the terms and conditions set forth in this Credit Agreement, is solely for the benefit of the Borrower, and no other Person (including any obligor, contractor, subcontractor, supplier or materialman furnishing supplies, goods or services to or for the benefit of the Borrower) shall have any rights hereunder, as against the Agent or any Bank, under any other Loan Document, or with respect to the Revolving Credit Loans or the proceeds thereof.

       SECTION 10.15. Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       SECTION 10.16.  Jurisdiction; Consent to Service of Process.

       (a) Each party to this Credit Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Texas State court or Federal court of the United States of America sitting in Harris County, Texas, in any action or proceeding arising out of or relating to this Credit Agreement or the Loan Documents, or for recognition or enforcement of any order or judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State court, or to the extent permitted by law, in such Federal court in Harris County, Texas. Each party to this Credit Agreement irrevocably consents to the service of process out of any Texas State court or Federal court of the United States of America sitting in Harris County, Texas in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address referred to in Section 10.2.
Each Party to this Credit Agreement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Agent or any Bank may otherwise have to bring any action or proceeding relating to this Credit Agreement or the Loan Documents against the Borrower or any Subsidiary of the Borrower or its respective properties in the courts of any other jurisdiction.

       (b) Each party to this Credit Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the Loan Documents in any Texas State or Federal court sitting in Harris County, Texas. Each Party to this Credit Agreement hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

       SECTION 10.17. Credit Agreement Governs Conflicts. To the fullest extent possible, the terms and provisions of the Loan Documents shall be read together with the terms and provisions of this Credit Agreement so that the terms and provisions thereof do not conflict with the terms and provisions of this Credit Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms of provisions of the Loan Documents conflict with any terms or provisions of this Credit Agreement, the terms or provisions of this Credit Agreement shall govern and control for all purposes, provided that the inclusion of additional terms and provisions, supplemental rights or remedies in favor of the Agent in any Loan Document shall not be deemed to be a conflict with this Credit Agreement.

       SECTION 10.18. FINAL AGREEMENT OF THE PARTIES. THIS CREDIT AGREEMENT (INCLUDING THE EXHIBITS HERETO), THE NOTES AND THE OTHER LOAN DOCUMENTS TO WHICH THE BORROWER OR ANY OF ITS SUBSIDIARIES IS A PARTY CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

              THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

              IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                         BORROWER:


                         PENN VIRGINIA CORPORATION

                         By:   /s/ STEVEN W. THOLEN
                             --------------------------
                         Name:  Steven W. Tholen
                         Title: Vice President and
                                Chief Financial Officer


                         AGENT:


                         TEXAS COMMERCE BANK
                             NATIONAL ASSOCIATION,
                         as Agent

                         By:     /s/ SCOTT H. RICHARDSON
                            -------------------------------------
                         Name:    Scott H. Richardson
                              -----------------------------------
                         Title:   Vice President
                               ----------------------------------


                         BANKS


                         TEXAS COMMERCE BANK
                             NATIONAL ASSOCIATION,

                         By:   /s/ SCOTT H. RICHARDSON
                            -------------------------------------
                         Name:     Scott H. Richardson
                              -----------------------------------
                         Title:    Vice President
                               ----------------------------------


                         FIRST UNION NATIONAL BANK OF
                                NORTH CAROLINA

                         By:    /s/ MICHAEL J. KOLOSOWSKY
                            -------------------------------------
                         Name:  Michael J. Kolosowsky
                         Title: Vice President

                         THE FIRST NATIONAL BANK OF
                              CHICAGO

                         By:   /s/ WILLIAM V. CLIFFORD
                            -----------------------------------
                                Name:  William V. Clifford
                                Title: Vice President

                                  SCHEDULE 1.1


                         Commitments, Banks, Addresses


                                                          Amount of                      Commitment
Bank Name and Address                                     Commitment                     Percentage
--------------------                                      ----------                     ----------
Texas Commerce Bank National Association                  $20,000,000                     40.0000%
707 Travis 5-TCBN-86
Houston, Texas 77002
Attention: Lori H. Vetters/Sandra Aultman
           Global Oil & Gas
Telecopy No.: (713) 216-4117
Telephone No.: (713) 216-4332


First Union National Bank of North Carolina*              $15,000,000                     30.0000%
c/o First Union Corporation of North Carolina
1001 Fannin Street, Suite 2255
Houston, Texas 77002
Attention: Paul N. Riddle
Telephone No.:  (713) 650-3716
Telecopy No.:  (713) 650-6354


The First National Bank of Chicago                        $15,000,000                     30.0000%
One First National Plaza
10th Floor
Chicago, Illinois 60670
Attention: Bill Laird/Mike Lorenzi
           Energy Unit
Telephone No.:  (312) 732-5635
Telecopy No.:  (312) 732-4840


                                                          ===========                    =========
                                                          $50,000,000                    100.0000%

                                                                       EXHIBIT A
                               BORROWING REQUEST

Texas Commerce Bank National Association
712 Main Street
Houston, Texas 77002
Attention:
          -------------------------------                  [Date to be inserted]

Gentlemen:

                 Pursuant to that certain Credit Agreement dated as of August ___, 1996 (said Credit Agreement as from time to time amended being the "Credit Agreement," the terms defined therein being used herein as therein defined) among Penn Virginia Corporation, a Virginia corporation ("Borrower"), the banks party thereto (the "Banks") and Texas Commerce Bank National Association, as agent for the Banks (in such capacity, the "Agent"), the Borrower hereby:

                 1.  Gives you notice, irrevocably pursuant to Section 2.2 or
Section 2.3, as applicable, of the Credit Agreement that Borrower hereby:

                          (A)     Requests (check as applicable):

                                  _________that a Borrowing be made under the Credit Agreement ("Proposed Borrowing") which request is made pursuant to Section 2.2 of the Credit Agreement.

                                  _________ that a Letter of Credit be issued under the Credit Agreement ("Proposed Letter of Credit"), which request is made pursuant to Section 2.3 of the Credit Agreement.

                 2. In connection with the Proposed Borrowing or Proposed Letter of Credit, set forth below is the information required by Section 2.2 of the Credit Agreement with respect to such Proposed Borrowing, or required by
Section 2.3 of the Credit Agreement with respect to such Proposed Letter of Credit, as applicable (complete the applicable portions):

                          (a)     Information applicable to the Proposed
                          Borrowing:

                                  (i)      The Borrowing Date of the Proposed
                                  Borrowing is ______________________________,
                                  199__;

                                  (ii) The amount of the Proposed Borrowing is _________________________________;

                                  (iii)    The account of Borrower into which
                                  proceeds of the Proposed Borrowing should be deposited is ______________________________;

                                  (iv)     The Type of the Proposed Borrowing
                                  is a (check one)

                                  _______________  ABR Borrowing

                                  _______________  Eurodollar Borrowing.  The
                                  Interest Period is (check one)

                                        _______________ one (1) month,

                                        _______________ two (2) months,

                                        _______________ three (3) months, or

                                        _______________ six (6) months.

                          (b) Information applicable to the Proposed Letter of Credit:

                                  (i)              The issuance date of the
                                  Proposed Letter of Credit is
                                  ___________________  ____, 199___.

                                  (ii)             The expiry date of the
                                  Proposed Letter of Credit is
                                  ___________________  ____, 199___.

                                  (iii)            The face amount of the
                                  Proposed Letter of Credit is _______________.


                 3. Certifies that (a) immediately after giving effect to the Proposed Borrowing or the Proposed Letter of Credit, as applicable, the aggregate Utilized Credit does not exceed the Available Commitment, (b) the representations and warranties of the Borrower and each Subsidiary contained in
Article V of the Credit Agreement and, in all material respects, in each of the other Loan Documents to which the Borrower or such Subsidiary is a party, are true and correct in all material respects (both before and after giving effect to the making of such Proposed Borrowing or the issuing of such Proposed Letter of Credit) on and as of the Borrowing Date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct in all material respects as of such earlier date); (c) no event or state of affairs which could reasonably be expected to result in a Material Adverse Effect has occurred since [Date of the fiscal year end of the Fiscal Year for which audited financial statements conforming to the requirements of
Section 6.1(b) of the Credit Agreement have been delivered to the Banks pursuant to Section 6.1(b) of the Credit Agreement]; (d) no Default or Event of Default has occurred and is continuing or would result from such Proposed Borrowing or the issuance of such Proposed Letter of Credit, or both as the case may be,; and (e) no new material litigation (other than Existing Litigation) is pending or, to the best knowledge of the Borrower after due inquiry, threatened against the Borrower or any Subsidiary and no material adverse development has occurred in any Existing Litigation, and (f) with respect to the Proposed Letter of Credit, the aggregate face amount of all Letters of Credit then outstanding plus the aggregate amount of payments theretofore made by the Issuing Bank(s) in respect of Letters of Credit and not theretofore reimbursed by Borrower to the Issuing Bank(s) or deemed a Revolving Credit Loan pursuant to Section 2.3(d) of the Credit Agreement does not exceed the Letter of Credit Commitment then in effect.

Dated:___________________________, 199____.

                                        Very truly yours,

                                        PENN VIRGINIA CORPORATION


                                        By:
                                           -----------------------
                                        Name:
                                             ---------------------
                                        Title:
                                              --------------------

                                                                       EXHIBIT B
                     FORM OF COMMITMENT TRANSFER SUPPLEMENT

                         COMMITMENT TRANSFER SUPPLEMENT


                 COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Transferor Bank set forth in Item 2 of Schedule I hereto (the "Transferor Bank"), each Purchasing Bank set forth in
Item 3 of Schedule I hereto (each, a "Purchasing Bank"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association ("TCB"), as agent for the Banks under the Credit Agreement described below (in such capacity, the "Agent").

                             W I T N E S S E T H :

                 WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 10.9(c) of the Credit Agreement dated as of June 25, 1996, among Penn Virginia Corporation, a Virginia corporation (the "Borrower"), the Transferor Bank and the other Banks parties to the Credit Agreement, and the Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement"; terms defined therein being used herein as therein defined);

                 WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) wishes to become a Bank party to the Credit Agreement; and

                 WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank, rights, obligations and commitments under the Credit Agreement;

                 NOW, THEREFORE, the parties hereto hereby agree as follows:

                 1. Upon receipt by the Agent of five counterparts of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I and Schedule II, and each of which has been executed by the Transferor Bank, each Purchasing Bank (and any other person required by the Credit Agreement to execute this Commitment Transfer Supplement), the Agent will transmit to the Borrower, the Transferor Bank and each Purchasing Bank a Transfer Effective Notice, substantially in the form of Schedule III to this Commitment Transfer Supplement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date"), which date shall be the fifth Business Day following the date of such Transfer Effective Notice. From and after the Transfer Effective Date each Purchasing Bank shall be a Bank party to the Credit Agreement for all purposes thereof.

                 2. At or before 12:00 Noon, local time of the Transferor Bank, on the Transfer Effective Date, each Purchasing Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the "Purchase Price"), of the portion being purchased by such Purchasing Bank (such Purchasing Bank's "Purchased Percentage") of the outstanding Loans and other amounts owing to the Transferor Bank under the Credit Agreement and its Note. Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing Bank, without recourse, representation or warranty, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Bank's Purchased

Percentage of the Commitments and the presently outstanding Loans and other amounts owing to the Transferor Bank under the Credit Agreement and its Note together with all instruments, documents and collateral security pertaining thereto.

                 3. The Transferor Bank has made arrangements with each Purchasing Bank with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Bank to such Purchasing Bank of any fees heretofore received by the Transferor Bank pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Bank to the Transferor Bank of fees or interest received by such Purchasing Bank pursuant to the Credit Agreement from and after the Transfer Effective Date.

                 4.       (a)     All principal payments that would otherwise
be payable from and after the Transfer Effective Date to or for the account of the Transferor Bank pursuant to the Credit Agreement and its Note shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

                 (b) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Bank from and after the Transfer Effective Date pursuant to the Credit Agreement and its Note shall, instead, accrue for the account of, and be payable to, the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the Transferor Bank and each Purchasing Bank will make appropriate arrangements for payment by the Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from the Borrower.

                 5. On or prior to the Transfer Effective Date, the Transferor Bank will deliver to the Agent its Note. On or prior to the Transfer Effective Date, each Borrower will deliver to the Agent a Note for each Purchasing Bank and the Transferor Bank, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their Commitments (as adjusted pursuant to this Commitment Transfer Supplement). Promptly after the Transfer Effective Date, the Agent will send to each of the Transferor Bank and the Purchasing Banks its new Note.

                 6. Concurrently with the execution and delivery hereof, the Transferor Bank will provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents delivered to such Transferor Bank on the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

                 7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

                 8. By executing and delivering this Commitment Transfer Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Agent and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the Notes, the other Loan Documents or any other instrument or document furnished pursuant thereto; (ii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Subsidiary of the Borrower, or the performance or observance by the Borrower or any Subsidiary of the Borrower, or of any of their respective obligations under the Credit Agreement, the Notes, the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.9, the financial statements delivered pursuant to Section 6.1, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Bank will, independently and without reliance upon the Agent, the Transferor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (v) each Purchasing Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 9 of the Credit Agreement; and (vi) each Purchasing Bank agrees that it wi]l perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required t:o be performed by it as a Bank.

                 9. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of Subsections 10.9(f) and 10.9(g) of the Credit Agreement.

                 10. Schedule II hereto sets forth the revised Commitments and Commitment Percentages of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

                 11. This Commitment Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of Texas.

                 IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of
Schedule I hereto.

                                                                   SCHEDULE I TO
                                                  COMMITMENT TRANSFER SUPPLEMENT


                         COMPLETION OF INFORMATION AND
                           SIGNATURES FOR COMMITMENT
                              TRANSFER SUPPLEMENT

                 Re: Credit Agreement dated as of August ___, 1996, among Penn Virginia Corporation, a Virginia corporation (the "Borrower"), the banks parties to the Credit Agreement (collectively, the "Banks"), and Texas Commerce Bank National Association, as agent for the benefit of the Banks (in such capacity, the "Agent")

Item 1 (Date of Commitment [Insert date of Commitment Transfer Supplement): Transfer Supplement]

Item 2           (Transferor Bank): [Insert name of Transferor Bank]

Item 3           (Purchasing Bank[s]): [Insert name[s] of Purchasing Bank[s]]

Item 4           (Signatures of Parties to Commitment Transfer Supplement):



                                                                      , as
                                        ------------------------------
                                        Transferor Bank

                                        By:
                                           -------------------------------
                                        Title:
                                              ----------------------------

                                                                      , as a
                                        ------------------------------
                                        Purchasing Bank

                                        By:
                                           --------------------------------
                                        Title:
                                              -----------------------------

                                                                      , as a
                                        ------------------------------
                                        Purchasing Bank

                                        By:
                                           --------------------------------
                                        Title:
                                              -----------------------------

CONSENTED TO AND ACKNOWLEDGED:

BORROWER

PENN VIRGINIA CORPORATION

By:
    --------------------------------------
Name:
Title:


TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Agent

By:
    --------------------------------------
Name:
Title:

[Consents Required only when Purchasing Bank is not already a Bank or affiliate thereof]

ACCEPTED FOR RECORDATION
IN REGISTER:

TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Agent

By:
    --------------------------------------
Name:
Title:

                                                                  SCHEDULE II TO
                                                  COMMITMENT TRANSFER SUPPLEMENT


                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS

[Name of Transferor Bank]                  Revised Commitment Amounts:           $
                                           ---------------------------            -----
                                           Revised Commitment Percentage:             %
                                           ------------------------------        -----
[Name of Purchasing Bank]                  New Commitment Amounts:               $
                                           -----------------------                -----
Address for Notices:
                                           New Commitment Percentage:
                                           --------------------------             -----

[Address]
Attention:
Telephone:
Telecopier:

Eurodollar Lending Office:
--------------------------


--------------------------

--------------------------

--------------------------


Domestic Lending Office:
------------------------


--------------------------

--------------------------

--------------------------

                                                                 SCHEDULE III TO
                                                  COMMITMENT TRANSFER SUPPLEMENT


                      [Form of Transfer Effective Notice]

To: Penn Virginia Corporation, [insert name of Transferor Bank and each Purchasing Bank]

                 The undersigned, as Agent [delegate of the Agent performing administrative functions of the Agent] under the Credit Agreement dated as of August ___, 1996, among Penn Virginia Corporation, a Virginia corporation (the "Borrower"), the banks parties to the Credit Agreement (collectively, the "Banks"), and Texas Commerce Bank National Association, as agent for the benefit of the Banks (in such capacity, the "Agent"), acknowledges receipt of five executed counterparts of a completed Commitment Transfer Supplement, as described in Schedule I hereto. [Note: attach copy of Schedule I from Commitment Transfer Supplement.] Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

                 1. Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be

[Insert fifth business day following date of Transfer

Effective Notice]

                 2. Pursuant to such Commitment Transfer Supplement, the Transferor Bank is required to deliver to the Agent on or before the Transfer Effective Date its Note.

                 3. Pursuant to such Commitment Transfer Supplement, the Borrower is required to deliver to the Agent on or before the Transfer Effective Date the following Notes, each dated [Insert Closing Date]

                 [Describe each new Note for Transferor Bank and Purchasing Bank as to principal amount and payee.]

                 4. Pursuant to such Commitment Transfer Supplement each Purchasing Bank is required to pay its Purchase Price to the Transferor Bank at or before 12:00 Noon on the Transfer Effective Date in immediately available funds.

                                        Very truly yours,

                                        TEXAS COMMERCE BANK
                                        NATIONAL ASSOCIATION, as Agent

                                        By:
                                           -----------------------------
                                        Name:
                                             ---------------------------
                                        Title:
                                              --------------------------

                                                                       EXHIBIT D
                                  FORM OF NOTE


$_______________________                                          Houston, Texas
                                                                  August 2, 1996


                 FOR VALUE RECEIVED, the undersigned, PENN VIRGINIA CORPORATION, a Virginia corporation ("Borrower"), hereby promises to pay to the order of [NAME OF BANK] (the "Bank") on or before the Maturity Date the lesser of (i) [AMOUNT OF SUCH BANK'S COMMITMENT] and (ii) the aggregate unpaid amount of all Loans made by the Bank pursuant to the Credit Agreement (as hereinafter defined) and outstanding on the Maturity Date. The unpaid principal amount of each Loan made by the Bank pursuant to the Credit Agreement shall be due and payable at such dates and times as are specified in the Credit Agreement.

                 Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, subject to Section 10.6 of the Credit Agreement, and payable at such dates and times, as are specified in the Credit Agreement dated as of August 2, 1996 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) among Borrower, the Bank, the other Banks party thereto and Texas Commerce Bank National Association as agent for the Banks (in such capacity, the "Agent").

                 Both principal and interest are payable in immediately available funds in lawful money in the United States of America at the office of the Agent, 707 Travis, Houston, Texas 77002, for the account of the Bank, or at such other place as the Agent shall designate in writing to Borrower. The Bank is hereby authorized, at its option, either (i) to endorse on the schedule attached hereto the amount and type of each Loan made by the Bank to Borrower and the borrowing date and maturity thereof, the rate of interest applicable thereto and all payments made on account of principal and interest hereof, or
(ii) to record such Loans and such payments in its books and records.

                 Subject to the terms and conditions of the Credit Agreement, this Note may be held by the Bank for the account of any of its applicable Lending Office and may be transferred from one to the other from time to time as the Bank may determine.

                 This Note is one of the Notes referred to in the Credit Agreement and evidences Revolving Credit Loans. Any holder of this Note is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement as originally executed or as it may from time to time be supplemented, modified or amended.

                 The Credit Agreement, among other things, provides for the acceleration of the maturity of this Note upon the occurrence of certain stated events and for prepayments of Revolving Credit Loans upon the terms and conditions therein specified.

                 Each provision in this Note and the Credit Agreement is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Bank for the use, forbearance or detention of the money to be advanced under and evidenced by this Note or otherwise (including any sums paid as required by any covenant or obligation contained herein or in the Credit Agreement which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Note and the Credit Agreement shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Note or the Credit Agreement shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in this Note, the Credit Agreement, or any other Loan Document to the contrary notwithstanding, with respect to this Note the Borrower shall never be required to pay unearned interest on this Note or ever be required to pay interest on this Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable with respect to this Note would exceed the Highest Lawful Rate, or if the holder of this Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Borrower with respect to this Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Borrower with respect to this Note shall be reduced to the amount allowed under applicable law and (ii) any unearned interest paid by the Borrower or any interest paid by the Borrower in excess of the Highest Lawful Rate shall be in the first instance credited on the principal of this Note with the excess thereof, if any, refunded to the Borrower. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Bank under this Note, or under the Credit Agreement or the other Loan Documents, are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the Bank (such Highest Lawful Rate being the Bank's "Maximum Permissible Rate"), shall be made, to the extent permitted by usury laws applicable to the Bank (now or hereafter enacted), by (a) characterizing any non_principal payment as an expense, fee or premium rather than as interest and (b) amortizing, prorating and spreading in equal parts during the period of the full stated term of the Revolving Credit Loans evidenced by this Note all interest at any time contracted for, charged or received by the Bank in connection therewith.

                 Except as otherwise specifically provided for in the Loan Documents, Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, notice of acceleration, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security hereof, in whole or in part, with or without notice, before or after maturity. Except as provided in Section 10.9 of the Credit Agreement, this Note may not be assigned to any other Person.

                 As set forth in Section 10.4 of the Credit Agreement, Borrower hereby promises to pay all reasonable out-of-pocket costs and expenses of the Bank or any Eligible Assignee who becomes a holder hereof incurred in collecting Borrower's obligations hereunder or in enforcing or attempting to enforce any of the holder's rights hereunder, including reasonable attorney's fees and out-of-pocket disbursements.

                 THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                 IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its officer thereunto duly authorized effective as of the date first above written.


                                        PENN VIRGINIA CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                        LOANS, MATURITIES, AND PAYMENTS
                           OF PRINCIPAL AND INTEREST


========================================================================================================
                                        Rate of       Amount of     Amount of
               Amount and               Interest      Principal     Interest       Unpaid
 Borrowing     Type of      Maturity    Applicable    Paid or       Paid or        Principal    Notation
 Date          Loan         of Loan     to Loan       Prepaid       Prepaid        Balance      Made By
========================================================================================================
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

========================================================================================================

                                                                       EXHIBIT E

                       NOTICE OF CONVERSION/CONTINUATION

Texas Commerce Bank National Association
712 Main Street
Houston, Texas 77002

Attention:                                                 [Date to be inserted]
           -----------------------------

Gentlemen:

                 Pursuant to that certain Agreement dated as of August ___, 1996 (said Credit Agreement as from time to time amended being the "Credit Agreement," the terms defined therein being used herein as therein defined) among Penn Virginia Corporation, a Virginia corporation ("Borrower"), the banks party thereto (the "Banks") and Texas Commerce Bank National Association, as agent for the Banks (in such capacity, the "Agent"), the Borrower hereby:

                 1. Gives you notice, irrevocably pursuant to Section 2.4 of the Credit Agreement that the Borrower hereby requests a conversion or continuance of one Type of Borrowing into another Type of Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such conversion or continuance as required by Section 2.4 of the Credit Agreement:

                          (i) The Type of Borrowing to be converted or continued pursuant hereto is presently [an ABR Borrowing] [a Eurodollar Borrowing] in the principal amount of $___________________ outstanding as of the date of the conversion or continuance, as applicable (the "Current Borrowing").

                          (ii)  The date of the proposed conversion or
                          continuance is _______________________, 199___;

                          (iii) The portion of the Current Borrowing to be converted or continued is ______________ (the "Conversion Amount");

                          (iv) The Conversion Amount is to be converted or continued into the following type of Borrowing (check one):

                          _______________  ABR Borrowing

                          _______________ Eurodollar Borrowing. The Interest Period is (check one):

                                        _______________ one (1) month,

                                        _______________ two (2) months,

                                        _______________ three (3) months, or

                                        _______________ six (6) months.

                 2. No Event of Default has occurred and is continuing, or will result from such conversion or continuance. [Do not include if converting to ABR Borrowing.]


Dated:____________________________, 199___.



                                        Very truly yours,

                                        PENN VIRGINIA CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                              SUBSIDIARY GUARANTY

         This SUBSIDIARY GUARANTY (this "Guaranty"), dated as of August 2, 1996, is made by each of the parties listed on the signatures pages hereof, together with each other person who may become a party hereto pursuant to
Section 22 of this Guaranty (each a "Subsidiary Guarantor" and collectively, "Subsidiary Guarantors"), jointly and severally, in favor of TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association ("TCB") as agent (the "Agent") on behalf of the Banks (as defined below), with reference to the following facts:

                                    RECITALS

         A. Pursuant to that certain Credit Agreement of even date herewith between PENN VIRGINIA CORPORATION, a Virginia corporation ("Borrower"), the banks which are parties thereto (the "Banks"), and the Agent (the "Credit Agreement"), the Banks are making certain credit facilities available to Borrower.

         B. Each Subsidiary Guarantor is a Subsidiary (as defined in the Credit Agreement) of Borrower.

         C. As a condition to the availability of the above referenced credit facilities, each Subsidiary Guarantor is required to enter into this Guaranty and to guaranty the Guaranteed Obligations as hereinafter provided.

         D. The proceeds of Loans (as defined in the Credit Agreement) will be used in part to enable Borrower to make Investments (as defined in the Credit Agreement) in the Subsidiary Guarantors which Investments shall be used by the Subsidiary Guarantors (i) to provide working capital, (ii) to finance capital expenditures and acquisitions of oil and gas properties and (iii) to refinance existing indebtedness of such Subsidiary Guarantor.

         E. Borrower and the Subsidiary Guarantors are engaged in related businesses and each Subsidiary Guarantor expects to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities, and as a result of the execution of this Guaranty.

                                   AGREEMENT

         NOW, THEREFORE, in order to induce the Banks to enter into the Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, each Subsidiary Guarantor hereby represents, warrants, covenants, agrees and guarantees as to itself as follows:

                                  DEFINITIONS

                 1.1 Definitions. Terms defined in the Credit Agreement and not otherwise defined in this Guaranty shall have the meanings given those terms in the Credit Agreement when used herein and such definitions are incorporated herein by reference as though set forth in full. In addition, as used herein, the following term shall the meaning set forth after such term:

                 "Guaranty" means this Subsidiary Guaranty dated as of August 2, 1996, as it may be amended, supplemented or otherwise modified from time to time.

                 "Guaranteed Obligations" has the meaning assigned to that term in Section 2.1 hereof.

                 "Loan Documents" has the meaning set forth for that term in the Credit Agreement. This Guaranty is the Subsidiary Guaranty referred to in the Credit Agreement and is one of the Loan Documents.

                 "Payment in full", "paid in full" or any such similar term means the final and indefeasible payment in full in cash or such other type of payment or satisfaction as the Banks may approve of the Guaranteed Obligations including, without limitation, all principal, interest, reasonable costs, fees and expenses (including, without limitation, reasonably attorneys' fees and out-of-pocket disbursements) of the Banks and the Agent as required under the Loan Documents.

                 1.2  Interpretation.

                          a. Reference to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

                          b. In the event of any conflict or inconsistency between the terms, conditions and provision of this Guaranty and the terms, conditions and provision of the Credit Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

                                  THE GUARANTY

                 2.1 Guaranty of Guaranteed Obligations. Subject to the provisions of Section 2.2(a), for valuable consideration, each Subsidiary Guarantor hereby irrevocably and unconditionally, guaranties and promises to pay and perform on demand the Guaranteed Obligations and each and every one of them, including, without limitation, all amendments, modifications, supplements, renewals or extensions of any of them, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guaranteed Obligations or the security therefor, or otherwise. The term "Guaranteed Obligations" is used herein in its most comprehensive sense and includes all obligations of Borrower arising out of the Credit Agreement, the Notes and the other Loan Documents, including, without limitation, all of the following:

                          (a)     any and all other notes, advances,
                 borrowings, loans, debts, fees, costs, expenses (including, without limitation, reasonable attorneys' fees and out-of-pocket disbursements), indemnities and liabilities of Borrower now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether yet due or not yet due, and however arising pursuant to the Credit Agreement and the Notes and the other Loan Documents;

                          (b) an amount equal to all accrued and unpaid interest on the foregoing amounts (including any interest that would have accrued but for the commencement of a case or proceeding under any Debtor Relief Laws) at the rate applicable to the Loans and the Notes: and

                          (c)     all or any portion of the foregoing
                 Guaranteed Obligations that are paid;

                 to the extent all or any part of such payment is avoided or recovered directly or indirectly from any Bank or the Agent as a preference, fraudulent transfer or otherwise.

                 2.2 Limitation of Amount Guaranteed; Contribution among the Subsidiary Guarantors.

                          a. Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render such Subsidiary Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer laws"), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer laws.

                          b.      Each Subsidiary Guarantor under this
                 Guaranty, and each guarantor under other guarantees, if any, relating to the Guaranteed Obligations (the "Related Guaranties") which contain a contribution provision similar to that set forth in this Section 2.2(b), together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made by any Subsidiary Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Related Guaranties in respect of the obligations guaranteed. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor, "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty and the Related Guaranties, determined in accordance with Section 2.2(a) or, if applicable, a similar provision contained in a Related Guaranty; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this Section 2.2(b), the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and the Related Guaranties (including, without limitation, in respect of this Section 2.2(b) or any similar provision contained in a Related Guaranty). The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date of which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 2.2(b) or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement in this Section 2.2(b). The right of contribution set forth in this Section 2.2(b) shall exist only in the event that a Subsidiary Guarantor makes payments under Section 2.1 of this Guaranty, and shall not apply to payments by such Subsidiary Guarantor of its own obligations under the Credit Agreement.

                 3. Nature of Guaranty. This Guaranty is irrevocable and continuing in nature and relates to any Guaranteed Obligations now existing or hereafter arising under or in connection with the Credit Agreement. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.

                 4. Relationship to Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by a Subsidiary Guarantor or in connection with the Guaranteed Obligations, but each and every term and condition hereof shall be in addition thereto. All provision contained in the Credit Agreement that apply to Loan Documents generally are fully applicable to this Guaranty and are incorporated herein by this reference.

                 5. Subordination of Indebtedness of Borrower to the Subsidiary Guarantors to the Guaranteed Obligations. Each Subsidiary Guarantor agrees that:

                          a. Any indebtedness of Borrower now or hereafter owed to any Subsidiary Guarantor hereby is subordinated to the Guaranteed Obligations pursuant to the provisions of this Section 5.

                          b.      Upon the occurrence and during the
                                  continuance of an Event of Default, if the Agent so requests, any such indebtedness of Borrower now or hereafter owed to any Subsidiary Guarantor shall be collected, enforced and received by such Subsidiary Guarantor as trustee for the Banks and shall be paid over to the Agent for the benefit of the Banks in kind on account of the Guaranteed Obligations, but without reducing or affecting in any manner the obligations of any Subsidiary Guarantor under the other provisions of this Guaranty. Notwithstanding the foregoing, the term "indebtedness" as used in this subsection 5(b) shall not include amount owed by Borrower to any Subsidiary Guarantor for payments made by such Subsidiary Guarantor for taxes, payroll obligations, third-party royalty obligations, and operating expenses incurred in the ordinary course of business.

                          c.      Upon the occurrence and during the
                                  continuance of an Event of Default,
                                  should any Subsidiary Guarantor fail to
                                  collect or enforce any such indebtedness of Borrower now or hereafter owed to such Subsidiary Guarantor and pay the proceeds thereof to the Agent, the Agent as each Subsidiary Guarantor's attorney-in-fact may do such acts and sign such documents in such Subsidiary Guarantor's name as the Agent considers necessary or desirable to effect such collection, enforcement and/or payment.

                 6. Laws. Until the Guaranteed Obligations shall have been paid in full, all of the rights, privileges, powers and remedies granted to the Agent or the Banks hereunder shall continue to exist and may be exercised by the Agent for the benefit of the Banks at any time and from time to time irrespective of any circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or its Guaranteed Obligations under the Loan Documents. Each Subsidiary Guarantor expressly WAIVES, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

                 7. Modification of Guaranteed Obligations. Each Subsidiary Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of Persons other than any Subsidiary Guarantor and, in full recognition of that fact, consents and agrees that the Banks may, in accordance with the terms set forth in the Loan Documents, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guaranteed Obligations or any part thereof, or any of the Loan Documents or any additional guaranties or security, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guaranteed Obligations or any part thereof; (d) accept partial payments on the Guaranteed Obligations; (e) receive and hold additional guaranties or security for the Guaranteed Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Agent in it sole and absolute discretion may determine (g) release any Person from any personal liability with respect to the Guaranteed Obligations or any part thereof; (h) settle, release on terms satisfactory to the Agent or by operation of applicable laws or otherwise liquidate or enforce any Guaranteed Obligations and any security or guaranty therefore in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower, any Subsidiary Guarantor or any other Person, and correspondingly restructure the Guaranteed Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Subsidiary Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guaranteed Obligations.

                 8. No Exhaustion of Other Remedies. Upon the occurrence and during the continuance of any Event of Default, the Agent for the ratable benefit of the Banks may enforce this Guaranty independently of any other remedy or security the Agent at any time may have or hold in connection with the Guaranteed Obligations, and it shall not be necessary for the Agent to marshal assets in favor of Borrower, any Subsidiary Guarantor or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Each Subsidiary Guarantor expressly WAIVES, to the extent permitted by applicable law, any right to require the Agent to marshal assets in favor of Borrower, any Subsidiary Guarantor or any other Person or to proceed against Borrower, any Subsidiary Guarantor or any collateral provided by any Person, and agrees that the Agent may proceed against Borrower, any Subsidiary Guarantor and/or any collateral in such order as it shall determine in its sole and absolute discretion. The Agent may file a separate action or actions against Borrower and/or any Subsidiary Guarantor without regard to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions.

                 9.       Continuing Effect of Guaranty. The rights of the
Agent for the ratable benefit of the Banks created or granted herein and the enforceability of this Guaranty with respect to each Subsidiary Guarantor at all times shall remain effective to guaranty the full amount of all the Guaranteed Obligations even though the Guaranteed Obligations, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other guarantor or surety and whether or not Borrower shall have any personal liability with respect thereto. The rights of the Agent hereunder shall be restated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guaranteed Obligations which thereafter shall be required to be restored or returned by the Agent upon the bankruptcy, insolvency or reorganization of Borrower or any other Person, or otherwise, all as though such amount had not been paid.

                 10. Waiver of Defenses and Other Matters. Each Subsidiary Guarantor expressly WAIVES, to the fullest extent permitted by applicable law, any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower with respect to the Guaranteed Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations, (c) the cessation for any cause whatsoever of the liability of Borrower (other than by reason of the full payment of all Guaranteed Obligations), (d) any failure of the Agent to marshal assets in favor of Borrower or any other Person, (e) any failure of the Agent to give notice of sale or other disposition of any collateral to Borrower, any Subsidiary Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of any collateral, (f) any act or omission of the Agent or others that directly or indirectly results in or aids the discharge or release of Borrower or the Guaranteed Obligations of any security or guaranty therefor by operation of law or otherwise, (g) to the extent permitted by applicable law, any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (h) any failure of the Agent to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person other than the Subsidiary Guarantor against whom this Guaranty is to be enforced, or (i) any action taken by the Agent that is authorized by any provision of any Loan Document. Further, each Subsidiary Guarantor expressly WAIVES each and every right to which such Subsidiary Guarantor may be entitled by virtue of the suretyship law of the State of Texas, including, without limitation, any rights such Subsidiary Guarantor may have pursuant to Rule 31 of the Texas Rules of Civil Procedure,
Section 17.001 of the Texas Civil Practice and Remedies Code and/or Section
34.02 of the Texas Business and Commerce Code.

                 11. Subrogation. Until such time, if any, as all of the Guaranteed Obligations have been paid and performed in full and no Commitment to advance funds to, or issue Letters of Credit for the account of, Borrower remains in effect, no Subsidiary Guarantor shall have any rights of subrogation, contribution, reimbursement or indemnity with respect to Borrower, any other Subsidiary Guarantor or any other Person liable for any portion of the Guaranteed Obligations, and each Subsidiary Guarantor expressly WAIVES, to the extent permitted by applicable law and until such time as all of the Guaranteed Obligations of Borrower have been paid and performed in full and no Commitment to advance funds to, or issue Letters of Credit for the account of, Borrower remains in effect, any right to enforce any remedy that the Agent for the benefit of the Banks now has or hereinafter may have against Borrower, any Subsidiary Guarantor or any other Person liable for any portion of the Guaranteed Obligations and WAIVES the benefit of, or any right to participate in, any collateral now or hereafter held by the Agent for the benefit of the Banks. Each Subsidiary Guarantor expressly WAIVES to the fullest extent permitted by applicable law and until such time as all of the Guaranteed Obligations of Borrower have been paid and performed in full and no Commitment to advance funds to, or issue Letters of Credit for the account of, Borrower remains in effect, all setoffs and counterclaims against the Agent for the benefit of the Banks. Each Subsidiary Guarantor expressly WAIVES to the fullest extent permitted by applicable law all presentments for payment, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor, notice of intent to accelerate, notice of acceleration and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurring of new or additional Guaranteed Obligations.

                 12. Reporting Requirements. Each Subsidiary Guarantor shall deliver, or cause to be delivered, to the Banks, to the extent not previously delivered to the Banks by Borrower pursuant to Section 6.1 of the Credit Agreement:

         (a) Promptly and in any event within three (3) Business Days after any Responsible Officer of a Subsidiary Guarantor obtains knowledge thereof, notice of (i) the institution of or threat in writing of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting such Subsidiary Guarantor not previously disclosed in writing to the Banks or any material adverse development in any action, suit, proceeding, governmental investigation or arbitration already disclosed to the Banks or
(ii) the occurrence of any event which constitutes a Default or Event of Default, such notice to specify the nature and period of existence of such Default or Event of Default, and what action such Subsidiary Guarantor has taken, is taking or proposes to take with respect thereto.

         (b) promptly upon request therefor by the Agent, such title opinions and other information in either such Subsidiary Guarantor's possession, control or direction regarding title to the Borrowing Base Assets purported to be owned by such Subsidiary Guarantor as are appropriate to determine the status of title with respect thereto;

         (c) promptly upon receipt of same, any notice or other information received by such Subsidiary Guarantor indicating any potential, actual or alleged (i) non-compliance with or violation of the requirements of any Environmental Law which could result in liability to such Subsidiary Guarantor for fines, clean up or any other remediation obligations or any other liability in excess of $1,000,000 in the aggregate; (ii) release or threatened release of any toxic or hazardous waste, substance, or constituent, or other substance into the environment which release would impose on such Subsidiary Guarantor a duty to report to a governmental authority or to pay cleanup costs or to take remedial action under any Environmental Law which could result in liability to such Subsidiary Guarantor for fines, clean up and other remediation obligations or any other liability in excess of $1,000,000 in the aggregate; or (iii) the existence of any Environmental Lien arising under any Environmental Law securing any obligation of such Subsidiary Guarantor to pay fines, clean up or other remediation costs or any other liability in excess of $1,000,000 in the aggregate. Without limiting the foregoing, such Subsidiary Guarantor shall provide to Agent, promptly upon request, copies of all environmental consultant or engineers reports received by such Subsidiary Guarantor which reflect the existence of any circumstance or condition which would require delivery of a notice or other information to the Banks pursuant to this Section 12(c) or Section 6.1(h) of the Credit Agreement.

         (d)     Promptly (but in all events within three (3) Domestic Business
Days) after any Responsible Officer becomes aware of same), notice of any material adverse change in the business, financial condition, operations or prospects of such Subsidiary Guarantor;

         (e) Promptly (but in all events within three (3) Domestic Business days) after any Responsible Officer becomes aware of same), notice of the intended sale, transfer, encumbrance or other disposition of any Borrowing Base Asset purported to be owned by such Subsidiary Guarantor other than a sale, transfer, encumbrance or other disposition permitted pursuant to Section 7.8 of the Credit Agreement; and

         (f) From time to time such additional information regarding the financial position or business of such Subsidiary Guarantor as the Agent, at the request of any Bank, may reasonably request.

                 13. Set Off. In addition to any other rights any Bank or the Agent may have under law or in equity, if any amount shall at any time be due and owing by a Subsidiary Guarantor to any Bank or the Agent under this Guaranty, such Bank or the Agent is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived) to set off and appropriate and to apply any and all deposits (general or special, including but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of any Bank or the certificates of deposit, whether matured or unmatured) and any other indebtedness of any Bank or the Agent owing to such Subsidiary Guarantor and any other property of such Subsidiary Guarantor or against and on account of the Guaranteed Obligations and liabilities of such Subsidiary Guarantor to any Bank or the Agent under this Guaranty. Notwithstanding any other provisions of this Guaranty, the provisions of this Section 13 (except for the provisions of this sentence) will not apply to any amounts held by any Subsidiary Guarantor for the benefit of working interest owners and/or royalty owners for the purpose of paying ad valorem taxes, development costs and/or operating costs or for the purpose of making distributions to the revenue interest owners of revenue from various Oil and Gas Interests owned by such Subsidiary Guarantor.

                 14. Covenants. Each Subsidiary Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid or any Bank shall have Commitment outstanding under the Credit Agreement, such Subsidiary Guarantor will, unless the Required Banks shall otherwise consent in writing, comply with all of the obligations, requirements, and restrictions in the covenants contained in the Credit Agreement to the extent they are applicable to the Subsidiaries of Borrower.

                 15.      REPRESENTATIONS AND WARRANTIES

         In order to induce the Banks and the Agent to accept this Guaranty and to enter into the Credit Agreement and to make the Loans thereunder, each Subsidiary Guarantor hereby represents and warrants as to itself to the Agent and the Banks that the following statements are true and correct:

                          a. Corporate Existence. Such Subsidiary Guarantor is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the requisite corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business, operations, assets or financial condition or such Subsidiary Guarantor.

                          b. Corporate Power; Authorization; Enforceable Guaranteed Obligations. Such Subsidiary Guarantor has the requisite corporate power, authority and legal right to execute, deliver and perform this Guaranty and all obligations required hereunder and has taken all necessary corporate action to authorize its guaranty hereunder on the terms and conditions hereof and its execution, delivery and performance of this Guaranty and all obligations required hereunder. No consent of any other Person including, without limitation, stockholders and creditors of such Subsidiary Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by such Subsidiary Guarantor in connection with the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of such Subsidiary Guarantor, and this Guaranty constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

                          c.      No Legal Bar to this Guaranty.  The
                                  execution, delivery and performance of this Guaranty and the documents or instruments required hereunder, and the use of the proceeds of the borrowings under the Credit Agreement, will not violate any provision of any existing law or regulation binding on such Subsidiary Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding or such Subsidiary Guarantor, or the certificate of incorporation or bylaws of, or any securities issued by such Subsidiary Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which such Subsidiary Guarantor is a party or by which such Subsidiary Guarantor or any of its assets may be bound, and will not result in, or require, the creation or imposition of any Lien on any of its property, assets of revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

                          d. Benefit to Guarantor. Such Subsidiary Guarantor is a Subsidiary of Borrower and will receive direct and indirect benefits from making of the Loans and the issuance of the Letters of Credit in connection with the execution of this Guaranty.

                 16. Condition of Borrower. Each Subsidiary Guarantor represents and warrants to the Agent and the Banks that it has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its properties on a continuing basis, and that each Subsidiary Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its properties. Each Subsidiary Guarantor hereby expressly WAIVES, to the extent permitted by applicable law, and relinquishes any duty on the part of the Agent (should any such duty exist) to disclose to any Subsidiary Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its properties, whether now known or hereafter known by the Agent during the life of this Guaranty. With respect to any of the Guaranteed Obligations, the Agent need not inquire into the powers of Borrower or the officers or employees acting or purporting to act on its behalf, and all Guaranteed Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guarantied hereby.

                 17. Understanding With Respect to Waivers and Consents. Each Subsidiary Guarantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Subsidiary Guarantor otherwise may have against Borrower, the Agent or others, or against any collateral. If any of the waivers or consents herein are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

                 18. Costs and Expenses. Each Subsidiary Guarantor agrees to pay to the Agent all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and out-of-pocket disbursements) incurred by the Agent in the enforcement or attempted enforcement of this Guaranty against such Subsidiary Guarantor, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All reasonable advances, charges, costs and expenses, including reasonable attorney's fees and out-of-pocket disbursements, incurred or paid by the Agent in exercising any right, privilege, power or remedy conferred by this Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guaranteed Obligations and shall be due and payable to the Agent by such Subsidiary Guarantor within thirty (30) days of written demand therefor.

                 19.      Liability.

                          a. The liability of each Subsidiary Guarantor hereunder is independent of the guarantees of the other Subsidiary Guarantors and any other guaranties at any time in effect with respect to all or any part of the Guaranteed Obligations, and each Subsidiary Guarantor's liability hereunder may be enforced regardless of the existence of the other

                                  Subsidiary Guarantors under this Guaranty or any such other guaranties. Any termination by or release of any other guarantor (including, without limitation, a Subsidiary Guarantor) in whole or in part shall not affect the continuing liability of any of the other Subsidiary Guarantors hereunder, and no notice of any such termination or release shall be required. The execution hereof by the Subsidiary Guarantors is not founded upon an expectation or understanding that there will be any additional guarantor(s) of the Guaranteed Obligations.

                          b. Notwithstanding the foregoing, the liability of each Contributing Guarantor under this Guaranty shall not exceed Adjusted Maximum Amount with respect to such Contributing Guarantor, as determined pursuant to Section 2.2(a).

                 20. Governing Law. This Guaranty and the rights and obligations of the Subsidiary Guarantors, the Agent, and the Banks and all other aspects hereof shall be deemed to be made under,, shall be governed by, and shall be construed and enforced in accordance with the laws of the State of Texas applicable to contracts made and performed in such state.

                 21. Notices. (a) all notices, requests, demands, directions and other communications provided for hereunder must be in writing and must be mailed, telegraphed, telecopied, delivered or sent by telex or cable to the appropriate party at the address set forth on the signature pages of this Guaranty, or at any other address as may be designated by it in a written notice sent to the other party in accordance with this Section 21; and
(b) Any notice, request, demand, direction or other communication given by telegram, telecopier, telex or cable must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided herein, if any notice, request, demand, direction or other communication required or permitted hereunder is given by mail it will be effective on the earlier of receipt or the fifth calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telex or telecopier, when received; or if given by personal delivery when delivered.

                 22. Joinder. Any other Person may become a Subsidiary Guarantor under and become bound by the terms and conditions of, this Guaranty by executing and delivering to the Agent and Instrument of Joinder substantially in the form attached hereto as Exhibit A, accompanied by such documentation as the Agent may require to establish the due organization, valid existence and good standing of such Person, its qualification to engage in business in each material jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform this Guaranty, and the identity, authority and capacity of each officer thereof authorized to act on its behalf.

                 23. Construction of This Guaranty. THIS GUARANTY IS INTENDED TO GIVE RISE TO ABSOLUTE AND UNCONDITIONAL OBLIGATIONS ON THE PART OF EACH SUBSIDIARY GUARANTOR; HENCE, IN ANY CONSTRUCTION HEREOF, NOTWITHSTANDING ANY PROVISION OF ANY LOAN DOCUMENT TO THE CONTRARY, THIS GUARANTY SHALL BE CONSTRUED STRICTLY IN FAVOR OF THE AGENT FOR THE BENEFIT OF THE BANKS IN ORDER TO ACCOMPLISH ITS STATED PURPOSE.

                 24. Amendments; Consents. NO AMENDMENT, MODIFICATION, SUPPLEMENT, EXTENSION, TERMINATION OR WAIVER OF ANY PROVISION OF THIS

GUARANTY, NO APPROVAL OR CONSENT THEREUNDER, AND NO CONSENT TO ANY DEPARTURE BY ANY SUBSIDIARY GUARANTOR OR ANY OTHER PARTY THEREFROM, MAY IN ANY EVENT BE EFFECTIVE UNLESS IN WRITING SIGNED BY THE AGENT AND EACH SUBSIDIARY GUARANTOR, AND THEN ONLY IN THE SPECIFIC INSTANCE AND FOR THE SPECIFIC PURPOSE GIVEN.

                 25. Final Agreement of the Parties. THIS GUARANTY (INCLUDING THE EXHIBITS HERETO), THE CREDIT AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS TO WHICH BORROWER OR ANY OF THE SUBSIDIARY GUARANTORS IS A PARTY CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                 THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

                 IN WITNESS WHEREOF, each Subsidiary Guarantor has executed this Guarantor as of the date first written above.


                                       "SUBSIDIARY GUARANTORS"

                                       PENN VIRGINIA OIL AND GAS CORPORATION

                                       By:   /s/ DAVID R. BARKER
                                          -----------------------------------
                                       Its:  President
                                           ----------------------------------

                                       PENN VIRGINIA COAL COMPANY

                                       By:  /s/ KEITH D. HORTON
                                          -----------------------------------
                                       Its:  President
                                           ----------------------------------

                                       PENN VIRGINIA RESOURCES CORPORATION

                                       By:  /s/ KEITH D. HORTON
                                          -----------------------------------
                                       Its:  President
                                           ----------------------------------

                                       PENN VIRGINIA RESOURCES CORPORATION

                                       By:  /s/ A. JAMES DEARLOVE
                                          -----------------------------------
                                       Its:  President
                                           ----------------------------------

                                  EXHIBIT "A"
                                       TO
                              SUBSIDIARY GUARANTY

                             INSTRUMENT OF JOINDER

         THIS INSTRUMENT OF JOINDER ("Joinder") is executed as of _________________, 19__, by ________________________, a ___________________
("Joining Party"), and delivered to the Agent pursuant to the Subsidiary Guaranty dated as of August 2, 1996 (the "Guaranty"). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Guaranty.

                                    RECITALS

         A. The Guaranty was made by the Subsidiary Guarantors in favor of the Agent for the benefit of the Banks that are parties to that certain Credit Agreement dated as of August 2, 1996 (the "Credit Agreement") among Penn Virginia Corporation, a Virginia corporation ("Borrower"), the Banks which are parties thereto and Texas Commerce Bank National Association, a national banking association, as agent for the Banks (the "Agent").

         B. Joining Party has become a Subsidiary of Borrower, and as such is required pursuant to Section 6.11 of the Credit Agreement to become a Subsidiary Guarantor.

         C. Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of a credit facility pursuant to the Loan Documents, and as a result of becoming a party to the Guaranty.

         NOW THEREFORE, Joining Party agrees as follows:

                                   AGREEMENT

                 1. By this Joinder, Joining Party becomes a "Subsidiary Guarantor" under the pursuant to Section 22 of the Guaranty. Joining Party agrees that, upon its execution hereof, it will become a Subsidiary Guarantor under the Guaranty with respect to all indebtedness of Borrower heretofore or hereafter incurred under the Loan Documents, and will be bound by all terms, conditions, and duties applicable to a Subsidiary Guarantor under the Guaranty.

                 2.       The effective date of this Joinder
is _________________________.

                                          "Joining Party"

                                          ------------------------------------
                                          a
                                           -----------------------------------


                                          By:
                                             ---------------------------------
                                          Its:
                                              --------------------------------


ACKNOWLEDGED:

TEXAS COMMERCE BANK NATIONAL ASSOCIATION

By:
   -------------------------
Its:
    ------------------------


PENN VIRGINIA CORPORATION

By:
   -------------------------
Its:
    ------------------------

                           PENN VIRGINIA CORPORATION
                             OFFICER'S CERTIFICATE

              I, the undersigned, Vice President and Chief Financial Officer of Penn Virginia Corporation, a Virginia corporation (the "Borrower"), DO HEREBY CERTIFY that:

              1. This Certificate is furnished pursuant to Section 4.1(b) of that certain Credit Agreement dated as of August 2, 1996 (the "Credit Agreement") among the Borrower, the banks listed on the signature pages thereto (the "Banks") and Texas Commerce Bank National Association, a national banking association ("TCB) as agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Credit Agreement.

              2. The representation and warranties of the Borrower contained in Article V of the Credit Agreement and, in all material respects, in each of the other Loan Documents to which the Borrower is a party are true and correct in all material respects on the Effective Date both before and after giving effect to the making of the initial Revolving Credit Loans.

              3. The representations and warranties of each Subsidiary Guarantor contained in any Loan Document to which such Subsidiary Guarantor is a party are true and correct in all material respects on the Effective Date both before and after giving effect to the initial Revolving Credit Loans.

              4. No Default or Event of Default under the Credit Agreement has occurred and is continuing on the Effective Date either before or after giving effect to the making of the initial Revolving Credit Loans.

              5. No events or state of affairs which could reasonably be expected to result (or has resulted) in a Material Adverse Effect has occurred since December 31, 1995.

              6. Subject to the information set forth herein, the conditions precedent to the obligations of the Banks to make the initial Revolving Credit Loans contemplated by the Credit Agreement which are contained in Section 4.1 thereof have been met (assuming the satisfaction or acceptability of this conditions required to be "satisfactory" or "acceptable" to the Agent, the Borrower not being aware of any indication by the Agent to the contrary).


              IN WITNESS WHEREOF, I have hereunto set my hand as of the 2nd day of August, 1996.

                                 /s/ STEVEN W. THOLEN
                                 -------------------------------------------
                                 Steven W. Tholen
                                 Vice President and Chief Financial Officer

                               BORROWING REQUEST


Texas Commerce Bank National Association
712 Main Street
Houston, Texas 77002
Attention: Gina Hardwick                                          August 2, 1996

Ladies and Gentlemen:

         Pursuant to that certain Credit Agreement dated as of August 2, 1996 (said Credit Agreement as from time to time amended being the "Credit Agreement," the terms defined therein being used herein as therein defined) among Penn Virginia Corporation, a Virginia corporation ("Borrower"), the banks party thereto (the "Banks") and Texas Commerce Bank National Association, as agent for the Banks (in such capacity, the "Agent"), the Borrower hereby:

         1.      Gives you notice, irrevocably pursuant to Section 2.2 or
Section 2.3, as applicable, of the Credit Agreement that Borrower hereby:

                          (A)     Requests (check as applicable):

                                  _X_ that a Borrowing be made under the
                                  Credit Agreement ("Proposed Borrowing") which request is made pursuant to Section 2.2 of the Credit Agreement.

                                  ___ that a Letter of Credit be issued under the Credit Agreement ("Proposed Letter of Credit"), which request is made pursuant to
                                  Section 2.3 of the Credit Agreement.

                 2. In connection with the Proposed Borrowing or Proposed Letter of Credit, set forth below is the information required by Section 2.2 of the Credit Agreement with respect to such Proposed Borrowing, or required by
Section 2.3 of the Credit Agreement with respect to such Proposed Letter of Credit, as applicable (complete the applicable portions):

                          (a)     Information applicable to the Proposed
                                  Borrowing:

                                  (i)   The Borrowing Date of the Proposed
                                  Borrowing is August 2, 1996;

                                  (ii)  The amount of the Proposed Borrowing
                                  is $21,350,000;

                                  (iii) The account of Borrower into which proceeds of the Proposed Borrowing should be deposited is Account Number 0004930822, First Union National Bank of North Carolina, ABA # 031201467;

                                  (iv) The Type of the Proposed Borrowing is a (check one)

                                    X   ABR Borrowing
                                  ----

                                  ____  Eurodollar Borrowing.  The Interest
                                  Period is (check one)

                                        ______ one (1) month,

                                        ______ two (2) months,

                                        ______ three (3) months,

                                        ______ six (6) months.

                          (b) Information applicable to the Proposed Letter of Credit:

                                  (i)   The issuance date of the Proposed
                                        Letter of Credit
                                        is ___________________, 199__.

                                  (ii)  The expiry date of the Proposed Letter
                                        of Credit is ___________________, 199__.

                                  (iii) The face amount of the Proposed Letter
                                        of Credit is _______________________.


                 3. Certifies that (a) immediately after giving effect to the Proposed Borrowing or the Proposed Letter of Credit, as applicable, the aggregate Utilized Credit does not exceed the Available Commitment, (b) the representations and warranties of the Borrower and each Subsidiary contained in
Article V of the Credit Agreement and, in all material respects, in each of the other Loan Documents to which the Borrower or such Subsidiary is a party, are true and correct in all material respects (both before and after giving effect to the making of such Proposed Borrowing or the issuing of such Proposed Letter of Credit) on and as of the Borrowing Date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct in all material respects as of such earlier date); (c) no event or state of affairs which could reasonably be expected to result in a Material Adverse Effect has occurred since [Date of the fiscal year end of the Fiscal Year for which audited financial statements conforming to the requirements of
Section 6.1(b) of the Credit Agreement have been delivered to the Banks pursuant to Section 6.1(b) of the Credit Agreement]; (d) no Default or Event of Default has occurred and is continuing or would result from such Proposed Borrowing or the issuance of such Proposed Letter of Credit, or both as the case may be,; and (e) no new material litigation (other than Existing Litigation) is pending or, to the best knowledge of the Borrower after due inquiry, threatened against the Borrower or any Subsidiary and no material adverse development has occurred in any Existing Litigation, and (f) with respect to the Proposed Letter of Credit, the aggregate face amount of all Letters of Credit then outstanding plus the aggregate amount of payments theretofore made by the Issuing Bank(s) in respect of Letters of Credit and not theretofore reimbursed by Borrower to the Issuing Bank(s) or deemed a Revolving Credit Loan pursuant to Section 2.3(d) of the Credit Agreement does not exceed the Letter of Credit Commitment then in effect.

Dated as of August 2, 1996.

                                            Very truly yours,

                                            PENN VIRGINIA CORPORATION

                                            By: /s/ STEVEN W. THOLEN
                                               ----------------------------
                                            Name: Steven W. Tholen
                                            Title: Vice President and Chief
                                                   Financial Officer

                            INTERCREDITOR AGREEMENT

         This INTERCREDITOR AGREEMENT is made as of the 2nd day of August, 1996, by and among METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("MLIC"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association ("TCB"), FIRST UNION NATIONAL BANK OF North Carolina, a national banking association ("First Union") and The First National Bank of Chicago, a national banking association ("First Chicago"; TCB, First Union and First Chicago being hereinafter referred to collectively as the "Banks") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as agent for the benefit of the Banks (the "Agent"; the Banks and the Agent being hereinafter referred to collectively as the "Bank Group").

                                   BACKGROUND

A. MLIC and Penn Virginia Corporation, a Virginia corporation ("PVC") are parties to a note agreement dated May 10, 1991 (the "MLIC Note Agreement") pursuant to which PVC issued $10,000,000 aggregate principal amount of its 8.83% Senior Notes due May 10, 1998, of which $4,000,000 principal amount is outstanding on the date hereof (the "MLIC Senior Notes").

B. Each of Penn Virginia Coal Company, a Virginia corporation ("Coal") and Penn Virginia Oil & Gas Corporation, a Virginia corporation ("Oil & Gas"), Penn Virginia Resources Corporation, a Virginia corporation ("Resources") and Penn Virginia Equities Corporation, a Delaware corporation ("Equities" and collectively with Coal, Oil & Gas and Resources, called the "MLIC Debt Guarantors") have entered into guaranty agreements, each dated as of February 3, 1995 in favor of MLIC pursuant to which the Subsidiary Guarantors guaranteed all of the obligations of PVC to MLIC pursuant to the MLIC Note Agreement and the MLIC Senior Notes (the "MLIC Guaranty Agreements").

B. The Bank Group and PVC are currently negotiating the terms of a Credit Agreement dated as of August 2, 1996 ("Bank Credit Agreement") pursuant to which PVC will issue notes payable to the order of each of the Banks in the aggregate principal amount of $50,000,000 (the "Senior Bank Notes").

C. As consideration for entering into the Bank Credit Agreement, the Bank Group is requiring that Coal, Oil & Gas, Resources and Equities and each additional subsidiary of the Borrower formed or acquired after the date hereof (the "Bank Debt Guarantors"; and collectively with the MLIC Debt Guarantors referred to herein as the "Subsidiary Guarantors") to enter into, or join by execution and delivery of a joinder to, a Subsidiary Guaranty Agreement in favor of the Agent for the ratable benefit of the Banks dated as of August 2, 1996 pursuant to which each such subsidiary will agree to guaranty all of the obligations of PVC arising under or relating to the Bank Credit Agreement and the Senior Bank Notes (the "Bank Subsidiary Guaranty Agreement"; the Bank Subsidiary Guaranty Agreement and the MLIC Guaranty Agreements being hereinafter referred to individually as a "Subsidiary Guaranty" and collectively as the "Subsidiary Guaranties").

D. MLIC has agreed to waive the provisions of the MLIC Note Agreement that would be violated by the Bank Subsidiary Guaranty Agreement. As consideration for such waiver, MLIC is requiring that the Bank Group, PVC and MLIC enter into this Intercreditor Agreement with respect to the obligations evidenced by the MLIC Senior Notes and the Senior Bank Notes.

         NOW THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the parties agree as follows:

         1.      Definitions.  As used in this Intercreditor Agreement:

                 "Bank Senior Obligations" shall mean all obligations, liabilities and indebtedness of every nature of PVC and the Subsidiary Guarantors from time to time owing to the Bank Group under the Bank Credit Agreement and/or any other Loan Document, as that term is defined in the Bank Credit Agreement, to which the Borrower or such Subsidiary Guarantor is a party, including, without limitation, (a) the due and punctual payment of (x) the principal of and interest on the "Loans, Letters of Credit and reimbursement obligations under Letter of Credit Applications" (as each of those terms are defined in the Bank Credit Agreement), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, including, to the extent permitted by applicable law, interest that accrues after the commencement of any proceeding by or against the Borrower or any of its subsidiaries under the Bankruptcy Code and all other applicable Debtor Relief Laws and (y) all other monetary obligations of the Borrower and the Subsidiary Guarantors to the Bank Group under the Bank Credit Agreement and each of the other Loan Documents to which the Borrower or such Subsidiary Guarantor is a party, including any and all fees, costs, expenses and indemnities and (b) the due and punctual performance of all other obligations of the Borrower and Subsidiary Guarantors under this Credit Agreement and each other Loan Document to which the Borrower or such Subsidiary Guarantor is a party.

                 "Bank Group" shall mean the Banks and the Agent, and their successors and assigns.

                 "Creditor" and "Creditors" shall mean either MLIC or the Agent for the benefit of the Bank Group, individually, or MLIC and the Bank Group, collectively.

                 "Excess Guaranty Payment" shall mean, as of the date of any Guaranty Payment under a Subsidiary Guaranty, the amount of such Guaranty Payment received by such Creditor from the Subsidiary Guarantor less the Pro Rata share of Guaranty Payments from the same Subsidiary Guarantor to which such Creditor is entitled.

                 "Event of Default" shall mean any event of default, however denominated, under any note or agreement (including, without limitation, any of the Bank Credit Agreement, the Bank Senior Notes, the MLIC Note Agreement or the MLIC Senior Notes) evidencing or entered into with respect to any of the Obligations.

                 "MLIC Senior Obligations" shall mean all indebtedness, liabilities and obligations of PVC to MLIC under the MLIC Note Agreement and the MLIC Senior Notes, whether now existing or hereafter incurred or arising (including all renewals, extensions or modifications thereof and all fees, costs and expenses incurred by MLIC in connection with the collection or enforcement thereof).

                 "Obligations" shall mean, collectively, the Bank Senior Obligations and the MLIC Senior Obligations.

                 "Pro-Rata Share of Guaranty Payments" shall mean, as of the date of any Guaranty Payment to a Creditor under a Subsidiary Guaranty an amount equal to the product obtained by multiplying (x) the aggregate amount of all Guaranty Payments concurrently made by the Subsidiary Guarantor to all Creditors by (y) a fraction, the numerator of which shall be the outstanding Obligations owing to such Creditor, and the denominator of which is the aggregate amount of all outstanding Obligations (without giving effect in the denominator to the application of any Guaranty Payments).

         2. Exercise of Rights Under Documents. Nothing in this Intercreditor Agreement shall prohibit any Creditor from accelerating the maturity of, or demanding payment from any Subsidiary

Guarantor on, any Obligations owing to such Creditor or from instituting any legal action against any Subsidiary Guarantor to obtain a judgment or other legal process in respect of such Obligations, but any funds received in connection with any recovery therefrom shall be subject to the terms of this Intercreditor Agreement.

         3. Relation of Creditors. This Intercreditor Agreement is entered into solely for the purposes set forth herein, and no Creditor assumes any responsibility to any other Creditor to advise such other Creditor of information known to such Creditor regarding the financial condition of PVC or any Subsidiary Guarantor or of any other circumstances bearing upon the risk of nonpayment of any Obligations. Each Creditor specifically acknowledges and agrees that nothing contained in this Intercreditor Agreement is or is intended to be for the benefit of PVC or any Subsidiary Guarantor or any other Person (other than the Creditors) and nothing contained herein shall limit or in any way modify any of the Obligations of PVC or any of Subsidiary Guarantor to the Creditors, except as expressly provided in paragraph 5 of this Intercreditor Agreement.

         4. Effect of Invalidity of Subsidiary Guaranties. The continued enforceability of this Intercreditor Agreement shall not be affected by the invalidity or unenforceability of any of the Subsidiary Guaranties.

         5. Sharing of Recoveries. In the event that either (A) there shall exist a default in the payment or prepayment of any principal, premium, if any, or interest or other amount after the expiration of any applicable grace period with respect to any of the Bank Senior Obligations or the MLIC Senior Obligations or (B) there shall exist an event of bankruptcy or insolvency with respect to PVC as a consequence of which any of the Senior Bank Notes or the MLIC Senior Notes shall have been accelerated or, pursuant to the terms of the Senior Bank Notes or the MLIC Senior Notes, are capable of being accelerated as a consequence of an Event of Default, each Creditor hereby agrees with each other Creditor that payments (including payments made through set off of deposit balances or otherwise) made pursuant to the terms of any Subsidiary Guaranty during the continuation of any of the circumstances described above (a "Guaranty Payment") shall be shared so that each Creditor shall receive its Pro Rata Share of all Guaranty Payments. Accordingly, each Creditor hereby agrees that in the event (i) any Creditor shall receive a Guaranty Payment (a "Receiving Creditor") and (ii) any other Creditor shall not have received its Pro Rata Share of Guaranty Payments from the same Subsidiary Guarantor, then the Receiving Creditor shall promptly remit the Excess Guaranty Payment with respect to each other Creditor to such other Creditor, who shall then be entitled thereto so that after giving effect to such payment (and any other payments then being made by any other Receiving Creditor pursuant to this Section 5) each Creditor shall have received its Pro Rata share of Guaranty Payments.

         As between PVC and any Receiving Creditor, any Excess Guaranty Payment paid by a Receiving Creditor to any other Creditor pursuant to the preceding paragraph shall be treated as not having been received or recovered by such Receiving Creditor, and PVC agrees that, upon the Receiving Creditor paying any such Excess Guaranty Payment to any other Creditor, such Receiving Creditor may thereafter, to the fullest extent permitted by law, exercise all its rights (including any right of set off) to receive or recover payment in full of all Obligations as though it had never received or recovered the Excess Guaranty Payment.

         As between PVC and any Creditor receiving any portion of an Excess Guaranty Payment from a Receiving Creditor pursuant to the second preceding paragraph, the aggregate amount owing by PVC to such Creditor in respect of all Obligations shall be treated as having been reduced by the amount of any such payment actually received by the Creditor. For purposes of such reduction, any such payment shall be applied: first, toward the payment of costs, expenses and other outstanding obligations of PVC to such Creditor (other than principal, premium or interest on the Senior Bank Notes or the MLIC Senior Notes); second, toward the payment of accrued interest on the Senior Bank Notes or the MLIC Senior Notes held by such Creditor; third, toward the payment of prepayment penalty or premium, if any, on the Senior Bank Notes or the MLIC Senior Notes held by such Creditor; and fourth, toward the payment of principal on the Senior Bank Notes or the MLIC Senior Notes held by such Creditor.

         In the event that, following the payment by a Receiving Creditor to one or more other Creditors of any amount attributable to an Excess Guaranty Payment, an amount attributable to such Excess Guaranty Payment shall be recovered from such Receiving Creditor by any Subsidiary Guarantor (including, without limitation, any trustee in bankruptcy of any Subsidiary Guarantor or any creditor thereof), each Creditor which received any such amount from the Receiving Creditor shall promptly repay such amount to the Receiving Creditor, but without interest. In such event, the original payment by the Receiving Creditor in respect of the Excess Guaranty Payment shall be treated as not having been paid to or received by the other Creditors for purposes of the two preceding paragraphs.

         Nothing herein contained shall obligate any Creditor to resort to any set off, application of deposit balance or other means of payment under any Subsidiary Guaranty or avail itself of any recourse by resort to any property of PVC or any Subsidiary Guarantor, the taking of any such action to remain within the absolute discretion of such Creditor without obligation of any kind to the other Creditors to take any such action.

         6. Continuing Obligations and Rights; Assignment. Subject to the provisions hereof and except as otherwise prohibited by contract with PVC, each Creditor may, from time to time, whether before or after termination of this Intercreditor Agreement, at its sole discretion and without notice to the other, take any or all of the following actions with respect to the Obligations owing to such Creditor without affecting any of such Creditor's rights hereunder: (a) amend any of the notes or agreements (now or hereafter existing) evidencing or entered into with respect to any of such Obligations, and (b) increase either the Bank Senior Obligations or the MLIC Senior Obligations provided that no Creditor may hereafter obtain a lien or security interest in any property of PVC or any subsidiary of PVC to secure any of the Obligations unless or until the other Creditor obtains a lien and security interest in such property, and in such event the liens and security interests of each Creditor shall rank equally and be pari passu in priority.

                 Each Creditor may, from time to time, without notice to the other Creditors, and without affecting any of such Creditor's rights hereunder, assign or transfer any or all of the Obligations owing to such Creditor or any interest therein; provided that, a Creditor may not assign any or all of its interest in the Obligations (or any portion thereof) unless and until the assignee or transferee of such Creditor shall agree in a writing delivered to the other Creditors to be bound by the provisions of this Intercreditor Agreement.

         7. Amendment; Waiver. No amendment or waiver of any provisions of this Intercreditor Agreement shall be effective unless the same shall be in writing and signed by all Creditors (and PVC shall be deemed to approve and consent to this Intercreditor Agreement as so amended), and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay on the part of any Creditor in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by such Creditor of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

         8. Notices. Notices and communications under this Intercreditor Agreement shall be in writing and shall be given by (i) hand-delivery, (ii) reliable overnight commercial courier (charges prepaid), or (iii) telecopy, with hard copy to follow by overnight delivery, to the addressee and telecopy numbers listed in this Intercreditor Agreement. Notice by hand delivery shall be deemed to have been given and received upon delivery. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by telecopy shall be deemed to have been given and received when sent. A Creditor may change its address and/or telecopier number by giving written notice to the other Creditors as specified herein.

         9. Entire Agreement. This Intercreditor Agreement embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings of the parties hereto relating to the subject matter herein contained.

         10. Captions. Section captions used in this Intercreditor Agreement are for convenience only and shall not affect the interpretation of the provisions of this Intercreditor Agreement.

         11. Counterparts; Effectiveness: This Intercreditor Agreement may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Intercreditor Agreement shall become effective as of the date hereof when one or more counterparts has been executed and delivered by each of the parties hereto.

         12. Termination. This Intercreditor Agreement shall terminate upon the earlier to occur of (i) the payment in full of all Bank Senior Obligations and the termination of all commitments of the Banks to make loans to PVC under the Bank Credit Agreement or (ii) the payment in full of all MLIC Senior Obligations.

         13. Governing Law. This Intercreditor Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Texas.

         14. Successors and Assigns; Benefit of Agreement. This Intercreditor Agreement is solely for the benefit of the Creditors and their successors and assigns and no other persons, including, without limitation, PVC or any Subsidiary Guarantor, shall have any right, benefit, priority or interest under, or because of the existence of, this Intercreditor Agreement.

         15. Severability. In case any one or more of the provisions contained in this Intercreditor Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Intercreditor Agreement shall not in any way be affected or impaired thereby.

         IN WITNESS WHEREOF, each Creditor has caused this Intercreditor Agreement to be duly executed by its authorized officer(s) as of this 2nd day of August, 1996.


                       METROPOLITAN LIFE INSURANCE COMPANY


                       By:     /s/ JOSEPH A. AUGUSTINI
                               ------------------------------------
                               Name:
                                     ------------------------------
                               Title:
                                      -----------------------------
                               Address:       334 Madison Avenue
                                              Convent Station, New Jersey 07961
                               Telecopy No.:  (212) 578-2508


                       TEXAS COMMERCE BANK NATIONAL ASSOCIATION, individually and as agent


                       By:     /s/ SCOTT H. RICHARDSON
                               ------------------------------------
                               Name:  Scott H. Richardson
                                     ------------------------------
                               Title:  Vice President
                                      -----------------------------
                               Address:       Global Oil & Gas
                                              707 Travis, 5 TCBN-86
                                              Houston, TX 77002
                               Telecopy No.:  (713) 216-4117


                       FIRST UNION NATIONAL BANK OF NORTH CAROLINA


                       By:
                               ------------------------------------
                               Name: Michael J. Kolosowsky
                               Title: Vice President
                               Address:       One First Union Plaza
                                              301 S. College Street, 11th Floor
                                              Charlotte, North Carolina 28288
                               Telecopy No.:  (703) 363-6320
                               Telephone No.: (703) 374-2756

                                           THE FIRST NATIONAL BANK OF CHICAGO


                                           By:     /s/  WILLIAM V. CLIFFORD
                                                   ------------------------------------
                                                   Name:  William V. Clifford
                                                   Title: Vice President
                                                   Address: One First National Plaza
                                                            10th Floor
                                                            Chicago, Illinois 60670
                                                   Telephone No.:  (312) 732-1446
                                                   Telecopy No.:   (312) 732-3055


APPROVED, AGREED AND CONSENTED TO:

PENN VIRGINIA CORPORATION


By:      /s/ STEVEN W. THOLEN
         ------------------------------
Title: Steven W. Tholen, Vice President
           and Chief Financial Officer

                 TERMINATION OF CREDIT AGREEMENT AND GUARANTIES

         THIS TERMINATION OF CREDIT AGREEMENT, dated as of August 2, 1996 (this "Agreement"), is entered into by and among PENN VIRGINIA CORPORATION, a Virginia corporation (herein called "Borrower"), First Union National Bank, a national banking association formerly known as First Fidelity, N.A. ("First Union"). First Union National Bank of Virginia, a national banking association ("First Union-Virginia") and Corestates Bank, N.A., a national banking association ("Corestates" and collectively with First Union and First Union-Virginia, the "Banks") and First Union as agent for the benefit of the Banks (herein such capacity, the "Agent").

                                   RECITALS

         A. Borrower, the Banks and the Agent have heretofore entered into a Loan and Agency Agreement dated as of February 3, 1995, as amended (the "Credit Agreement").

         B. Each of Penn Virginia Resources Corporation, a Virginia corporation and a wholly owned subsidiary of Borrower ("Resources"), Penn Virginia Equities Corporation, a Delaware corporation and a wholly owned subsidiary of Borrower ("Equities"), Penn Virginia Oil & Gas Corporation, a Virginia corporation and a wholly owned subsidiary of Borrower ("PVOG") and Penn Virginia Coal Company, a Virginia corporation and a wholly owned subsidiary of Borrower ("PVCC" and collectively with Resources, Equities and PVOG called the "Subsidiary Guarantors") guaranteed all obligations of Borrower arising under or in connection with the Credit Agreement pursuant to Guaranty Agreements, each dated as of February 3, 1995 (the "Guaranty Agreements").

         C. Borrower, the Subsidiary Guarantors, the Banks and the Agent now desire to terminate each of the Credit Agreement and each of the Guaranty Agreements in its entirety.

                                  TERMINATION

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, Borrower, the Banks and the Agent hereby agree that, as of the date hereof, Borrower shall repay any and all amounts due under or in connection with the Credit Agreement, including without limitation all principal, interest, fees and other amounts due thereunder or in connection therewith, and, also as of the date hereof, each of the Credit Agreement, including without limitation all obligations of the Banks and the Agent to make additional advances thereunder, and each of the Guaranty Agreements shall terminate in its entirety.

         This Agreement shall be governed by and construed under the laws of the State of Texas and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be delivered by facsimile, with actual executed counterparts being delivered promptly thereafter.

                 Executed as of the date first above written.

                                           BORROWER

                                           PENN VIRGINIA CORPORATION

                                           By: /s/ STEVEN W. THOLEN
                                              ------------------------------
                                                   Steven W. Tholen
                                                   Vice President

                                           SUBSIDIARY GUARANTORS

                                           PENN VIRGINIA OIL & GAS CORPORATION

                                           By: /s/ BEVERLY COLE MCGUIRE
                                              ------------------------------
                                           Name: Beverly Cole McGuire
                                                 ---------------------------
                                           Title: Assistant Secretary
                                                 ---------------------------

                                           PENN VIRGINIA COAL COMPANY

                                           By: /s/ BEVERLY COLE MCGUIRE
                                              ------------------------------
                                           Name: Beverly Cole McGuire
                                                 ---------------------------
                                           Title: Assistant Secretary
                                                 ---------------------------

                                           PENN VIRGINIA RESOURCES CORPORATION

                                           By: /s/ BEVERLY COLE MCGUIRE
                                              ------------------------------
                                           Name: Beverly Cole McGuire
                                                 ---------------------------
                                           Title: Assistant Secretary
                                                 ---------------------------

                                           PENN VIRGINIA EQUITIES CORPORATION

                                           By: /s/ BEVERLY COLE MCGUIRE
                                              ------------------------------
                                           Name: Beverly Cole McGuire
                                                 ---------------------------
                                           Title: Assistant Secretary
                                                 ---------------------------

                                           AGENT

                                           FIRST UNION NATIONAL BANK,
                                           AS AGENT

                                           By: /s/ THOMAS C. WOODWARD
                                              -------------------------------
                                               Thomas C. Woodward
                                               Vice President


                                           BANKS

                                           FIRST UNION NATIONAL BANK

                                           By: /s/ THOMAS C. WOODWARD
                                              -------------------------------
                                               Thomas C. Woodward
                                               Vice President


                                           FIRST UNION NATIONAL BANK OF VIRGINIA

                                           By: /s/ LAURENCE M. LEVY
                                              -------------------------------
                                               Laurence M. Levy
                                               Vice President


                                           CORESTATES BANKS, N.A.

                                           By:
                                              -------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

                         TERMINATION OF LINE OF CREDIT


         THIS TERMINATION OF LINE OF CREDIT, dated as of August 2, 1996 (this "Agreement"), is entered into by and among PENN VIRGINIA CORPORATION, a Virginia corporation (herein called "Borrower") and First Union National Bank, formerly known as First Fidelity Bank, N.A., a national banking association ("First Union").

                                    RECITALS

         A. First Union has heretofore established an uncommitted line of credit in favor of Borrower in the principal sum of $10,000,000 (the "Line of Credit").

         B. Borrower and First Union now desire to terminate the Line of Credit in its entirety.

                                  TERMINATION

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, Borrower and First Union hereby agree that, as of the date hereof, Borrower shall repay any and all amounts due under or in connection with the Line of Credit, including without limitation all principal, interest, fees and other amounts due thereunder or in connection therewith, and, also as of the date hereof, the Line of Credit shall terminate in its entirety.

         This Agreement shall be governed by and construed under the laws of the State of Texas and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be delivered by facsimile, with actual executed counterparts being delivered promptly thereafter.

         Executed as of the date first above written.


                                  PENN VIRGINIA CORPORATION

                                  By: /s/ STEVEN W. THOLEN
                                     -----------------------------
                                           Steven W. Tholen
                                           Vice President


                                  FIRST UNION NATIONAL BANK

                                  By: /s/ THOMAS C. WOODWARD
                                     -----------------------------
                                           Thomas C. Woodward
                                           Vice President